EXHIBIT 10.1



                       Exploration Participation Agreement




                        South Timbalier/West Delta Area




                                 By and Between


                               Chevron U.S.A. Inc.

                                       And

                          Ridgewood Energy Corporation

                                    Effective

                                September 1, 2006





                                                             South Timbalier 135
                                                                    Mussel beach








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                                TABLE OF CONTENTS

ARTICLE                                                                                      PAGE

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1.     SUBJECT MATTER, DEFINITIONS, EXHIBITS AND CONSTRUCTION .................................2
       ------------------------------------------------------

   1.1    Subject Matter and Purpose ..........................................................2
   1.2    Defined Terms .......................................................................2
   1.3    Exhibits ............................................................................8
   1.4    Rules of Construction ...............................................................8

2.     CONTRACT ACREAGE .......................................................................9
       ----------------

   2.1    Contract Acreage ....................................................................9
   2.2    Primary Prospect ....................................................................9
   2.3    Additional Opportunities Prospects ..................................................9
   2.4    Area of Mutual Interest ............................................................10
   2.5    Subsequent Well Timing .............................................................11

3.     ASSIGNMENT OF INTEREST ................................................................11
       ----------------------

   3.1    Leasehold Earning and Assignment ...................................................11
   3.2    Assignment Timing ..................................................................12
   3.3    Additional Earning Option ..........................................................12

4.     PROSPECT EVALUATION ...................................................................13
       -------------------

   4.1    Primary Prospect Well Cost Sharing .................................................13
   4.2    Additional Opportunities Prospect Well Cost Sharing ................................15
   4.3    Well Over-expenditure Limitation ...................................................16
   4.4    Rights Limitation on Use of Existing Wells .........................................17
   4.5    Well Takeover Provisions (Deleted) .................................................17
   4.6    Protection from Drainage ...........................................................17

5.     FARMOUT OPTION ........................................................................17
       --------------

   5.1    Exhibits ...........................................................................17
   5.2    Chevron's Participation Options and Overriding Royalties ...........................18
   5.3    General Farmout Agreement Terms and Conditions .....................................19
   5.4    Impenetrable Substances ............................................................22
   5.5    Overriding Royalties  ..............................................................22

6.      PRESSURE COMMUNICATION AND COMMON RESERVOIRS .........................................23
        --------------------------------------------

   6.1    Pressure Communication Restriction .................................................23

7.     OPERATING AGREEMNT ....................................................................24
       ------------------

   7.1    Offshore Operating Agreement .......................................................24


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   7.2    Designation of Operator ............................................................24

8.     ADDITIONAL PARTNERS/CO-VENTURERS ......................................................25
       --------------------------------

   8.1    Chevron's Right to Transfer Its Interest ...........................................25

9.     ACREAGE RELEASE .......................................................................25
       ---------------

   9.1    Option to Release Acreage ..........................................................25
   9.2    Rights Termination .................................................................25
   9.3    Automatic Release ..................................................................25

10.    NOTICES ...............................................................................26
       -------

   10.1   Notices ............................................................................26
   10.2   Change in Designated Representative ................................................27

11.    EXISTING AGREEMENTS ...................................................................27
       -------------------

  11.1    Existing Agreements ................................................................27

12.    RIGHTS RESERVED .......................................................................27
       ---------------

    12.1 Lease Rights Reservations ...........................................................27

13.    PRODUCTION PROCESSING AND CONTRACT OPERATIONS .........................................28
       ---------------------------------------------

   13.1   Production Processing ..............................................................28
   13.2   Contract Operations ................................................................29
   13.3   Use of Existing Facilities .........................................................29
   13.4   No Duty to Replace Existing Facilities .............................................30

14.    TAX MATTERS ...........................................................................30
       -----------

   14.1   Tax Partnership Provision ..........................................................30
   14.2   Internal Revenue Provision .........................................................30
   14.3   Allocation of Tax Liabilities ......................................................31

15.    GEOPHYSICAL DATA ......................................................................31
       ----------------

   15.1   Proprietary Seismic Data ...........................................................31
   15.2   Speculative Seismic Data ...........................................................32

16.    MINIMUM ROYALTY AND LEASE MAINTENANCE .................................................32
       -------------------------------------

   16.1   Annual Rental and Minimum Royalty Payments .........................................32
   16.2   Royalty Relief .....................................................................33
   16.3   Net Profit Provision ...............................................................34
   16.4   Take-in-Kind Election ..............................................................35

17.    MEDIA RELEASES .... ...................................................................35
       --------------

   17.1   Public Announcements ...............................................................35
   17.2   Media Releases .....................................................................36

18.    FILES .................................................................................36
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   18.1   Access to Files ....................................................................36

19.    ASSIGNMENTS AND TRANSFER OF INTEREST ..................................................37
      -------------------------------------

   19.1   Assignment of this Agreement .......................................................37
   19.2   Lease or Prospect Successors and Assigns ...........................................38

20.    CONFIDENTIALITY .......................................................................38
       ---------------

   20.1   Confidentiality ....................................................................38
   20.2   Speculative Seismic Data ...........................................................39
   20.3   Disclosure of Confidential Data ....................................................39
   20.4   Risk of Use of Confidential Data ...................................................40

21.    GOVERNING LAW .........................................................................40
       ------------

   21.1   Choice of Law.......................................................................40
   21.2   Future Litigation and Claims .......................................................40

22.    FORCE MAJEURE .........................................................................41
       -------------

   22.1   Force Majeure .....................................................................41

23.    DISPUTE RESOLUTION ....................................................................42
       ------------------

   23.1   Dispute Resolution .................................................................42
24.    TERMINATION ...........................................................................42
       -----------
   24.1   Termination ........................................................................42
   24.2   Lease Expiration or Termination ....................................................42
   24.3   Agreement Extension ................................................................43

25.    INDEMNITY .............................................................................43
       --------

   25.1   Indemnity ..........................................................................43

26.    BREACH ................................................................................44
       ------

   26.1   Breach .............................................................................44

27.    DISCLAIMER OF WARRANTY ................................................................44
       ----------------------

   27.1   Disclaimer of Warranty .............................................................44

28.    GENERAL PROVISIONS ....................................................................45
       ------------------

   28.1   Prospects Treated Separately .......................................................45
   28.2   Non-Interference ...................................................................45
   28.3   Governmental Approvals .............................................................45
   28.4   Amendments .........................................................................46
   28.5   Declaration of Agreement ...........................................................46
   28.6   Other Rights, Remedies Reserved ....................................................46
   28.7   No Waiver ..........................................................................46
   28.8   No New Lease Burdens ...............................................................46

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   28.9   Permitting Cost Sharing ............................................................47
   28.10  Audit Rights .......................................................................47
   28.11  Severability .......................................................................47
   28.12  Entire Agreement ...................................................................47
   28.13  Further Assurances .................................................................48
   28.14  Surviving Obligation................................................................48
   28-15  Conflict of Terms ... ..............................................................48
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                                      LIST OF EXHIBITS
                                      ----------------

                 Exhibit "A"         Primary Prospect(s)

                 Exhibit "B"         Additional Opportunities Prospect(s)

                 Exhibit "C"         List of Existing Agreements, Restrictions,
                                     Exceptions and Obligations

                 Exhibit "D-1"       Form of Operating Rights Assignment

                 Exhibit "D-2"       Form of Assignment with Reservation of ORRI

                 Exhibit "E"         Offshore Operating Agreement

                 Exhibit "F"         Dispute Resolution Procedure

                 Exhibit "G"         Declaration of Agreement

                 Exhibit "H"         Processing Agreement

                 Exhibit "I"         Area(s) of Mutual Interest




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                                        V


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                       EXPLORATION PARTICIPATION AGREEMENT


         THIS EXPLORATION PARTICIPATION AGREEMENT ("Agreement") is made and entered into effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc., a Pennsylvania corporation hereinafter sometimes referred to as "Chevron" and Ridgewood Energy Corporation, a Delaware corporation hereinafter sometimes referred to as "Ridgewood or "Company". Chevron and Company are sometimes hereinafter referred to individually as "Party" and/or collectively as "Parties."


                                   WITNESSETH:


         WHEREAS, Company has expressed a desire to secure the right to earn and subsequently own certain leasehold interests currently owned by Chevron in the Outer Continental Shelf, Offshore in the Gulf of Mexico; and


         WHEREAS, Chevron is desirous of having an entity with proven expertise in oil and gas operations the United States to evaluate, through exploratory drilling, the hydrocarbon potential on a portion of 1 leasehold currently owned by Chevron in such area; and


         WHEREAS, Company has demonstrated its ability to find commercial quantities of hydrocarbons various locations throughout the United States and is willing to commit financial and personnel resources now and in the future to explore and develop the acreage of Chevron as described herein; and


         WHEREAS, Chevron is agreeable to grant Company the right and option to explore certain Chevy leasehold along with Chevron to earn an interest in such leasehold all as more particularly set forth below.


         NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing to 1 Parties hereto, the sufficiency of which is hereby acknowledged, the Parties hereto agree that the following v constitute the agreement between Chevron and Company concerning the drilling of various wells hereinafter described on the "Contract Acreage" hereinafter identified and, upon the satisfaction of certain conditions contained herein, the acquisition of interests by Company from Chevron. This Agreement upon execution Chevron and Company will terminate, supersede and replace all prior agreements and oral conversations between Chevron and Company regarding the transaction set forth herein including, but not limited to, that certain Letter intent from Company to Chevron dated August 10, 2006.

                                    ARTICLE 1

1.      SUBJECT MATTER, DEFINITIONS EXHIBITS AND CONSTRUCTION
        ---------------------------------------------------


        1.1   Subject Matter and Purpose.
              ---------------------------
        The subject matter of this Agreement is the exploration and development of the Contract Acreage, defined below, by Company and Chevron pursuant to the terms and conditions hereinafter provided together with the rights and obligations of Company and Chevron concerning such exploration and development of the Contract Acreage.


        The purpose of this Agreement is to provide a means whereby Chevron is to make available I Company acreage for the drilling of Exploratory Wells by Chevron and Company and possible Third Parties in an attempt to find and develop economic reserves for the benefit of the Parties. It is contemplated that situations will arise during the term of this Agreement that is not specifically covered herein. In the event the, situations do arise the Parties agree, in the spirit of cooperation, to use all reasonable efforts to resolve such situations to the mutual benefit of all Parties.


        1.2   Defined Terms.
              --------------

        For purposes of this Agreement, including the Exhibits, except as otherwise expressly provided, the terms defined in this Section 1.2 have the meanings assigned to them herein and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.


        "AFE" means the formal Authority for Expenditure prepared by a Party to this Agreement, for the purpose of estimating and fixing the participation interests of the Parties for the Well Costs to be incurred in connection with a proposal to drill, deepen, or sidetrack a well hereunder.


        "Additional Opportunities Prospects" mean the Prospects identified by the Parties listed on Exhibit "B".


        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling c controlled by, or under common control with, such Person. For purposes of this definition, the term "control] (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control ( with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or

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otherwise, and specifically with respect to a corporation, partnership or limited liability company means 1) ownership of fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as partner in such partnership or as a member of such limited liability company, or 2) a limited liability company whereby a Party is its designated general manager having full, exclusive and complete discretion in the management and control of said entity.


        "Agreement" means this Exploration Participation Agreement between Chevron and Company including the Exhibits attached hereto or referred to herein.


        "Area of Mutual Interest" or "AMI" means the area(s) and block(s) listed on Exhibits "A", B" an "I" attached hereto.


        "Available Acreage" means Chevron's interest in the acreage and those aliquots and depths describe on Exhibits "A" and "B" attached hereto and made a part hereof.


        "Business Day" means a day on which the Minerals Management Service New Orleans Region, Office is open for business.


        "Casing Point" means that point in time when a well has reached the Objective Depth, and all log cores and other tests have been completed, the results thereof have been furnished to all Parties, and operator has made its' recommendation for further operations at Objective Depth under the terms of the applicable Operating Agreement.


        "Chevron ACP Interest" means the interest of Chevron and any Third Parties in the Prospect(s) an Lease(s) as listed on Exhibits "A" and "B" entitled "CHEVRON Interest AFTER Casing Point."


        "Chevron BCP Interest" means the interest of Chevron and any Third Parties in the Prospect(s) an Lease(s) as listed on Exhibits "A" and "B" entitled "CHEVRON Interest BEFORE Casing Point."


        "Company ACP Interest" means the interest of Company in the Prospect(s) and Lease(s) as listed o Exhibits "A" and "B" under the column titled "COMPANY Interest AFTER Casing Point" for any Prospect in which it participates and earns.

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        "Company BCP Interest" means the interest of Company in the Prospect(s)
and Lease(s) as listed on Exhibits "A" and "B" under the column titled "COMPANY Interest BEFORE Casing Point" for any Prospect in which it participates and earns.


        "Contract Acreage" means collectively those aliquots and depths of the Lease(s) and lands described as Available Acreage on Exhibits "A" and "B" attached hereto and made a part hereof plus any acreage that becomes jointly owned pursuant to Section 2.4, LESS AND EXCEPT THE EXCLUDED PROPERTY as defined herein.


        "Effective Date" means the effective date of this Agreement, being 7:00 a.m., Central Standard Time, September 1, 2006.


        "Emma Beach Sand" means that certain geologic interval, the earning well for which will be drilled to a depth of 18,000 feet TVD SS, and being the primary objective and Objective Depth for the Initial Test Well for Emma Beach Prospect as shown in that Prospect's AFE.


        "Excluded Property" means all of Chevron's right, title and interest in and to the following for each of the Primary and Additional Prospect
Opportunities: (1) the oil and gas lease(s) issued by the United States of America and listed on Exhibits "A" and "B" as to all lands and depths covered thereby, which are not described as available for earning by Company for that particular Prospect on Exhibits "A" and "B" hereto, and those aliquots and depths of the Leases(s) which are described as available for earning by Company for that particular Prospect on Exhibits "A" and "B" hereto, but were not earned by Company prior to expiration of that particular Prospect's time period allowed for earning under the terms of this Agreement; (2) all Existing Facilities; and,
(3) all production from or through the lease(s), Lease(s), lands, depths, wells and facilities described in (1) and (2) of this definition, produced and sold prior to and after the Effective Date; and, (4) all revenues received by Chevron from the sale of production or otherwise derived by Chevron therefrom, described in items (1), (2) and (3) of this definition. The Parties do hereby agree and acknowledge that it is the intent of this Agreement to expressly exclude any and all earning rights for Company to earn or have in any reservoir(s) strata or sands currently producing or producible from any existing wellbore(s) located on the lease(s) or Leases(s), and that such determination shall be made solely by Chevron, in good faith. Any reservoir(s), strata or sands currently producing or producible from any existing wellbore(s) located on the Leases(s) shall be deemed Excluded Property.

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        "Existing Facilities" means all property located on or associated with the Contract Acreage as of the Effective Date used or held for use in connection with the production, treatment, gathering, storage and compression of oil and/or gas from, on, or attributable to the Lease(s) listed on Exhibits "A" or `B", including but not limited to, (1) platforms, wells, caissons, fixtures, tanks, pumps, pipelines, appurtenances and improvements, (2) all equipment or material permanently or temporarily located on the Contract Acreage; and, (3) other structures located on or used in connection with the Lease(s); together with any future items described in (1), (2) and/or (3) hereinabove installed for or used in connection with any rights reserved unto Chevron under this Agreement, including but not limited to, the drilling, reworking, recompleting, sidetracking or deepening of any wells, current or future, by or on the behalf of Chevron to depths comprising the Excluded Property and for the use or benefit of the Excluded Property.


        "Exploratory Objective" means any zone, interval or horizon not in pressure communication with a zone, interval or horizon that is currently producing or is currently known to be capable of producing oil and/or gas from an existing wellbore located on a Lease.

        "Exploratory Well" means a well proposed to be drilled to evaluate an Exploratory Objective. A well will be considered an Exploratory Well if any bona fide objective in a well is an Exploratory Objective, even if other objectives in the well do not qualify as Exploratory Objectives. Any substitute well for a previously drilled Exploratory Well will be considered an Exploratory Well if and only if the substitute well is proposed to be drilled to not less than the Objective Depth of the unsuccessful Exploratory Well it is replacing.


        "Farmout Agreement" means a mutually acceptable form of agreement to be entered into by the Parties for a Prospect in the event Chevron elects not to participate in the Initial Test Well, and Company agrees to assume and bear, either solely or with any Third Parties, one hundred percent (100%) of the costs and risks of said operation.


        "Holly Beach Sand" means that certain geologic interval, the earning well for which shall be drilled to a depth of 21,000 feet TVD SS, and being the primary objective and Objective Depth for the Initial Test Well for Holly Beach Prospect as shown in that Prospect's AFE.


        "Initial Test Well" will be the Exploratory Well proposed by Chevron or Company and drilled after the Effective Date of this Agreement on each Prospect located on the Exhibit "A" or Exhibit "B" Lease(s).

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        "Lease(s)" means the oil and gas Lease(s) issued by the United States of
America as listed on Exhibits "A" and "B", but as may be depth, aliquot or interest limited thereby.


        "Mussel Beach Sand" means that certain geologic interval, the earning well for which will be drill to a depth of 19,600 feet TVD SS or to a depth sufficient to adequately test the Tex-X Sand, as seen on the TGS Deep Resolve PSTM seismic data, in line 9770, cross line 9753, 4320 ms,, whichever is the lesser, and being the primary objective and Objective Depth for the Initial Test Well for Mussel Beach Prospect as shown in that Prospect's AFE.


        "Objective Depth" means the total depth of an Initial Test Well or Substitute Well(s) as specified the formal drilling AFE for such well for each Prospect as shown on Exhibits "A" and "B".


        "Operating Agreement" means the offshore operating agreement to be entered into or ratified by the Parties in accordance with the provisions of this Agreement to govern and bear upon notice requirements and well operations, but not the participation elections, for the Available Acreage until reaching Casing Point, of the Parties on wells drilled under this Agreement. No grant of any operating agreement interest is intended in or the Available Acreage until earned under this Agreement.


        "Operating Rights" means all of the rights, obligations, liabilities and attributes of a working interest ownership covering less than all depths, and potentially less than the entire surface area, in and on a Lease.


        "Person" means, and will be interpreted broadly to include, without limitation, any individual corporation, association, company, limited liability company, trust, estate, partnership, joint venture unincorporated organization, other business entity, any government or any department or agency thereof or any other legal entity.


        "Primary Prospect(s)" means that certain Prospect identified by Chevron and listed on Exhibit "A".


        "Prospect" means an area believed to encompass an accumulation(s) of hydrocarbons having one or more productive formations. The area encompassing these accumulations will be described on a surface acreage or aliquot basis and subject to any depth limitations as specified on Exhibits "A" or "B" or as agreed' by the Parties.

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        "Record Title" means all of the Chevron rights, obligations, liabilities and attributes of a working interest ownership covering all depths in and on a Lease.


        "Representatives" means the directors, officers, supervisors, employees, partners, lender, consultants, attorneys and legal counsel, financial advisors, accountants, marketing representatives and other agents of the Parties.


        "Reservoir" means a subsurface porous, permeable rock body that contains or is thought to contain an accumulation of oil and/or gas, separated by faulting or other subsurface anomaly from other areas containing accumulations of oil and/or gas in the same or different strata.


        "Skipper's Canyon Sand" means that certain geologic interval, the earning well for which will be drilled to a depth of 19,520 feet TVD SS or to a depth sufficient to adequately test the Skipper's Canyon Sand as seen on the TGS Deep Resolve PSTM seismic data in line 9851, cross line 9381, 4516 ms, whichever is the (lesser, and being the primary objective and Objective Depth for the Initial Test Well for Skipper's Canyon Prospect as shown in that Prospect's AFE.


        "Substitute Well" means a well proposed by a Party to the Objective Depth of a Prospect as listed or Exhibits "A" or "B", as a result of the Initial Test Well, or a previous Substitute Well, on such Prospect no reaching its Objective Depth.


        "Successful Well" means a well determined by the Minerals Management Service (or meeting the requirements of the Minerals Management Service without a written determination as mutually agreed by the Parties) to be a producible well pursuant to 30 CFR Part 250, Subpart A, or any successor regulation, for the (Lease(s) located in Federal offshore waters, as used in Articles 3, 4 and 5 and if actually completed for. production by a Party hereto.


        "Third Parties" means a Person not a Party to this Agreement.

        "Well Costs" means the costs and expenses of all services and materials shown on the AFE and use (and associated with drilling, sidetracking, deepening and testing a well hereunder, including, but not limited t0 (the costs and expenses associated with the following items: (1) permitting with applicable government agencies (2) drill site preparation and facility modifications (including removal of existing conductors due to structural load requirements, but excluding hazard surveys, which are provided for in Section 15.2 of this Agreement); (3) actual drilling, deepening or sidetracking operations

(including mobilization and demobilization of the rig to the( drill site); (4) logging, coring and testing of the well for the presence of oil and/or gas; (5) the costs of plugging and abandonment if the well is not completed for production; and (6) the cost to temporarily abandon a well. Al such costs and expenses will be determined in accordance with the accounting procedure attached to the applicable Operating Agreement.


        1.3   Exhibits.
              ----------
        The following Exhibits are attached hereto and incorporated herein by reference:

              Exhibit "A"       Primary Prospect

              Exhibit "B"       Additional Opportunities Prospect(s)

              Exhibit "C"       List of Existing Agreements, Restrictions,
                                Exceptions and Obligations For Primary Prospect

              Exhibit "D-1"     Form of Operating Rights Assignment

              Exhibit "D-2"     Form of Assignment with Reservation of ORRI

              Exhibit "E"       Offshore Operating Agreement

              Exhibit "F"       Dispute Resolution Procedure

              Exhibit "G"       Declaration of Agreement

              Exhibit "H"       Processing Agreement

              Exhibit "I"       Area(s) of Mutual Interest


        1.4   Rules of Construction.
              ----------------------

        For purposes of this Agreement:
        (a) Unless the context otherwise requires: (1) "or" is not exclusive;
        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States of America; (3) words in the singular include the plural, and words in the plural include the singular; (4) words in the masculine include the feminine, words in the feminine include the masculine and words with appropriate correlative meanings include such correlative meanings; (5) any date specified for any action that is not a Business Day will be deemed to mean the first Business Day after such date; (6) reference to a Person includes such Person's successors and assigns and, in the case of governmental bodies, Persons succeeding to their respective functions and capacities; (7) any amounts due or payable under this Agreement will be paid in United States currency and (8) the use of the words "contribute, contributing or contribution" will refer to a payment due from one Party to the other as specified herein or in the applicable Operating Agreement.

        (b) References to Articles and Sections are, unless otherwise specified, to Articles and Sections o this Agreement. Neither the captions to Articles or Sections thereof nor the Table of Contents will bi deemed to be a part of this Agreement but are added for convenience only.
        (c) References herein to any agreement or other instrument will, unless the context otherwise( requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, modified, supplemented, amended or extended. There is no incorporation b, reference herein unless expressly so stated.




                                    ARTICLE 2

2.      CONTRACT ACREAGE
        ----------------


            2.1   Contract Acreage.
                  -----------------
            This Agreement will cover only the Available Acreage as described in Exhibits "A" and "B". Should an3 acreage be jointly acquired pursuant to the provisions of this Agreement as stated in Section 2.4 below, then said newly acquired acreage will automatically become part of the Contract Acreage.


            2.2   Primary Prospect
                  ----------------
            Attached hereto as Exhibit "A" is the Prospect Chevron has identified covering a portion of the Lease(s; subject to this Agreement. Prior to the execution of this Agreement, a technical presentation was given to Company by Chevron covering the Prospect. No acreage associated with the Prospect listed on Exhibit "A" will be expanded or contracted without the mutual consent of the Parties. Notwithstanding the above, no approval by the Parties will be required for the expansion of a Prospect as a result of acreage acquired by Chevron pursuant to the provisions stated in Section 2.4; it being understood that any such acreage acquired by Chevron pursuant to the provisions stated in Section 2.4 would automatically be included in the affected Prospect, but limited as to depth: available for earning in that particular Prospect pursuant to Exhibit "A".


            2.3   Additional Opportunities Prospects.
                  -----------------------------------
            Exhibit "B" consists of a list of the Prospects, other than the Primary Prospect, associated with the Lease(s), where a technical presentation has been given to Company by Chevron. In accordance with the provisions stated in this Agreement, it is anticipated the Parties may, under the terms hereof evaluate the hydrocarbon potential on these Exhibit "B" Prospects to determine whether or not the Parties are interested in drilling an Initial Test Well on these Prospects. Unless mutually agreed by the Parties before, during or subsequent to the evaluation described herein regarding the Prospects listed on Exhibit "B", each Prospect on Exhibit "B" will not be expanded or contracted to include or exclude acreage. Notwithstanding the above, approval of any expansion to a Prospect will not apply to acreage acquired by Chevron pursuant to the provisions stated in Section 2.4; it being understood that any such acreage acquired by Chevron pursuant to the provisions stated in Section 2.4 would automatically be included in the affected Prospect, but limited as to depths available for earning in that particular Prospect pursuant to Exhibit "B".


            2.4   Area of Mutual Interest.
                  ------------------------
            Should Company either (i) acquire an interest in an oil and gas lease covering any of the blocks or acreage in such Prospect identified on Exhibits "A", "B" or "I," or any portion of such blocks or acreage, or (ii) acquire the right to acquire an interest in an oil and gas lease covering any of the blocks or acreage identified in such Prospect, or (iii) acquire an interest in an oil and gas lease covering any of the blocks or acreage identified on Exhibit "A", "B" or "I" for such Prospect should the original Lease expire or terminate before termination of this Agreement, then Chevron shall have the right but not the obligation to acquire from Company up to seventy-five percent (75%) interest and/or right(s) acquired by Company covering any of the blocks or acreage identified on Exhibit "A", "B" or "I". Chevron shall be notified in writing by Company within thirty (30) days of such acquisition and will provide all of the terms and conditions of the offer to Chevron with said notice, and Chevron shall have thirty (30) days after receipt of such notice to advise Company whether or not Chevron elects to acquire its proportionate share of the interest and/or rights acquired by Company. If Chevron elects to exercise its right under this Agreement, the consideration owed by Chevron to Company will be equal to all the consideration paid and/or tendered by Company for such interest and/or right attributable to Chevron's proportionate share. Should Chevron acquire any interest, or acquires a right to acquire any interest in any acreage listed on Exhibits "A", "B" or "I" prior to Company earning an interest in the Leases included in the Prospect covering such acreage, Chevron shall include the acquired acreage, or right to acquire acreage, in such Prospect for all purposes under this Agreement, but said inclusion shall be limited as to depths available for earning in that particular Prospect pursuant to the applicable Exhibit "A" or "B".


            After earning an interest in the Leases in a Prospect by Company, the applicable Operating Agreement will control the obligations between the Parties in the AMI for such Prospect established under the Operating Agreement, which will consist of the acreage identified on Exhibits "A", "B" and "I" for such Prospect, plus any acreage added to such Prospect pursuant to this Agreement, if any.


            This AMI obligation will be binding upon and will inure to the Parties hereto, for the longer period of either (i) this Agreement or (ii) the applicable Operating Agreement, or (iii) December 31, 2008.

2.5  Subsequent Well Timing
     ----------------------

        Notwithstanding the applicable Operating Agreement under Article 7 of this Agreement or a Farmout Agreement pursuant to Article 5, Chevron and Company agree that, in connection with Company earning an interest in any Prospect, whether pursuant to this Agreement or a Farmout Agreement pursuant to Article 5, no subsequent proposal will be made by Chevron or Company to drill or sidetrack another well in or to that Prospect until the earlier of one (1) year after drilling rig de-mobilization from that Prospect's earning well or after ninety
(90) days of production from that Prospect's earning well, except with consent of Chevron; Company, and any Third Party similarly bound by Chevron with respect to that Prospect, or unless required to be drilled by the United States government or to prevent expiration of an oil, gas and mineral lease in that Prospect.




                                    ARTICLE 3

3.      ASSIGNMENT OF INTEREST
        ----------------------


        3.1 Leasehold Earning and Assignment.
        -------------------------------------
        Exhibit "A" lists the current ownership interests of Chevron in the Primary Prospect Lease(s). Exhibit "A" also lists the portions of Chevron's interest, based on 100% leasehold working interest in the Lease(s), that Chevron shall assign to Company subject to satisfaction by Company of the earning provisions stated in this Article 3 during the term of this Agreement. The rights of Company to earn interests in the Primary Prospect under the terms of this Agreement shall not extend beyond December 31, 2007, and no Initial Test Well or Substitute Well for a Primary Prospect may be proposed by either Party after said date. Prospect acreage earned and the assignment(s) due will cover Operating Rights Interest as to the Company ACP Interest in and to the acreage and depths listed on Exhibit "A" in that portion of the Lease(s) in the Prospect, and on a form of assignment as shown on Exhibits "D-1"or "D-2", as applicable, and subject to the reversionary rights of Chevron as stated in said assignment(s), for recordation by the Parties in the public records of the adjacent parish. Company shall promptly file any and all assignments made pursuant to this Agreement or a Farmout Agreement in the public records of the adjacent parish and as a non-required filing (for any assignment of a Prospect which is included in or subject to a federal unit agreement), or required fling, for any assignment of a Prospect which is not included in or subject to a federal unit agreement), whichever is applicable, with the Minerals Management Service for the Lease(s) assigned hereunder and timely provide Chevron a certified copy with recordation data. Any assignment earned by Company and made by Chevron for an Additional Opportunities Prospect(s) as shown on Exhibit "B" will be under the terms and conditions as provided for herein. Any assignment made by Chevron as a result of this Agreement will be made specifically subject to this Agreement, and to the restrictions, exceptions, limitations and obligations stated in the agreements listed on Exhibit "C", as applicable, for that portion of the Lease(s) to be assigned. These agreements will be referenced in any assignment made. An assignment will only be earned by Company:

       (a) Upon (i) Company's participation in an Initial Test Well on a Prospect, (ii) which reaches its Casing Point for the Objective Depth, and (iii) regardless if the well is a Successful Well or not in the Available Acreage for that Prospect, then Company will be entitled to an assignment of the Company ACP Interest in that portion of the Lease(s) included in the Prospect as to the Available Acreage for that Prospect;

              or

       (b) Upon (i) Company's participation in an Initial Test Well on a Prospect, (ii) which fails to reach its Casing Point for the Objective Depth, and (iii) and the Parties mutually agree to cease furher drilling operations in the Initial Test Well, then Company will retain the right to earn an assignment of the Company ACP Interest in that portion of the Lease(s) included in the Prospect, provided Company satisfes the requirements for earning in accordance with the provisions of Section 4.1 or 4.2 covering the drilling of a Substitute Well for such Prospect.


       3.2    Assignment Timing.
              ------------------

       As soon as reasonably possible, but no later than thirty (30) days after any earning event as specifed in Article 3.1, Chevron shall forward to Company the applicable executed assignments of and for that earned portion and depth of the Lease(s) in the Prospect as provided in Article 3.1. Should Company fail to meet its fnancial obligations as described in this Agreement, or under the applicable Operating Agreement, Chevron shall have the right and option to withhold execution and delivery of the earned assignments until any funds owed have been properly paid.

       3.3    Additional Earning Option.
              --------------------------

       During the term of this Agreement, and subject to Company's obligation to participate in the drilling of the Initial Test Well for the Primary Prospect under the terms of this Agreement,, Company will have the option to elect to participate in the drilling of an Initial Test Well on the Prospects listed on Exhibit "B" and to earn rights hereunder by approving a formal drilling AFE for each Prospect within thirty (30) days of its receipt. Failure to approve a formal AFE will be deemed an election not to participate as of the date upon which the thirty (30) day election period expires. In no event will this right to participate continue to exist afer December 31, 2007 (said date shall be extended to December 31, 2008, but only upon Company's formal election to participate in the drilling of the Initial Test Well for either Skipper's

Canyon or Holly Beach) and no Exhibit "B" Initial Test Well may be proposed by either Party after said date, unless mutually agreed to by the Parties. Upon Company's election not to participate in a particular Prospect listed on Exhibit "B", any and all earning rights for that Prospect will terminate as of the date of Company's election and the particular Prospect will thereafter be excluded from this Agreement.


In no event will Company have the right to propose the drilling of an Initial Test Well for any Additional Opportunities Prospect prior to the time that it has earned an interest in the Primary Prospect under the terms of this Agreement.


                                    ARTICLE 4

4.      PROSPECT EVALUATION
        -------------------


        4.1     Primary Prospect Well Cost Sharing.
                -----------------------------------
        Chevron shall have the sole right and obligation to propose to Company the operations for the drilling of an Initial Test Well on the Primary Prospect listed on Exhibit "A". It is anticipated drilling operations will commence on or before December 1, 2006 for said Primary Prospect (Mussel Beach), subject, however, to receipt of all regulatory and permitting approvals, weather delay, delivery of materials, (e.g. pipe) and rig availability. When proposing an Initial Test Well for the Primary Prospect, Chevron shall provide Company, a formal AFE detailing the specifications of the well to be drilled for Company's information on or before thirty (30) days prior to commencement of actual drilling operations.


The Parties will have and each undertakes, by the execution of this Agreement, the obligation to participate in the proportions provided for herein, but subject to those certain provisions of the applicable Operating Agreement and this Agreement, for the drilling of an Initial Test Well of the Primary Prospect listed on Exhibit "A" and further subject to Company's receipt of a formal Chevron AFE to drill the Initial Test Well for the Primary Prospect.


For the Primary Prospect listed in Exhibit "A", Company will have and undertakes the obligation of paying a disproportionate share of the Well Costs for the Initial Test Well based on the Company BCP Interest for that Prospect as listed on Exhibit "A" until Casing Point or until one hundred twenty percent (120%) of the estimated funds to drill the Initial Test Well, whichever occurs first, as stated in the AFE provided by Chevron under this Article 4.1, have been spent in the drilling of the Initial Test Well. Upon the earlier of the two conditions stated directly above being met by Company, Company will have and will undertake the obligation of paying and bearing its share of any additional or further cost, risk or expense associated with the Initial Test Well to Casing

Point, based on the Company ACP Interest for the Primary Prospect, upon which the Initial Test Well is located, and subject to Company retaining all of its Company BCP Interest obligations for that Prospect, including the obligation of Company to bear its share of the plug and abandonment costs at the Company BCP Interest if the Initial Test Well is not completed for production.


The Parties will each have the option and election to participate in the drilling of a Substitute Well(s) for the Primary Prospect. Either Party may timely propose such Substitute Well. Should Company elect to participate in the drilling of a Substitute Well, Company's disproportionate spending obligation for that Prospect, as described in Article 4.1 above, will continue until Casing Point or until the cumulative and combined costs of the Initial Test Well and Substitute Well exceed one hundred twenty percent (120%) of the estimated funds to drill the Initial Test Well, whichever occurs first, as stated in the AFE provided by Chevron. The cost of any operation conducted thereafter will be shared by the participating Parties in the Substitute Well in accordance with the respective Company ACP Interest in the Substitute Well, except for the obligation of Company to bear its share of the plug and abandonment costs at the Company BCP Interest if the Substitute Well is not completed for production.


        Upon Company earning an Operating Rights interest assignment as described in Article 3.1 in the Primary Prospect, the provisions of the applicable Operating Agreement will control the rights, obligations, options and elections of the Parties thereafter for that particular Prospect.


        Should Company elect not to participate in the drilling of a Substitute Well for the Primary Prospect before earning rights in and to the Primary Prospect, as provided herein, Company's rights to earn an interest in that Prospect and this Agreement will terminate, effective with such election, and without the obligation of Chevron to drill such well, and Company will forfeit all unearned rights.


        Should Chevron or Company propose and should Chevron and Company elect to participate in a Substitute Well for the Primary Prospect, Chevron shall bear and pay only its Chevron BCP Interest share of the Well Cost of the Substitute Well for the Primary Prospect until Casing Point or until the Company's cumulative and combined costs of the Initial Test Well and Substitute Well exceed one hundred twenty percent (120%) of the estimated funds to drill the Initial Test Well, whichever occurs first, as stated in the AFE provided by Chevron. Thereafter Chevron's costs and risks will be borne in accord with the Chevron ACP Interest. Should Chevron elect not to participate in the drilling of a Substitute Well for the Initial Test Well for the Primary Prospect for a Substitute Well in which Company elects to participate, it shall offer to farmout as applicable, all of its interest in the Primary Prospect, as specified in Article 5, for that Primary Prospect. Failure by Chevron to timely make an election pursuant to the response periods provided in the applicable Operating Agreement will be deemed an election by Chevron to not participate in such operation and to farmout under Article 5.


        4.2     Additional Opportunities Prospect Well Cost Sharing.
                ---------------------------------------------------
        Rights to earn any interest on and in the Exhibit "B" Additional Opportunities Prospects will not vest in Company, until it has earned an interest in the Primary Prospect (Mussel Beach). Subject to the provisions of
Article 3.3, should either Party propose the drilling of an Initial Test Well on an Exhibit "B" Prospect, it will provide the other Party with an AFE detailing the specifications of the well to be drilled. Either Party will have the option, but not the obligation, to elect to participate in the drilling of an Initial Test Well on any such Prospect listed on Exhibit "B" for thirty (30) days from the receipt of the formal AFE. Should each of the Parties timely elect to drill an Initial Test Well on any Prospect listed on Exhibit "B", Company and Chevron will each have and bear the obligation of paying its share of the Well Cost as set out in Exhibit "A", on the same terms and conditions as for the Primary Prospect, and, except for Holly Beach and Skipper's Canyon Prospects, subject to the level of interest participation actually elected and assumed by Company in such Additional Opportunities Prospect. Company's level of interest participation elected and assumed by Company for a particular Additional Opportunities Prospect Initial Test Well must conform to the conditions that (i) Company's ACP Interest may not exceed an undivided twenty-five percent (25%) in that well, and (ii) Company's BCP Interest in that well shall be one hundred sixty-eight percent (168%) of Company's ACP Interest in that well, unless mutually agreed otherwise by the Parties. Notwithstanding anything to the contrary, it is stipulated and agreed to by Chevron and Company that Chevron shall not propose an Initial Test Well for Skipper's Canyon Prospect for Company's consideration prior to reaching total depth drilled in the Initial Test Well including any subsequent operations such as sidetracking or deepening of said well and the results of all logging and testing operations being furnished to the Parties.


        The Parties have the option to elect to participate, for thirty (30) days from the receipt of the formal AFE, in the drilling of a Substitute Well(s) for the Additional Opportunities Prospects under the terms of this Agreement. Should Company elect to participate in a Substitute Well for the Additional Opportunities Prospects, the terms of this Agreement will apply and upon earning an interest as described in Article 3.1 herein, the provisions of the applicable Operating Agreement will then control the rights, obligations, elections and options of the Parties thereafter for that particular Prospect.


        Should Company elect not to participate in the drilling of a Substitute Well before earning the available rights in a Prospect identified as an Additional Opportunities Prospect and as provided herein, Company's rights to earn an interest in that Prospect will terminate effective with such election, and without the obligation of Chevron to drill such well.


        Should Chevron or Company propose and should Chevron and Company elect to participate in a Substitute Well for the Additional Opportunities Prospects, Chevron shall pay its Chevron BCP Interest share of the Well Cost of the Substitute Well until Casing Point or until the Company's cumulative and combined costs of the Initial Test Well and Substitute Well exceed one hundred twenty percent (120%) of the estimated funds to drill the Initial Test Well, whichever occurs first, as stated in the AFE provided by Chevron. Thereafter costs and risk will be bore in accord with the Chevron ACP Interest. Should Chevron elect not to participate in the drilling of a Substitute Well for the Initial Test Well for a Substitute Well in which Company participates, Chevron shall offer to farmout its interest in that Additional Opportunities Prospect, as specified in Article 5.


        Should Company elect not to participate in the drilling of an Initial Test Well drilled on a Prospect listed on Exhibit "B", the Lease(s) associated with that Prospect will be excluded from this Agreement and Company will no longer have any rights or options associated with earning an interest in that Prospect or the Lease(s).


        Should Chevron elect not to participate in the drilling of an Initial Test Well on a Prospect listed on Exhibit "B" that is proposed to be drilled to the Casing Point for the Objective Depth, Chevron shall offer to farmout its interest in that specific Prospect, as specified in Article 5,. Should Chevron elect not to participate in the drilling of an Initial Test Well on an Exhibit "B" Prospect, the earning provisions for Company as described in Article 3 and this Section 4.2, will not apply and the earning provisions under the farmout will control.


        4.3     Well Over-expenditure Limitation.
                ---------------------------------
        Each Prospect or right earned by Company will be treated as a distinct area under distinct ownership under the Operating Agreement executed pursuant to this Agreement and the Operating Agreement will include an over-expenditure provision that requires a new AFE and provides the right of election on certain well operations to participate for the then-proposed well operation or substitute well operation, if it appears that anticipated expenditures will exceed the original well AFE estimate by twenty percent (20%), allowing the Parties to elect not to participate in further operations on the well. However, this over-expenditure provision with rights to participation elections, will not become effective until Company earns an interest as to each individual Prospect under the terms of this Agreement.

        4.4     Rights Limitation on Use of Existing Wells.
                -------------------------------------------
        Notwithstanding anything to the contrary in this Agreement, without the express approval of Chevron, Company will not have the right and/or option to propose or use any well bore existing in or on the Contract Acreage prior to the Effective Date, unless otherwise mutually and expressly agreed to by the Parties and the owners of the well bore.


        4.5     Well Takeover Provisions (Deleted)
                ----------------------------------


        4.6     Protection from Drainsage.
                --------------------------
        No Party will produce a completion in a well in any particular productive sand or horizon on the Leases(s) or Excluded Property if that completion in that sand or horizon is or would be within a horizontal distance of one thousand feet (1000') of a previous well's penetration through that sand or horizon on the Lease(s) or Excluded Property, provided that the other Party was or is a participating party in such previous well and owns a working interest right to production from that sand or horizon in the previous well, and provided that the previous well is completed in, or is capable of being completed in, or has not yet been fully depleted in, and has not yet been abandoned in that sand or horizon, except with the express written consent of each Party who was or is a participating party in such previous well and owns or will own any working interest rights to production which is or might become recoverable from that sand or interval by an existing or future completion in the previous well. In the absence of said consent, the previous well, as the first well through that sand or horizon, has the full opportunity to produce from that sand or horizon until abandoned or fully depleted in that sand or horizon without drainage by a completion in the later drilled well. This Article
4.6 does not apply to any particular two (2) wells which are subject to the same Offshore Operating Agreement; it being the intent of the Parties hereto that the applicable minimum spacing and distance limitations between wells drilled and produced under that Offshore Operating Agreement will be controlled by the terms of that Offshore Operating Agreement. This Article 4.6 does not apply to any well in the north half (N/2) of South Timbalier Block 35 OCS-G3336.




                                    ARTICLE 5

        5.      FARMOUT OPTION
                --------------
        5.1     Exhibits "A" and "B" Farmout Option.
                ------------------------------------
        In the event Chevron elects not to participate in the drilling proposal of a Substitute Well on an Exhibit "A" Prospect, or the drilling proposal of an Initial Test Well or Substitute Well on an Exhibit "B" Prospect, Chevron shall offer to farmout its interest in that Prospect to Company and any Third Parties having a contractual right to earn an interest in the Prospect, in equal proportions, and only if Company and said Third Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operations (the "Participating Parties"), pursuant to a mutually agreeable separate Farmout Agreement, containing the provisions set forth herein and such additional provisions as shall be mutually agreed upon. The acreage to be covered by the Farmout Agreement will consist of the Available Acreage as to the respective Prospect on Exhibit "A" or Exhibit "B". The Chevron election to farmout is independent as to each such Prospect and is on an Exhibit "A" or Exhibit "B" Prospect by Prospect basis.


       5.2    Chevron's Participation Options and Overriding Royalties.
              ---------------------------------------------------------

       All the terms and conditions for each farmout executed pursuant to the provisions of this Agreement will be found in this Article 5 and the applicable Farmout Agreement; provided however, operations for the conduct of any farmout well may not be commenced until the formal Farmout Agreement is fully executed by the Participating Parties. The Parties agree to negotiate in good faith, but the Article 3.3 timing limitation on rights to earn will continue to apply. Should the Parties fail to execute a Farmout Agreement, within sixty (60) days of the Chevron election, the well proposal will be deemed null and as if never offered. Under any Farmout Agreement contemplated pursuant to this Agreement , Chevron shall retain the continuing rights, options and elections as follows:


       For the Initial Test Well or Substitute Well on a Primary or Additional Opportunities Prospect for which Chevron elects to farmout its interest (the "Farmout Well"), upon completion of the Farmout Well, Chevron shall retain and have from the Participating Parties a ten percent of eight-eighths (10% of 8/8ths) overriding royalty interest, with an option at payout of the Farmout Well (recouping those well costs actually borne by the Participating Parties) to either escalate the overriding royalty interest to twelve and one-half percent of eight eighths (12.5% of 8/8ths) or convert Chevron's override to a thirty percent of eight-eighths (30% of 8/8ths) working interest. Chevron's overriding royalty interest (or the working interest if so elected after payout), shall, where it owns less than one hundred percent (100%) of the leasehold interest as of the Effective Date of this Agreement be proportionately reduced, based on the Chevron interest shown on Exhibit "A" or Exhibit "B" under the column entitled "Chevron Leasehold Interest." Company recognizes and acknowledges that the Chevron Leasehold Interests are not listed on Exhibit "B" for any of the Additional Opportunities Prospect(s). The Chevron Leasehold Interest will be added to and included on Exhibit "B" for any Additional Opportunities Prospect at the time of and in the event of an Initial Test Well proposal or Farmout Agreement for that Additional Opportunities Prospect.

       5.3    General Farmout Agreement Terms and Conditions.
              -----------------------------------------------

       Except as otherwise provided in this Agreement, the following terms and conditions will be applicable to all the Farmout Agreements executed by the Parties hereto pursuant to the provisions of this Agreement.


       5.3.1 Within one hundred and eighty (180) days from the execution of a Farmout Agreement, Company will have the option to, at its sole cost, risk and expense, and subject to rig availability and the obtaining of required permits, commence the drilling of the Initial Test Well under the Farmout Agreement, expressly subject to the following terms and conditions.


       (a) Well Location and Objective Maintained. The surface location, bottomhole location and primary objective for the Initial Test Well will be the locations and objective proposed and under which Chevron elected to not participate, unless otherwise mutually agreed upon between Chevron and Company,


       (b) Drilling Contractor and Drilling Contract. Within sixty (60) days receipt of Chevron's election notice to farmout rather than participate in a well drilled under this Agreement, Company must furnish Chevron a complete copy of its drilling or turn-key drilling contract for the drilling of the subject well, together with the name and address of the proposed drilling contractor. Chevron shall, within ten (10) days after receipt of said notice and information, provide Company with its approval and comments relevant thereto. If Chevron disapproves of the proposed drilling contractor or the drilling or turn-key drilling contract, or any portion thereof for the drilling of the subject well; or, if Company does not agree to incorporate or alter its submitted proposed drilling contractor or the drilling or turn-key drilling contract, in accordance with comments furnished by Chevron relating thereto, the Parties agree to negotiate in good faith in an attempt to arrive at a resolution thereto mutually acceptable to both Parties, but the Chevron decision shall be final authority as Chevron is owner of the Existing Facilities. In such event the Parties recognize and agree that the subject farmout well will not be drilled as described above, and Chevron shall not be liable to Company in any manner whatsoever for such event.


       (c) Plan of Operations. Further, no farmout well will be drilled from the Existing Facilities without a plan of operations (meaning platform activities and operations conducted on the Lease(s), including but not limited to a pre-approved drilling company or contractor, pre approved drilling or turn-key drilling contract, sym-ops, safety guidelines and policies of Chevron, "stop-work" authority, etc.) mutually approved by Chevron and Company. Should Chevron and Company mutually agree as to the drilling contractor and the drilling or turn-key drilling contract as set forth above, Chevron shall not less than sixty (60) days prior to commencement of actual drilling provide Company a proposed plan of operations for Company's approval and comments relevant thereto. Company will, within ten (10) days after receipt of said notice and information, provide Chevron with its approval and comments relevant thereto. If Company disapproves of the proposed plan of operations, or, if Chevron does not agree to incorporate or alter its submitted plan of operations in accordance with comments furnished by Company relating thereto, the Parties agree to negotiate in good faith in an attempt to arrive at a resolution thereto mutually acceptable to both Parties, but the Chevron decision shall be final authority as Chevron is owner of the Existing Facilities. In such event the Parties recognize and agree that the subject farmout well will not be drilled., Chevron shall not be liable to Company in any manner whatsoever for such event.


       (d) Standards and Manner of Operations. Company will conduct the well operation in the farmout well in the same manner and conduct as operator under the Operating Agreement, (as such term is defined in the Operating Agreement).


       (e) Costs and Reimbursements. Company will be responsible for and pay one hundred percent (100%) of all Well Costs, risks and expenses incurred in the performance of all well operations conducted by Company for the interests to be earned and in accord with Article
              5.1. Expenditures, accounting procedures, maintenance of records, reimbursement of costs and payment of invoices by Company to Chevron will be conducted in accordance with the terms of the Operating Agreement, including but not limited to, Article 5.5 (Records), Article 8 (Expenditures) and the Accounting Procedure in Exhibit "C" thereto, in the same manner as if the farmout well had been a well drilled under the terms of the Operating Agreement.


       (f) The well commencement deadlines will be reflected in the appropriate Farmout Agreements and will be subject to rig availability and the obtaining of required permits.


       5.3.2 If prior to reaching the Objective Depth on any well drilled pursuant to the provisions stated in a Farmout Agreement, conditions are encountered in such well which render further drilling operations impractical, Company will have sixty (60) days in which to advise Chevron of its election to drill a substitute well. In the event Company elects to drill a substitute well, the well must be commenced within sixty (60) days after the date the rig is released from the previous well, subject to rig availability and the obtaining of any required permits. Any substitute well drilled will be drilled under the same terms and conditions as the well it is replacing.


              If, after reaching the Objective Depth on any well drilled pursuant to the provisions stated in a Farmout Agreement, the well fails to satisfy the standards stated in Subsection 5.3.3 below, and is abandoned by Company, Company will not have earned any interest in the acreage farmed-out. Company's right to earn an interest in the acreage farmed-out will terminate forty-five (45) days after the date of the release of the drilling rig from such well, without further notice or demand from Chevron, unless within said forty-five (45) day period, Company advises Chevron in writing that Company elected to commence, within one hundred twenty (120) days after said release of the drilling rig from such well, actual drilling operations for a substitute well at a location selected by Company in the acreage farmed-out. If Company makes such election, Company's right to ear an interest in the acreage farmed-out by a substitute well will terminate one hundred twenty (120) days after said release of the drilling rig from such substitute well without further notice or demand from Chevron, unless within such one hundred twenty (120) day period, Company commences operations for drilling said substitute well.


              Until Company ears an Operating Rights Interest in the acreage farmed-out, Company will have the continuing right to drill successive substitute wells in the acreage farmed-out so long as Company complies with the applicable time periods and provisions as stated above relative to the drilling of the first such substitute well. All provisions of the Farmout Agreement relating to the said Initial Test Well will also, unless clearly inappropriate, be applicable to each such substitute well.


              The only consequences for Company's failure to drill any well under the Farmout Agreement will be the forfeiture of its right to drill such well and the forfeiture of any unearned rights still remaining under this Agreement. Company will not be liable to Chevron for any other costs, expenses or damages related to such failure to drill such well.

       5.3.3 In the event the initial test well or its substitute on any individual Prospect is drilled under a farmout to the Objective Depth, all required logs and tests are completed and the results furnished to the Parties, and only if the well is a Successful Well, Company will have earned an assignment from Chevron of Chevron's Operating Rights Interest, as specified in the Farmout Agreement, in that portion, aliquots and depths of the Contract Acreage associated with the Prospect drilled, subject to the reservations stated in Section 5.2 above.


       5.3.4 Unless otherwise specifically stated in this Agreement, any Operating Rights Interest assignment made by Chevron in favor of Company where Chevron has made an election to retain an overriding royalty interest, pursuant to the provisions stated in the applicable Farmout Agreement(s), will be made subject to Chevron retaining the overriding royalty specified in Section 5.2 in and to all production from the farmed-out acreage.


       5.3.5 Company will not earn or have the right to earn any interest in nor be responsible or liable for any existing wells, platforms, facilities or flowlines or environmental conditions which are located on any portion of the Contract Acreage prior to the effective date of the applicable Farmout Agreement. In addition, notwithstanding anything herein to the contrary, under no circumstances will Company be allowed to earn or complete in or produce from any productive sand segment in pressure communication with Chevron's wells located in or around any acreage covered by any Farmout Agreement executed pursuant hereto except as otherwise mutually and expressly agreed. The pressure communication and common reservoir restrictions are found under Article 6 below.


        5.4     Impenetrable Substances.
                ------------------------
        If Company drills a farmout well to a depth shallower than the agreed upon Objective Depth and encounters impenetrables, including any formation which cannot be penetrated, or any adverse condition which cannot be overcome, by means considered reasonable and appropriate in the industry and at reasonable cost, Company will have the right to drill a substitute well in accordance with Subsection 5.3.2 above.


        5.5     Overriding Royalties.
                ---------------------
        Chevron's reserved overriding royalty as described in Section 5.2 above shall be free and clear of all costs of exploring, operating, and developing on, and producing from, the acreage farmed-out, and maintaining said Lease(s) in force and effect, as well as all cost for plugging, abandoning, clean-up and restoration, but shall bear its proportionate share of all severance, production and other taxes which are now or which may hereafter become applicable thereto. Said overriding royalty shall be computed and paid to or taken in kind by Chevron, whichever Chevron prefers, from time to time, at the same time and in the same manner as royalties are computed and paid to or taken in kind by the lessor under the Leases(s), except that said overriding royalty shall be paid to or taken in kind by Chevron regardless of any applicable lessor royalty relief.





                                   ARTICLE 6

6.      PRESSURE COMMUNICATION AND COMMON RESERVOIRS
        --------------------------------------------


        6.1     Pressure Communication Restriction.
                -----------------------------------
        Notwithstanding anything herein to the contrary in this Agreement or any other agreement entered into pursuant to this Agreement, any productive sand interval encountered in any well drilled or caused to be drilled by the Parties under this Agreement that is in a Reservoir or pressure communication with a productive sand interval that is producing or is capable of producing from or behind pipe in an existing well in paying quantities from such sand interval drilled on a lease(s) by Chevron is excluded from this Agreement and specifically reserved by Chevron. If at any time a Party proposes to drill a well which could encounter a sand interval(s) which could potentially be in a Reservoir or pressure communication with a productive sand interval(s) that is producing or capable of producing in or behind pipe in an existing well as described above, prior to drilling such well Chevron and Company will establish the criteria for determining whether the well once drilled would be in a Reservoir or pressure communication. In the event the Parties drill a well and encounter a sand interval(s) not originally anticipated to contain hydrocarbons in paying quantities but, upon review by either Party is believed to potentially be in a Reservoir or pressure communication with a productive sand interval(s) that is producing or capable of producing in or behind pipe in an existing well as described above, then upon determination that such sand interval(s) could potentially be in a Reservoir or pressure communication, the Parties hereto will meet as soon as reasonably possible to establish the criteria for determining whether or not the well in question is actually in a Reservoir or pressure communication.


        In the event there is a disagreement between Chevron and Company as to whether or not a Chevron well and/or interval(s) is potentially in a Reservoir or pressure communication with the new well and/or interval(s), then within ninety (90) days after rig release from such well, Chevron and Company will furnish all available geological, geophysical and engineering data, including bottom hole pressure data and Reservoir characteristics, to an engineering firm approved by Chevron to determine, with reasonable confidence, whether a Reservoir or pressure communication does or does not exist between the wells. The decision of the engineering firm will be final and binding on the Parties hereto. The cost of the work performed by the engineering firm will be shared between Chevron and Company, at the ACP Interests.




                                    ARTICLE 7

7.      OPERATING AGREEMENT
        -------------------

        7.1     Offshore Operating Agreement.
                -----------------------------
        Chevron and Company will execute the Operating Agreement, on the form set out as Exhibit "E", before the Initial Test Well is commenced on the Primary Prospect. Exhibit "A" to the Operating Agreement will be amended between the Parties for each Exhibit "B" Prospect no later than ten (10) Business Days before the Initial Test Well is commenced on such Prospect, unless Chevron elects to farmout. All of the Prospect will be covered and governed by the Operating Agreement for that Prospect.


        In the event an existing Operating Agreement is already in place covering one or more Leases in the Prospect, Chevron shall provide a copy of such Operating Agreement to Company. Company will be required to accept and ratify such existing Operating Agreement prior to participating in the drilling of the Initial Test Well on such Prospect, but only if the applicability or use of said existing Operating Agreement is required by or insisted on by the Minerals Management Service in the case of an Operating Agreement for a Minerals Management Service approved unit, or by a working interest party (ies) to said existing Operating Agreement other than a Party hereto.


        Notwithstanding anything to the contrary herein, the terms of the applicable Operating Agreement apply to all operations conducted for that Prospect and to all payments made and obligations arising thereunder with respect to such Prospect and under this Agreement or the applicable Operating Agreement, unless specifically in conflict with the terms of this Agreement, in which event the terms of this Agreement will control as provided under Section
28.15 below.


        7.2     Designation of Operator.
                ------------------------
        As between the Parties, Chevron shall be designated as operator for the Initial Test Well for each Prospect listed on Exhibits "A" and "B" and under the Operating Agreement.


        The Parties will, if required, execute the appropriate Designation of Operator forms, under the terms hereof, naming Chevron as operator. Chevron shall also assume the responsibility of the Designated Applicant for oil spill financial responsibility purposes; however no Party is released from any of its liabilities for expenses, losses or damages by such assumption by Chevron. The Parties will execute as soon as requested all necessary forms to reflect the selection of operator and Designated Applicant for oil spill financial responsibility purposes.




                                    ARTICLE 8

8.      ADDITIONAL PARTNERS/CO-VENTURERS
        --------------------------------

        8.1     Chevron's Right to Transfer Its Interest.
                -----------------------------------------
        Nothing in this Agreement will be construed to limit Chevron's right to sell, assign, transfer, exchange, burden or deliver rights, in whole or in part to the Lease(s) or this Agreement, as long as such delivery is made specifically subject to this Agreement and the applicable Operating Agreement.




                                   ARTICLE 9

9.      ACREAGE RELEASE
        ---------------

        9.1     Option to Release Acreage.
                --------------------------
        At any time during the term of the Company's right to earn under this Agreement, Company will have the right and option to relinquish its right to earn any Prospect listed on Exhibit "B" by notifying Chevron in writing at any time.


        9.2     Rights Termination.
                -------------------
        Upon receipt by Chevron of the Company release notification, the rights and options granted Company under this Agreement as to the released Prospect will terminate. Notwithstanding anything herein to the contrary, in no event will the notification of a release as described in this Article 9 relieve Company of any financial obligation that has been incurred or accrued pursuant to this Agreement or any Operating Agreement.


        9.3     Automatic Release.
                ------------------
        If, under the operation of any provisions of this Agreement an interest in the Contract Acreage or acreage made subject to this Agreement pursuant to
Section 2.4 is excluded or relinquished or expire or is or becomes no longer subject to this Agreement, including but not limited to the Lease(s) terminating under the provisions stated in said Lease(s), the excluded or relinquished or expired Lease(s), or any portion thereof will automatically be deemed to be released by Company and no longer subject to earning by Company under this Agreement.


        After the release or relinquishment by Company or automatic release under Section 9.3 of the Lease(s) or any portion thereof subject to this Agreement as provided under this Article 9, Chevron shall be free to drill, sell, farmout, joint venture or dispose of in any manner it so chooses, the released acreage. Company hereby agrees and releases Chevron from any liability whatsoever with regard to the released acreage relating to the activities of Company and any information and/or data Company may have given to Chevron in regard thereto. In the event Chevron discloses Company-owned confidential data obtained under and through this Agreement to any Third Party within two (2) years of the release of acreage, Chevron shall require the Third Party to execute an appropriate confidentiality agreement.




                                   ARTICLE 10

10.     NOTICES
        -------
        10.1    Notices.
                --------
        All notices authorized or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, will be in writing and delivered in person or by United States mail, overnight express delivery, courier service or facsimile (with receipt confirmed), postage or charges prepaid, and addressed to such Parties at the addresses set forth below:


     Chevron U.S.A. Inc.                          Ridgewood Energy Corporation
     935 Gravier Street                           11700 Old Katy Road, Suite 280
     New Orleans, LA 70112                        Houston, Texas 77079
     Attention: Gulf of Mexico - Land Manager     Attention: W. Greg Tabor
     Fax: (504) 592-7110                          Fax: (281) 293-7391


        Any originating notice and/or response thereto given under any provision hereof will be deemed given only when received by the Person to whom such notice is directed, except that; (1) any notice or response by certified U.S. mail, return receipt requested, properly addressed pursuant to this Article 10, and with all postage and charges prepaid, will be deemed received on the date that the Person to whom it was directed has received it, (2) any notice or response given by facsimile to the above facsimile phone number will be deemed received as of the time of confirmed receipt or (3) by overnight express delivery or courier will be deemed received upon acknowledgement of receipt by the Person to whom it was directed, or within 72 hours of delivery of such notice whichever is sooner.

        10.2    Change in Designated Representative.
                ------------------------------------
        Each Party will have the right to change its address, facsimile number and it's designated Representative at any time, and from time to time, by giving prior written notice thereof to the other Party.




                                   ARTICLE 11

11.     EXISTING AGREEMNTS
        ------------------

        11.1    Existing Agreements.
                --------------------
        Company recognizes and acknowledges that the Lease(s) is subject to certain agreements and other contracts that may affect the rights, obligations and/or options granted to Company under this Agreement. These existing agreements are listed on Exhibit "C" for the Primary Prospect and will be added and included for each of the Additional Opportunities Prospect(s) prior to the drilling of the Initial Test Well for such Prospect. It is understood between the Parties hereto that the rights and option of Company will be specifically subject to these existing agreements as those agreements apply to the Contract Acreage. Company will, upon execution of this Agreement, become bound by all existing agreements, whether in Chevron's records or of Public records, relating to the affected Prospects to the extent of any interest undertaken or earned by Company. Company will have the right of access to and review of copies of such agreements, subject to any contractual restrictions therein and any confidentiality agreements or arrangements required. Provided however, Company will be released from such agreements in the event Company, when not in breach, does not drill or is unable to drill or to cause to be drilled any well governed under this Agreement.



                                   ARTICLE 12

12.     RIGHTS RESERVED
        ---------------


        12.1    Lease Rights Reservations.
                --------------------------
        Chevron EXPRESSLY RETAINS AND RESERVES EXCLUSIVELY UNTO ITSELF THE
FOLLOWING:

        (a) All rights of ingress, egress, use, occupancy, and any and all other rights granted by, through and under the federal leases subject hereto, necessary or convenient to exercise and enjoy all oil, gas and mineral rights reserved to Chevron, including but not limited to, drill, complete and produce wells, construct, maintain and operate facilities, platforms and pipelines on and across Leases, subject to Company's rights to earn the assignment(s) as provided hereunder.
        (b) All rights of ownership and use held by Chevron's Affiliates in any pipeline or rights of ways.

        (c) The right of ownership and/or operatorship of the Existing Facilities and the revenues realized therefrom.
        (d) Chevron also reserves any platform, facilities, wellbores, pipelines or rights-of-way installed, drilled or obtained in the future located on or in the vicinity of the Contract Acreage related to Chevron's operations on the Lease(s) subject hereto, in which Company does not own an interest or related to Chevron's operations on other Chevron leases.
        (e) Any and all rights and interests not expressly granted to Company in and to those Lease(s) listed on Exhibits "A" and "B" outside of the portions and depths listed and actually earned by Company.


        Nothing contained in this Agreement will or is intended to grant, deliver or assign to the Company any interest in or right to earn an interest in, nor any obligation to be responsible or liable for, any wells, Existing Facilities or environmental conditions which are located on any portion of the Lease(s) existing prior to the Effective Date, including but not limited to the Excluded Property. All such existing wells, Existing Facilities, Excluded Property and other equipment owned by Chevron located on and/or crossing the Lease(s) will remain the sole property of Chevron and are specifically excluded from this Agreement. In addition, Company will not earn an interest in, nor assume any obligation to be responsible or liable for, any future wells, platforms, flowlines or environmental conditions which are located on any portion of the Lease(s) in connection or associated with Chevron's continued operations involving the aforementioned excluded wells, Existing Facilities and other equipment located on and/or crossing the Lease(s) after the Effective Date associated with or in connection to any activities of Chevron solely involving the Excluded Property. All future wells, platforms, flowlines and other equipment installed and solely owned by Chevron in connection with its exclusive operations, located on or crossing the Lease(s) and not associated with or used in connection with the Contract Area of any Prospect in which Company may earn or has earned an interest will be and remain the sole property of Chevron and will be specifically excluded from this Agreement. Any required right-of-way or servitude for new pipelines located on and/or crossing the Contract Lease(s) servicing any Prospect area in which Company earns or has earned an interest will require Chevron's express written approval.



                                   ARTICLE 13

13.     PRODUCTION PROCESSING AND CONTRACT OPERATIONS
        ---------------------------------------------


        13.1    Production Processing.
                ----------------------
        Company will, subject to 13.3, execute a mutually acceptable Processing Agreement, on the form set out as Exhibit "H" no later than thirty (30) days following the completion for production of the Initial Test Well for a particular Prospect if notified in writing by Chevron that the Initial Test Well production will be processed by Chevron at certain Chevron's facilities as provided in the Processing Agreement. All processing operations performed by Chevron, as processor, will be under the terms of the Processing Agreement.


        13.2    Contract Operations.
                --------------------
        If an earning well is drilled from, and completed for production on, an existing Chevron solely own platform under a Chevron farmout of its interest to Company in any Primary or Additional Opportunities Prospect, then, while Chevron is operating that platform during the time that Chevron has no working interest the well, and to the extent that the conditions of the well, the well's production and the well's equipment a acceptable to Chevron, the well will be operated as follows: (a) Chevron shall perform routine operations of, and perform, arrange or procure repairs, maintenance, materials, parts, supplies, chemicals, and annual inspections for, the well and the well's equipment, and Chevron shall invoice Company for, and Company shall reimburse Chevron for, Company's working interest share of the applicable costs, expenses and overhead and the terms of that certain Accounting Procedure, which is attached as Exhibit "C" to that certain Operating Agreement, which is attached as Exhibit "E" to this Agreement; (b) Any individual project exceeding a gross charge of Twenty Five Thousand Dollars ($25,000) for the well or the well's equipment shall be subject to prior written approval by Company and the other working interest owner(s) therein, and Company and those other working interest owners may elect for one (1) of them to perform any such project in excess of Twenty Five Thousand Dollars ($25,000) gross charge at their sole cost, risk and expense, provided that the project applies solely to that earning well or that earning well's equipment and that the project is accomplished to Chevron satisfaction;
(c) The terms and conditions of the Processing Agreement, if any, for processing the well production pursuant to Article 13.1 shall additionally apply.


        13.3    Use of Existing Facilities.
                ---------------------------
        Chevron is agreeable to assisting Company with access to an Existing Facility, if excess capacity available or projected to be available and not planned to be utilized by Chevron; provided Company agrees to pay the reasonable fees and charges set out in the said Processing Agreement for the use of the Processing Agreement facilities pursuant to Article 13.1 and the Processing Agreement attached hereto as Exhibit "H", and, for any other Existing Facility and the services, if any, provided therewith, Company's working interest share of applicable costs and expenses pursuant to the Accounting Procedure, attached as Exhibit "C" to the Operating Agreement which is attached to this Agreement as Exhibit "E". In no event will Company have any other liability obligation with respect to any Existing Facility except as specifically provided in a separate written agreement between Company and Chevron as the owner of said Existing Facility.

        13.4    No Duty to Replace Existing Facilities.
                ---------------------------------------
        Notwithstanding Article 22.1, upon damage or destruction of Existing Facilities or Processing Agreement facilities, or any property or equipment located thereon, located on the Lease(s) or other lease(s) or acreage, for any reason whatsoever, or upon expiration of the Lease(s) or lease(s) upon which the Existing Facilities or Processing Agreement facilities are located, Chevron shall have no obligation to Company to replace or repair such platform, Existing Facilities, Processing Agreement facilities, property and/or equipment located thereon.


                                   ARTICLE 14

14.     TAX MATTERS
        -----------

        14.1    Tax Partnership Provision.
                --------------------------
        For each Prospect fr which the farmout option is not elected by Chevron pursuant to Section 5 above, the Parties hereby elect not to be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended ("the Code"), or similar provisions of applicable state laws. For each Prospect for which the farmout option is not elected by Chevron pursuant to Section 5 above, provisions substantially similar to those which are stated under Exhibit "F" of Exhibit "E" shall control the tax treatment of the Parties' participation in the wells described herein with respect to those Prospects. It is agreed each Prospect shall have a separate tax partnership and that the partnership shall apply to all the. Leases in the respective Prospect. If the farmout option is elected by Chevron pursuant to Section 5 above for any Prospect, the relationship between the Parties will be that of lessor-lessee and/or lessee-sublessee and the tax partnership provisions of Exhibit "F" of Exhibit "E" will not apply.


        14.2    Internal Revenue Provision
                --------------------------
        Notwithstanding each Party having elected pursuant to Section 14.1 above to form a separate tax partnership with respect to each Prospect for which the farmout option was not elected by Chevron pursuant to Section 5 above, the Parties understand and agree that their legal relationship to each other is not one of partnership; that their rights and liabilities hereunder are several and not joint or collective. If, for federal income tax purposes, the Agreement and the operations hereunder, in their entirety, are regarded as a single partnership, each Party hereby elects to be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended ("the Code"), or similar provisions of applicable state laws with respect to this Agreement. For purposes of clarity it is understood that the Agreement will cause the operations hereunder to be treated as subject to multiple partnerships, one with respect to each Prospect. Notwithstanding any provision herein, the Parties agree that the transaction(s) contemplated herein is not considered to be a sale for federal income tax purposes under the Code, or any similar provisions of applicable state laws. If for federal income tax purposes, any Prospect for which the farmout option was elected by Chevron pursuant to Section 5 above is regarded as a partnership for federal income tax purposes, each Party hereby elects to be excluded from the application of all or any part of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986.


        14.3    Allocation of Tax Liabilities
                -----------------------------
        All taxes and similar obligations ("Taxes") pertaining to the Contract Acreage are the responsibility of the owner thereof if incurred prior to the Effective Date. After the Effective Date each Party hereto shall be responsible for all taxes and similar obligations pertaining to its interest in the Contract Acreage. Each Party shall also be responsible for its own state or federal income taxes or franchise taxes. After the Effective Date, each Party shall supply the other Party all information and documents reasonably necessary to comply with tax and financial reporting requirements and audits. Each Party shall be responsible for its own local, state and federal income tax reporting, recognition of gain or loss, if any, and the taxes, if any, payable with respect to the transaction.


                                   ARTICLE 15

15.     GEOPHYSICAL DATA
        ----------------


        15.1    Proprietary Seismic Data.
                -------------------------
        Should at any time prior to or during the term of this Agreement, Company or Chevron acquire any proprietary seismic data covering a portion of the Contract Acreage, the acquiring Party will notify and will allow the other Party access to this proprietary seismic data subject to any contractual limitations or restrictions bearing upon such data. The acquiring Party may grant the other Party a license covering that portion of the acquiring Party's proprietary seismic data covering the Contract Acreage upon the other Party's request. The fee to be paid to license the seismic data, and the licensing agreement to be executed between the Parties, will be negotiated at the time the Party elects to license the data. Company or Chevron must submit a written proposal to the acquiring Party prior to the termination of this Agreement proposing the license of a portion of the acquiring Party's data. Failure of Company or Chevron to submit such a proposal, or in the event the Parties are unable to negotiate a mutually agreeable licensing fee and/or licensing agreement, will terminate the acquiring Party's option to consider licensing its data to the other Party. The acquiring Party makes no representation and will have no liability to the other Party regarding the accuracy or completeness of any data disclosed to the other Party hereunder. Any such information or data provided hereunder is provided as a convenience only and an reliance on or use by Company or Chevron is at Company's or Chevron's sole risk.


        15.2    Speculative Seismic Data.
                -------------------------
        The Parties hereto may have in their possession certain seismic data licensed from Third Parties ("Speculative Seismic Data") which impose various restrictions and limitations on either Party's right to use disclose and/or display such data relating to the properties identified in Exhibit "A" or Exhibit "B". Treatment of this Speculative Seismic Data will be controlled under confidentiality provisions specified in Section 20.2 below.




                                   ARTICLE 16

16.     MINIMUM ROYALTY AND LEASE MAINTENANCE
        -------------------------------------


        16.1    Annual Rental and Minimum Royalty Payments.
                -------------------------------------------
        Company will be responsible for contributing a portion of any annual rental or minimum royalty payment(s) that comes due and payable, for the Lease(s) it is assigned as provided herein commencing on the effective date of each such assignment. The share of the payment(s) Company will owe is twenty-five percent (25%) of the amount due, unless Chevron has no operating rights interest in any of the wells then producing of the Lease(s), in which case Company and any Third Parties will bear their proportionate share of the entire payment due and Chevron will bear no share of said payment. This responsibility will continue until the first to occur of the following: (a) Company relinquishes its right to earn an interest in the affected Lease(s) in accordance with this Agreement or the applicable Operating Agreement, or (b) the Lease(s) terminates Chevron shall pay or cause to be paid the annual rental or minimum royalty payments on the Lease(s) Company agrees to contribute its proportionate share of such annual rental or minimum royalty payment(s within thirty (30) days after receipt of written notice from Chevron for same. However, pursuant to Section 9. 1 of this Agreement, Company, at its sole option and discretion, will have the right to relinquish to Chevron it rights in the Lease(s) and thereby relieving itself of its obligation to reimburse Chevron. Should Company elect to relinquish its interest to Chevron, but fail to provide Chevron with the required notice under Section 9.1 of this Agreement, Company will remain liable for the next ensuing annual rental or minimum royalty payment of which proper notification was not received.


        Chevron shall not be liable for failure to make a proper payment during the time in which it is responsible for doing so, but agrees to use the same degree of care used in making such payments under its other leases. Thy termination of this Agreement will not relieve Company of its obligations to contribute to any payments so made during the period this Agreement was in effect, and during the period that said Lease(s) is subject to this Agreement, the right of such termination to be an additional right reserved by Chevron and not a limitation of at of Chevron's rights herein.


16.2    Royalty Relief
        --------------

     16.2.1 Royalty Relief Qualification
            ----------------------------

     Chevron reserves to itself any and all royalty relief, any and all royalty suspension supplement ("RSS") under 30 CFR 203 as may from time to time be amended or revised ("30 CFR 203") for a certified unsuccessful well drilled to at least 18,000 feet TVD SS, and any and all royalty suspension volume ("RSV") under 30 CFR 203 earned on or which become hereafter applicable to any or all of the Lease(: whether pursuant to this Agreement or a Farmout Agreement, any or all of the Excluded Property or other Chevron leases, except as expressly entitled to Company under Article 16.2.2 below. Chevron shall make all royalty relief flings and notifications with the MMS in consultation with Company but each will h equally responsible for the timely exchange of information and status. Chevron shall maintain a accounting for RSV and RSS volumes produced by and entitled to each Party's individual account.


     16.2.2 Eligibility
            -----------

     If, under this Agreement or a Farmout Agreement, Company earns an operating Rights Interest in Lease(s), then Company will be entitled to a certain portion of any RSV initially earned by a qualified we as confirmed by the MMS., if and only if Company participated with a working interest in the particular well which initially earned that particular RSV for said Lease(s). Company's said certain portion of an RSV initially earned for a Lease(s) by a qualified well in which Company participated with a working interest will be limited to Company's earned working interest share of all gas production volumes from a qualified wells to which so earned RSV applies on said Lease(s) and further limited to only gas production volumes produced from wells in which company participates. Company will not be entitled to any RS' initially earned for a Lease(s) by a well in which Company does not participate with a working interest in the drilling and completing. For example:


          (a) If an Initial Test Well drilled by Company initially qualifies for 15 bcf RSV for a Lease prior to the time that any RSV has been earned on said Lease, and if Company has a twenty-five percent (25%) working interest in the production from said well and in the production from a subsequently drilled an qualified well to which said 15 bcf RSV also applies on said Lease, and if Company had no working interest in the drilling and completing of another subsequently drilled and qualified well to which such 15 bcf RSV also applies, then:

               i. Said 15 bcf RSV will apply, without pro-ration or allocation except upon Company's month] entitlement under (a) ii immediately below, to all gas production from said three wells until the 15 bcf RSV is produced.
               ii. Company's monthly entitled portion of said RSV until said RSV is so produced will be limited to Company's entitled twenty-five percent (25%) working interest share of gas production from only said two (2) wells in which Company has a twenty-five percent (25%)working interest.
               iii. Company will not be entitled to any RSV which applies to gas production from that third well in which Company did not participate in drilling and completing with a working interest.


          (b) If a well in which Company did not participate in drilling and completing with a working interest: initially ears an RSV for a Lease before a well in which Company participated with a working interest; in drilling and completing subsequently qualifies to have said certain amount of RSV also apply to ii production, then Company will not be entitled to any portion of the RSV initially earned by the well in which Company did not participate with a working interest, even though some of that RSV may apply to some of Company's production.


     16.2.3 Allocation for Additional Royalty Relief
            ----------------------------------------

     If any RSV applies to Company's production above and beyond the amount of RSV which Company is entitled pursuant to Article 16.2.2, and/or if any RSS applies to Company's production, and/or if any other form of royalty relief applies to Company' s production, then, in addition to any other overriding royalty interest that Chevron may have in Company's production pursuant to this Agreement, Company will thereupon pay to Chevron, and Chevron shall thereupon have and receive from Ridgewood, a monthly payment equal to the full amount of royalty relief above and beyond the amount of RSV to which Company is entitled under Article 16.2.2, if any, plus the full amount of royalty relief if any, afforded by such RSS or other form of royalty relief Company and Chevron shall jointly monitor and reconcile said account an payments in accordance with the payment terms of the COPAS Procedures attached hereto as Exhibit "C to the Exhibit "E" Offshore Operating Agreement.



        16.3    Net Profit Provision
                --------------------
Certain of the Lease(s) for the Exhibits "A" and "B" Prospects are subject to that certain one-tenth (1/10) net profits obligation applicable to that certain net profits premises pursuant to SECTION II of that certain Concurrent Agreement dated effective July 1, 1959, between Humble Oil & Refining Company and Gulf Oil Corporation. Chevron hereby assigns to Company, and Company and Chevron hereby agree to assume, bear, be subject to and pay the net profits interest owner, their respective shares of the net profits obligation under Section II of the Concurrent Agreement in accordance with their participations in costs, expense and revenues of and from each well drilled to or produced from, or otherwise subject to the net profits obligation of, the net profits premises under this Agreement or any agreement entered into pursuant to this Agreement including, but not limited to, any applicable Operating Agreement or Farmout Agreement. Notwithstanding the foregoing, Company hereby agrees, to the extent that Company has the right to do so, that Company's share of costs and expenses incurred on or for any such well not completed for production in which Company participates shall be allocated to Chevron solely for purposes of Chevron deducting those costs and expenses in determining and paying Chevron's share of the net profits obligation; provided, however, that Company is not participating in any production from the net profits premises within eighteen (18) months after the well reached total depth, and further provided that said share of costs shall remain borne by Company and shall remain Company's for all other purposes including, but not limited to, income tax purposes. If the drilling of such well not completed for production is operated by Company or its successor or designated operator other than Chevron, then within said eighteen (18) month period Company will provide Chevron with, or cause or require its successor or designated operator to provide Chevron with, an accounting of the costs and expenses incurred on and for that well and shall assure availability of and access to the supporting documentation and invoices as may be required in the event of an audit by or on behalf of the net profits interest owner pursuant to the Concurrent Agreement.



        16.4    Take-in-Kind Election
                ---------------------
Any overriding royalty owed to Chevron pursuant to the provisions of this
Article 16 shall be computed and paid to or taken in kind by Chevron, whichever Chevron prefers from time to time, at the same time and in the same manner as royalties are computed and paid to or taken in kind by the lessor under the Leases(s), except that said overriding royalty shall be paid to or taken in kind by Chevron regardless of the lessor royalty relief.




                                   ARTICLE 17

17.     MEDIA RELEASES
        --------------


        17.1    Public Announcements.
                ---------------------
        The Parties hereto agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement will provide the other Party with a copy of the proposed announcement or statement at least three (3) Business Days prior to the intended release date of such announcement. Release of Chevron reserve estimates is never permitted. The other Party will thereafter consult with the Party desiring to make the release, and the Parties will exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party hereto to the text of a public announcement or statement. Nothing contained in this paragraph will be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority of agency to the extent required by applicable law or necessary to comply with disclosure requirements of the New York Stock Exchange or any other regulated stock exchange, or affiliate of Company or for Ridgewood Energy Fund LLC investment consideration.


        17.2    Media Releases.
                ---------------
        Except as may be otherwise authorized by the applicable Operating Agreement, if any, neither Party will make any press release or other public announcement regarding operations conducted pursuant to this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld, Each Party will have three (3) Business Days within which to review and comment prior to public disclosure, Release of reserves estimates is never permitted. The foregoing, however, will not restrict disclosures by either Party which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates.




                                   ARTICLE 18

18.     FILES
        -----

        18.1    Access to Files.
                ----------------
        During the term of the Company's right to earn under this Agreement, either Party ("disclosing Party") will permit, to the extent it has the right to do so, a Party ("reviewing Party") and its Representatives al reasonable times during normal business hours to examine, in the disclosing Party's offices at their actual locations, the Prospect and land files (excluding all economic and risk evaluations, reserve information, all legal files, attorney-client communications or attorney work product, records and documents subject to confidentiality provisions and auditor's reports) pertaining to the Prospect(s) listed on Exhibit "A". In addition. to the extent it has the right to do so, reviewing Party will be allowed access to the disclosing Party's geological, geophysical, engineering and land files, subject to the same exclusions listed above, covering the Lease(s) hereto in support of the development of the

Lease(s) and Prospects listed on Exhibit "B". The reviewing Party will be obligated to maintain the confidentiality of such files and information in accordance with the provisions and limitations described in Article 20 below. The disclosing Party and its Representatives make no representation or warranty as to, and will have no liability to reviewing Party regarding, the accuracy or completeness of the information disclosed to the reviewing Party hereunder. Any information or data furnished hereunder by the disclosing Party is provided as a convenience only and any reliance on or use of same is at the reviewing Party's sole risk. The inadvertent disclosure by the disclosing Party to the reviewing Party of attorney-client communications, attorney work product, legal files or other confidential information will not be deemed to be a waiver of the attorney-client privilege, the attorney work-product privilege, or any other privilege or right protecting the confidentiality of data or information. Anything in this Agreement to the contrary notwithstanding, however, the disclosing Party and their Representatives will have no liability to the reviewing Party for failing to allow the reviewing Party to examine, or to grant the reviewing Party access to any of the files or materials referred herein. Access to a disclosing Party's Prospect files is strictly and solely as an accommodation to the reviewing Party.




                                   ARTICLE 19


19.     ASSIGNMENTS AND TRANSFER OF INTEREST
        ------------------------------------


        19.1    Assignment of this Agreement.
                -----------------------------
        It is agreed that Company will not assign, mortgage or pledge, either in whole or in part, its rights and interest in this Agreement without the prior written consent of Chevron, which may be reasonably withheld. However, such Consent is not required should Company wish to assign to a Ridgewood Energy LLC Fund in which Ridgewood Energy is the General Partner. Upon receipt of Chevron's written consent, which consent can be conditioned on, but not limited to, requesting adequate security for the future performance by assignee or mortgagor or pledgor, payment of all delinquent accounts and resolving all outstanding disputes, any rights delivery made by Company hereof will 1) contain a limitation in favor of Chevron requiring that Chevron's written consent must also be obtained prior to any future assignments of this Agreement in whole or in part or any prior assignment, mortgage or pledge of any interest in this Agreement, 2) that said instrument contain a provision indicating said assignment, mortgage or pledge is made subject and subordinate to this Agreement, and 3) the assignee or mortgagor or pledgor agrees in writing to be bound by or subordinated to, in the case of mortgage or pledge, all the terms and conditions of this Agreement.

        19.2    Lease or Prospect Successors and Assigns
                ----------------------------------------
        It is agreed that Company, before or after earning an interest under this Agreement, will not assign, mortgage or pledge, either in whole or in part, its interest or rights to interest in and to the Lease(s) or any Prospect without the written consent of Chevron, which may be reasonably withheld. However, such consent is not required should Company wish to assign to a Ridgewood Energy LLC Fund in which Ridgewood Energy is the General Partner. Upon receipt of Chevron's written consent, which consent can be conditioned on, but not limited to, requesting adequate security for the future performance by assignee or mortgagor or pledgor, payment of all delinquent accounts and resolving all outstanding disputes, any rights delivery made by Company hereof will 1) contain a limitation in favor of Chevron requiring that Chevron's written consent must also be obtained prior to any future assignments of interest in whole or in part or any prior assignment, mortgage or pledge of any interest earned under this Agreement, 2) that said instrument contain a provision indicating said assignment, mortgage or pledge is made subject to and subordinate to this Agreement, and 3) the assignee or mortgagor or pledgor agrees in writing to be bound by or subordinated to, in the case of mortgage or pledge, all the terms and conditions of this Agreement. It will be fully understood that in the event the assigning party encumbers or burdens the Contract Acreage or any portion thereof after earning an interest herein, the assigning party will indemnify, defend and hold the non-assigning party free and clear of any and all obligations, liability and/or responsibility for such encumbrance(s) or burden(s). Any assignment made pursuant to this Section 19.2 will be in accordance with and in compliance to the accepted practices, guidelines and policies of the governmental agencies that may claim jurisdiction. After Company receives an assignment in the Lease(s), future restrictions, if any, on subsequent assignments will be covered in the applicable Operating Agreement.




                                   ARTICLE 20

20.     CONFIDENTIALITY
        ---------------


        20.1    Confidentiality.
                ----------------
        It is understood and agreed that no Party to this Agreement, for a period of thirty six (36) months from the Effective Date hereof, will divulge to any Third Party any geophysical, geological or engineering information that is disclosed or received from the other Party on the Contract Acreage without first obtaining the written consent of such other Party to this Agreement to release any such information that it disclosed or received. Such consent, however, will not be necessary for a Party to divulge such information to any part(y)ies from whom said Party to this Agreement may receive a contribution for the drilling of a well under any Farmout agreement, to a financial institution (or similar entity i.e. Ridgewood Energy Fund LLC) from whom a Party is attempting to secure funds or financing, or to a pipeline company for the purpose of securing a pipeline connection. Notwithstanding the above, either Party may disclose confidential data to its Affiliate(s), consultants or other Representatives provided that such Affiliate, consultant or Representative agrees to maintain the confidentiality of such confidential under the same conditions as stated herein.

        Subject to disclosures that may be authorized by any Operating Agreement applicable to the Lea any and all data revealed and disclosed by Chevron to Company and Company to Chevron will be treated by the Party receiving the data as confidential, less and except any data that now or hereafter becomes generally available to the public, was known by Chevron or Company prior to the Effective Date of this Agreement already in Chevron's or Company's possession prior to the Effective Date of this Agreement, or her comes into Chevron's or Company's possession from a Third Party who has the right to disclose information, as applicable.


        20.2    Speculative Seismic Data.
                -------------------------
        The Parties hereto have in their possession certain seismic data licensed from Third Parties which impose various restrictions and limitations on either Party's right to use, disclose and/or display such data relating Lease(s) identified in Exhibit "A" or Exhibit "B". Notwithstanding any other provision in this Agreement contrary, Chevron and Company both agree that neither Party will remove from each other's office, copy or reveal to any Third Party, any Speculative Seismic Data disclosed by one Party to the other Party. Each agrees it will only view such Speculative Seismic Data for no other purpose other than necessary to review work product generated as a result of the purpose of this Agreement. Under no circumstances will the Party who views the Speculative Seismic Data be allowed to use the Speculative Seismic Data for any other purpose what viewing the data was intended unless the viewing Party has first obtained a license from the Third owner of such Speculative Seismic Data or the disclosing Party, or the owner of the Speculative Seismic advises the Parties that such data is no longer to be held confidential.



        20.3    Disclosure of Confidential Data.
                --------------------------------
        In the event a Party hereto, or its Representatives, are required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand, or any similar process) to disclose any confidential information or data not owned by said Party, the required to make such disclosure will provide the owner of the confidential information or data with prompt notice of such requirement in order to afford the owner of such information or data the opportunity to seek an appropriate protective order. However, if the owner of such information or data is unable to obtain or does not seek protective order and the Party that is required to make such disclosure, or its Representatives, are, in the opinion of counsel, compelled to disclose confidential information or data under pain of liability for contempt or other censure penalty, disclosure of such information or data may be made without liability.




        20.4    Risk of Use of Confidential Data.
                ---------------------------------
        It is understood by the Parties hereto that any confidential information or data, both oral and written, furnished by one Party to the other is to be considered accurate, however, neither Party hereto makes any representations or warranties, express, implied, statutory or otherwise, with respect to the accuracy or completeness of the confidential information or data disclosed or any condition or aspect thereof. To the best of its knowledge, the Party making such disclosure represents that it has full legal or contractual authorization or right to disclose such information and data to the other Party. Each Party hereto agrees that it will use such confidential information and data at its sole peril and risk, and the disclosing Party will have no liability whatsoever with respect to the use by the receiving Party of any information or data, whether confidential or otherwise, furnished by the disclosing Party to the receiving Party. Any decision or action taken by the receiving Party of such disclosed confidential information and data will be based solely on the receiving Party's independent evaluation, judgment and decisions.




                                   ARTICLE 21

21.     GOVERNING LAW
        -------------


        21.1    Choice of Law.
                --------------
        The terms and conditions of this Agreement will be governed and interpreted under the LAWS OF THE STATE OF LOUISIANA.


        21.2    Future Litigation and Claims.
                -----------------------------
        Company acknowledges and agrees that Chevron and its Affiliates will have full and unfettered discretion in the handling and settling of any such claim, demand, action, cause of action, or lawsuit for events which occurred, or alleged to have occurred prior to the Effective Date pursuant to any future litigation as they relate to the Chevron Lease(s), and Company specifically waives any claim it may otherwise have against Chevron arising out of or relating to the handling or settling of any such claim, demand, action, cause of action, or lawsuit asserted under future litigation; provided, however, that in the event that such claim contemplated by this Section 21.2 covers periods after the Effective Date, Company may assist in defending the litigation. Chevron agrees that no such claim, demand, action, or cause of action, or lawsuit arising out of or related to acts or omissions occurring prior to the Effective

Date will impair or affect any interest to be assigned to Company under this Agreement or will impose any cost or liability on Company.



                                   ARTICLE 22

22.     FORCE MAJEURE
        -------------


        22.1    Force Majeure.
                --------------
        Should either Party be prevented from complying with any express or implied covenant of this Agree (other than the obligation to make monetary payments), or from meeting any deadline under this Agreement reason of "Force Majeure," as hereinafter defined, the express or implied covenant or deadline so affected will automatically be extended so long as the cause or causes for such delays or interruptions continue and I additional sixty (60) days following the cessation of such delay or interruption. "Force Majeure" is herein defined as an act of God, adverse weather conditions, inability to obtain materials in the open market or transportation thereof, war, strikes, lockouts, riots, insurrections or any other conditions or circumstances not wholly with control of a Party hereto (other than financial) or any federal, state or municipal law, order, permit, rule or regulation. The Party subject to the Force Majeure event will not be liable to the other Party in damages for failure to perform as required hereunder or to comply with any covenant, agreement or requirement hereof during the time the Party subject to the Force Majeure event is relieved from its obligations hereunder, provided that the Party subject to the Force Majeure event has given written notice to the other Party within thirty (30) days after occurrence of the cause relied upon to suspend the obligations of the Party subject to the Force Majeure event. The Party subject to the Force Majeure event will not be relieved from any express or implied obligations under the Lease(s) by operation of Force Majeure hereunder, unless said Lease(s) also suspends such obligations for the same cause. Further, if the Lease(s) provides for a time for the suspension of obligations less than sixty (60) the provisions of said Lease(s) will control. The Parties recognize that time is of the essence in the performance of the obligations under this Agreement, and every reasonable effort should be made by the Party affected by the Force Majeure event to avoid delay or suspension of any work or acts to be performed under this Agreement and to make all reasonable efforts to overcome the impact of the Force Majeure as soon as possible. The requirement that the Force Majeure be remedied with all reasonable dispatch will not require a Party to settle strikes or labor difficulties.

                                   ARTICLE 23

23.     DISPUTE RESOLUTION.
        -------------------


        23.1    Dispute Resolution.
                -------------------
        Notwithstanding anything contained heretofore in this Agreement to the contrary, with the exceptions of decisions made by engineering firms or consultants as provided under Article 6, the Parties specifically acknowledge and agree that any claim, controversy or dispute arising out of relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof will be resolved solely accordance with the Dispute Resolution Procedure set forth in Exhibit "F" attached hereto and made a part hereof. Disputes related to pressure communication or common reservoir issues will be addressed accordance with the procedures stated under Article 6 as applicable and not Exhibit "F".


                                   ARTICLE 24

24.     TERMINATION
        -----------


        24.1    Termination.
                ------------
        This Agreement will begin on the Effective Date, will remain in effect as to earned and un-reverted portions of each Lease and unless terminated pursuant to another provision in this Agreement or unless extent pursuant to another provision, the Company right to earn will remain in effect until December 31, 2007, at which time this Agreement will automatically terminate without any other action by any Party hereto as to any unearned interests. As to each Prospect listed on Exhibits "A" and "B", and any acreage made subject to this Agreement pursuant to Section 2.4, as each such interest or right to earn an interest expires or terminates, it will no longer subject to this Agreement. It is understood between the Parties hereto that after termination of the Company's right to earn under this Agreement, the only acreage Company will have rights to will be that acreage it has already earned or has committed to drill under this Agreement as provided under Section 24.3 belt Notwithstanding the termination of the Company right to earn under this Agreement, each Party will continue be obligated to fulfill its existing commitments, obligations, liabilities, both financial and otherwise, and of undertakings theretofore incurred hereunder or incurred under the terms of those agreements attached Exhibits hereto.


        24.2    Lease Expiration or Termination.
                --------------------------------
        Although Chevron shall use business-like efforts to monitor ongoing activities on the Lease(s), Chevron shall not be liable to Company for the Lease(s) termination and/or Chevron's failure to maintain the Lease during the term of this Agreement but Chevron shall attempt, so long as Chevron owns Record

Title or Operating Rights Interest in the Lease(s), to notify Company at least thirty (30) days before said Lease(s) will terminate.


        24.3    Agreement Extension.
                --------------------
        At the termination of this Agreement, should operations for the drilling of an Initial Test Well o Substitute Well have been commenced on a Prospect, this Agreement will continue in effect so long operations are continuously prosecuted on such well. On the expiration of such period this Agreement v automatically terminate without any further action from any Party hereto as to any unearned interest. As stated in Section 24.1 above, each Party will continue to be obligated to fulfill its existing commitments, obligations, liabilities both financial and otherwise, and other undertakings theretofore incurred hereunder or incurred under the terms of those agreements attached as Exhibits hereto.




                                   ARTICLE 25

25.     INDEMNITY
        ---------


        25.1    Indemnity.
               ----------
        Company, to the extent of the obligations undertaken herein, agrees to protect, indemnify, and save Chevron, its parent, subsidiaries, affiliates, and/or successors and the directors, officers, employees or agents each ("Chevron Company Group") free and harmless from all obligations, business dealings, liabilities, del charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of act arising directly or indirectly out of all of Company's actions or inactions under this Agreement, and related to a dealing with any Third Party that Company has or may have with regard to financing or the assignment of, whole or in part, any rights under this Agreement, and to relieve the Chevron Company Group from any and liability (exclusive of business debts and charges) incurred as a result of such actions. The indemnities a covenants of this Section 25.1 will be effective whether or not such obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes action aforesaid are caused wholly or partly by negligence attributed to the Chevron Company Group, or by any other means, excepting those occurrences involving the gross negligence or willful misconduct of the Chevron Company Group.

                                   ARTICLE 26

26.    BREACH


        26.1    Breach.
                -------

        Anything herein to the contrary notwithstanding, any failure by Company to comply with any material obligation hereunder will be considered a breach of this Agreement. In the event of any such breach, Chevron shall notify Company of such breach and if Company does not correct or is not in good faith attempting to correct such breach within thirty (30) days of receipt of such notice, Chevron may terminate this Agreement in whole or in part by notifying Company in writing of such termination, without prior notice or demand being made upon Company and without the necessity of placing Company in default; provided, however, the failure by Chevron to exercise at any time or from time to time such right of termination will not effect a waiver of any breach or of Chevron's right subsequently to terminate this Agreement.



                                   ARTICLE 27

27.     DISCLAIMER OF WARRANTY
        ----------------------


        27.1    Disclaimer of Warranty.
                -----------------------

        THIS AGREEMENT IS MADE WITHOUT ANY WARRANTY OF TITLE TO THE LEASE(S). CHEVRON DOES NOT WARRANT EITHER EXPRESS, STATUTORY OR IMPLIED, AS TO TITLE, MERCHANTABILITY, CONDITION, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE CHEVRON LEASE(S), AND ALL OTHER PROPERTY COVERED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO THE WELL BORES, EQUIPMENT AND FACILITIES UTILIZED BY THE PARTIES HEREUNDER, OR ANY OTHER SORT OF WARRANTY AND IS WITHOUT RECOURSE AGAINST CHEVRON WHATSOEVER, EVEN AS TO THE RETURN OF CONSIDERATION. CHEVRON MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING COMPANY'S RIGHT OF INGRESS TO AND EGRESS FROM THE CHEVRON LEASE(S) ACROSS ADJACENT OR ADJOINING LANDS.


        CHEVRON SPECIFICALLY DISCLAIMS, AND COMPANY EXPRESSLY WAIVES THE IMPLIED WARRANTY OF TITLE NOTED IN LA. R. S. 31:120 WITH RESPECT TO THE CHEVRON LEASE(S). COMPANY ACKNOWLEDGES THAT THIS EXPRESS WAIVER WILL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND PART OF THE CONSIDERATION GIVEN THEREFOR. COMPANY FURTHER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN SPECIFICALLY BROUGHT TO COMPANY'S ATTENTION AND THAT COMPANY HAS VOLUNTARILY AND KNOWINGLY

CONSENTED TO THIS WAIVER. THE PARTIES AGREE TH, FOR THE PURPOSES OF THIS WAIVER OF THE IMPLIED WARRANTY OF TITLE, CHEVRON AT THEIR AFFILIATES WILL BE CONSIDERED AS THE SELLER HEREUNDER AND COMPAI EXPRESSLY WAIVES ALL RIGHTS OF SUBROGATION IN WARRANTY OF THE SELLER AGAIN OTHER PERSONS GRANTED TO A BUYER BY LOUISIANA CIVIL CODE ARTICLE 2503.

        COMPANY ACKNOWLEDGES THAT (i) IT IS A SOPHISTICATED INVESTOR AND OPERATOR IN THE OIL AND GAS BUSINESS; (ii) IT UNDERSTANDS THE RISKS INVOLVED IN OIL AND GAS EXPLORATION AND DEVELOPMENT; AND (iii) IT UNDERSTANDS THAT ITS PARTICIPATION THIS AGREEMENT IS A HGHLY RISKY UNDERTAKING AND THAT COMPANY MIGHT NOT RECOVER ANY OF ITS INVESTMENT MADE HEREUNDER.




                                   ARTICLE 28

28.     GENERAL PROVISIONS
        ------------------


        28.1    Prospects Treated Separately.
                -----------------------------
        Unless otherwise provided, the terms and provisions stated herein will apply separately to each Prospect listed on Exhibit "A" or Exhibit "B".


        28.2    Non-Interference.
                -----------------
        Any and all operations conducted and/or performed on the Lease(s) for which Company is or becomes the well operator, if any, will be conducted and performed with due diligence and in a workmanlike manner a will be coordinated and scheduled so as not to unreasonably interfere with existing or anticipated operatic located on the interests in the Lease(s) and Excluded Property not transferred hereunder by Chevron, applicable. In the event that the proposed drilling of an Initial Test Well on any Prospect is delayed because potential interference with operations on the Lease(s) or Excluded Property by Chevron, then Chevron a Company agree that the period to commence operations on the Initial Test Well will be extended, if request by Company, for the duration of the interference plus a reasonable amount of time for Company to coordinate its activities after cessation of operations by Chevron.


        28.3    Governmental Approvals.
                -----------------------
        From and after the execution hereof, each of the Parties hereto, without further consideration, will use its business-like efforts to execute, deliver, submit, gain approvals of and record (or cause to be executed, delivered, submitted, and recorded) good and suffcient permits, designations, other regulatory documents, and instruments of conveyance and transfer (as applicable), and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the covenants, stipulations and obligations of the Parties hereto.


        28.4    Amendments.
                -----------

        This Agreement will not be modifed or amended except by mutual agreement of the Parties in writing. No action or failure to act on the part of either Party hereto will be construed as a modifcation or amendment to, or a waiver of, any of the provisions of this Agreement.


        28.5    Declaration of Agreement.
                -------------------------

        Should either Party request a Declaration of Agreement be executed for fling in the applicable public records, both Parties agree to execute a Declaration of Agreement similar in form as that which is attached hereto as Exhibit "G". Either Party will have the right and option, at its own expense, of fling such Declaration of record in the appropriate State and/or Federal offces.


        28.6    Other Rights, Remedies Reserved.
                --------------------------------

        No provision contained herein providing for the termination of this Agreement will be construed as precluding, nor will it preclude, Chevron from asserting its respective rights to specifc performance, damages, or any other rights or remedies to which it may be entitled.


        28.7    No Waiver.
                ----------

        Chevron's or Company's failure to enforce any of the provisions of this Agreement will not efect a waiver of any violation thereof nor preclude enforcement of that or any other provisions hereof at that or any other time.


        28.8    No New Lease Burdens.
               ---------------------

        As to the Lease(s) that are subject to this Agreement, until Company has earned and received an assignment of an interest, or relinquishes its rights to earn any interest therein, or until this Agreement terminates, Chevron agrees not to create any additional lease burdens, marketing commitments, or other contractual obligations on such Lease(s) as to the Available Acreage. Prior to Company receiving an assignment of an interest in a Prospect, Chevron shall not create or allow the creation of any additional lease burdens afecting the Contract Acreage which Company has a right to earn hereunder. During the term of the Company's right to ear under this Agreement, Chevron shall use business-like efforts not to unnecessarily prejudice the rights and options Company as stipulated hereunder.


        28.9    Permitting Cost Sharing.
                ------------------------
        In addition to the obligations under Section 3.2, Company will be obligated to contribute Company's Interest share of all direct permitting and regulatory costs incurred by Chevron subsequent to the Effective Date of this Agreement on the Lease(s) subject hereto. This contribution will only come due once Company agrees to participate in the drilling of the Initial Test Well on a Prospect. Payment will be due upon receipt of Chevron written notice of all such costs.


        28.10   Audit Rights.
                -------------
        Upon written notice to the other Party, any Party ("requesting Party") may examine the accounts records of the other Party from time to time during normal business hours required to verify a Party's compliance with the financial obligations assumed by that Party in this Agreement. Such examinations will be made din by the requesting Party at its expense or through an independent accounting firm of the requesting Party's choice retained at the requesting Party's expense. If performed, the requesting Party will commence its initial audit of the other Party's accounts and records pursuant hereto, within twenty-four (24) months from the Effective Date of Agreement. After the initial audit has been conducted or the initial audit period has expired without such being commenced, the requesting Party may commence subsequent audits only covering those periods following, the end of the previous twenty-four (24) month period.


        28.11   Severability.
                -------------
        Every provision in this Agreement is intended to be severable. If any term or provision hereof is held court of competent jurisdiction to be illegal or invalid for any reason whatsoever, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect.


        28.12   Entire Agreement.
                -----------------
        This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings rely to the subject matter hereof including that certain Letter from Company to Chevron dated August 10, 2006.

        28.13   Further Assurances.
                -------------------
        Each Party agrees to execute and deliver all such additional documents, instruments and assurances to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the t and conditions of this Agreement.


        28.14   Surviving Obligation.
                ---------------------
        THE TERMINATION OF THIS AGREEMENT WILL NOT RELIEVE ANY PARTY HER FROM ANY EXPENSE, LIABILITY OR OTHER OBLIGATION OR ANY REMEDY THEREFOR WH HAS ACCRUED OR ATTACHED PRIOR TO THE DATE OF SUCH TERMINATION.


        28.15   Conflict of Terms.
                ------------------
        In the event of any conflict between the main body of this Agreement and attached Exhibits, provisions of the main body of this Agreement will control.



        IN WITNESS WHEREOF, this Agreement is executed and made effective by the Parties hereto the Effective Date as defined herein.


WITNESSES:
----------

                                             CHEVRON U.S.A. INC.


                                             By:    /s/ J.G. Larre
--------------------------                          --------------------
                                             Name:  J. G. LARRE
                                                    -------------------
                                             Title: Assistant Secretary
--------------------------                          -------------------


                                             RIDGEWOOD ENERGY CORPORATION



 (Signature Illegible)                       By:    /s/ W. Greg Tabor
--------------------------                          ------------------------
                                             Name:  W. Greg Tabor
                                                    ------------------------
 (Signature Illegible)                       Title: Executive Vice President
--------------------------                          ------------------------

                                 ACKNOWLEDGMNTS
                                 --------------


STATE OF LOUISIANA

PARISH OF ORLEANS

        BEFORE ME, the undersigned authority, a Notary Public in and for said Parish and State, on this day personally appeared J.G LARRE, Assistant Secretary of Chevron U.S.A. Inc., a Pennsylvania corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and who acknowledged to me that he executed the same as the act and deed of said corporation, for the purposes and consideration therein expressed, in the capacity therein stated.


        GIVEN under my hand and seal of office this 9th day of October, 2006.



                             ---------------------------------------------------
                             Notary Public in and for the State of Louisiana

My commission is for life.


STATE OF TEXAS

COUNTY OF HARRIS

        BEFORE ME, the undersigned authority, a Notary Public in and for said Parish and State, on this day personally appeared, W. Greg Tabor, Executive Vice President of Ridgewood Energy Corporation, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and who acknowledged to me that he executed the same as the act and deed of said corporation, for the purposes and consideration therein expressed, in the capacity therein stated.


        GIVEN under my hand and seal of office this 19th day of October, 2006.





[SEAL]    DONNA ERMIS                /s/ Donna ermis
   Notary Public, State of Texas    --------------------------------------------
     MY Commission Expires          Notary Public in and for the State of Texas.
       October 01, 2008

                                   EXHIBIT "A"
                                   -----------

                                PRIMARY PROSPECT
                                ----------------

Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation


                              Mussel Beach Prospect
                              ---------------------


OCS Block: A portion of South Timbalier Block 135
Lease: OCS 0462
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty, further subject to an Overriding Royalty Interest of 1/12 of 8/8ths OR a Net Profit Interest of 10% of 8/8ths due to ExxonMobil and an ORRI of 0.01 due to various parties collectively referred to MPT.


OCS Block: A portion of South Timbalier Block 136
Lease: OCS-G 26097
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty


Chevron Interest Before-Casing Point Chevron BCP Interest:                      Fifty-eight percent    (58%)
---------------------------------------------------------
* Ridgewood Interest Before Casing Point (Ridgewood BCP Interest):              Forty-two Percent      (42%)
-----------------------------------------------------------------

* Ridgewood will have and bear the obligation of paying its disproportionate BCP Interest share of the Well Costs stated above until Casing Point or until one hundred twenty percent
(120%) of the associated AFE to drill the Initial Test Well, whichever occurs first, have been spent in the drilling of said
Well and any Substitute Well(s).

Chevron Interest After Casing Point (Chevron ACP Interest):                     Seventy-five percent   (75%)
----------------------------------------------------------
Ridgewood Interest After Casing Point (Ridgewood ACP Interest):                 Twenty-five Percent    (25%)
--------------------------------------------------------------


Operator: Chevron U.S.A. Inc.


Description of Exploratory Well, Objective Depth and Primary Objective for
--------------------------------------------------------------------------
Mussel Beach Prospect:
----------------------

The Initial Exploratory Well shall be drilled to: (1) a True Vertical Depth of 19,600 feet subsea, or (2) a depth sufficient to adequately test the Mussel Beach Sand, whichever is the lesser depth, with a surface location of the Initial Exploratory Well on MMS Lease OCS 0462, South Timbalier Area, Block 135, Offshore Louisiana being approximately X = _________ and Y = ________ and bottom hole location target of the Initial Exploratory Well being approximately X = __________ and Y = ___________.




                                   Page 1 of 2

Chevron/Ridgewood EPA 2006
Exhibit A - ST/WD EPA EXHIBIT A.doc

Mussel Beach Prospect - Available Acreage for an Assignment of Operating Rights
-------------------------------------------------------------------------------
Interest that May Be Earned for a well to be drilled and logged to Objective
----------------------------------------------------------------------------
Depth:
------

Mussel Beach Prospect shall consist of the following:

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by S No. OCS 0462, South Timbalier Area, Block 135, dated effective January 1, 1955 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers W/2 of NW/4 of South Timbalier Block 135, A FURTHER LIMITED WITHIN SAID AREA as to those depths located on the Lease from below the of the stratigraphic equivalent of the J-8 Sand, as seen at 17,810' measured depth in the electrical log of Great Western Offshore Company's OCS-G 8720 Well No. 1 in South Timbalier Block 136, to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well, and

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Serial No. OCS-G 26097, South Timbalier Area, Block 136, dated effective June 1, 2004 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers NE/4 of South Timbalier Block 136, AND FURTHER LIMITED WITHIN SAID AREA as to those depths located on the Lease from below the base of stratigraphic equivalent of the J-8 Sand, as seen at 17,810' measured depth in the electrical log of the Great Western Offshore Company's OCS-G 8720 Well No. 1 in South Timbalier Block 136, to one hundred (100') below the deepest depth drilled and logged in the Earning Well, and

Ridgewood expressly agrees that Chevron will reserve and except unto itself all rights, title and interest in to the Excluded Property, less and except the rights of ingress, egress and access to the earned area.

                                   EXHIBIT "B"
                                   -----------

                      ADDITIONAL OPPORTUNITIES PROSPECT(S)
                      ------------------------------------

Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation

                              Holly Beach Prospect
                              --------------------

OCS Block: A portion of West Delta Block 109
Lease: OCS-G 2937
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty


Chevron/Other Interest Before Casing Point (Chevron BCP Interest):              Fifty-eight percent    (58%)
-----------------------------------------------------------------
* Ridgewood Interest Before Casing Point (Ridgewood BCP Interest):              Forty-two Percent      (42%)
-----------------------------------------------------------------

* Ridgewood will have and bear the obligation of paying its disproportionate BCP
Interest share of the Well Costs stated above until Casing Point or until one hundred twenty percent (120%) of the associated AF drill the Initial Test Well, whichever occurs first, have been spent in the drill said Well and Substitute
Well(s).



Chevron/Other Interest After Casing Point (Chevron ACP Interest:                Seventy-five percent   (75%)
---------------------------------------------------------------
Ridgewood Interest After Casing Point (Ridgewood ACP Interest):                 Twenty-five Percent    (25%)
--------------------------------------------------------------


Operator: Chevron U.S.A. Inc.


Description of Exploratory Well, Objective Depth and Primary Objective for Holy
-------------------------------------------------------------------------------
Beach Prosper
-------------

The Initial Exploratory Well shall be drilled to: True Vertical Depth of 21,000 feet subsea, with a surface location of the Initial Exploratory Well on MMS Lease OCS-G 2937, West Delta Area, Block 109 Offshore Louisiana being approximately X = __________ and Y = ___________ and bottom hole location to of the Initial Exploratory Well being approximately X = _________ and
Y = ___________.

Holly Beach Prospect - Available Acreage for an Assignment of Operating Rights
------------------------------------------------------------------------------
Interest that May Be Earned for a well to be drilled and logged to Objective
-----------------------------------------------------------------------------
Depth:
------

Holly Beach Prospect shall consist of the following:

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Si\erial No. OCS-G 2937, West Delta Area, Block 109, dated effective November 1, 1974 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers SW/4; S/2 of SE/4; and SW/4 of N/2 of SE/4 of West E Block 109, AND FURTHER LIMITED WITHIN SAID AREA as to those depths located on the Lease between a depth of 16,500 feet true vertical depth subsea to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well.

Ridgewood expressly agrees that Chevron will reserve and except unto itself all rights, title and interest in to the Excluded Property, less and except the rights of ingress, egress and access to the earned area.

Chevron/Ridgewood EPA 2006
Exhibit B - ST/WD EPA EXHIBIT B.doc

                            Skipper's Canyon Prospect
                            -------------------------


OCS Block: A portion of South Timbalier Block 151
Lease: OCS 0463
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty, further subject to Net Profit Interest of 10% of 8/8ths due t, ExxonMobil and an ORRI of 0.01 due to various parties collectively referred to MPT.


Chevron/Other Interest Before Casing Point (Chevron BCP Interest:               Fifty-eigh percent    (58%)
-----------------------------------------------------------------
* Ridgewood Interest Before Casing Point (Ridgewood BCP Interest:               Forty-two Percent      (42%)
----------------------------------------------------------------



* Ridgewood will have and bear the obligation of paying its disproportionate BCP
Interest share of the Well Costs stated above until Casing Point or until one hundred twenty percent (120%) of the associated AFE drill the Initial Test Well, whichever occurs first, have been spent in the drilling of said Well and Substitute Well(s).

Chevron/Other Interest After Casing Point (Chevron ACP Interest:                Seventy-five percent   (75%)
---------------------------------------------------------------
Ridgewood Interest After Casing Point (Ridgewood ACP Interest):                 Twenty-five Percent    (25%)
--------------------------------------------------------------


Operator: Chevron U.S.A. Inc.



Description of Exploratory Well, Objective Depth and Primary Objective for
--------------------------------------------------------------------------
Skipper's Canyon Prospect:
--------------------------

The Initial Exploratory Well shall be drilled to: (1) a True Vertical Depth of 19,520 feet subsea, or (2) a depth sufficient to adequately test the Skipper's Canyon Sand, whichever is the lesser depth, with a surface location of the Initial Exploratory Well on MMS Lease OCS 0463, South Timbalier Area, Block 151, Offshore Louisiana being approximately X = ________ and Y = ________ and bottom hole location target of the Initial Exploratory Well being approximately
X = __________ and Y = ___________.

Skipper's Canyon Prospect - Available Acreage for an Assignment of Operating
----------------------------------------------------------------------------
Rights Interest May Be Earned for a well to be drilled and logged to Objective
------------------------------------------------------------------------------
Depth:
------

Skipper's Canyon Prospect shall consist of the following:

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Serial No. OCS 0463, South Timbalier Area, Block 151, dated effective January 1, 1955 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers NW/4; N/2 of SW/4; and W/2 of W/2 of NE/4 of South Timbalier Block 151, AND FURTHER LIMITED WITHI SAID AREA as to those depths located or. Lease from below the base of the stratigraphic equivalent of the J-7 Sand, as seen at 12,811' measured depth in the electrical log of the Gulf Oil Corporation's OCS 0463 Well No. G-1 in South Timbalier Block to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well, and

Ridgewood expressly agrees that Chevron will reserve and except unto itself all rights, title and interest in to the Excluded Property, less and except the rights of ingress, egress and access to the earned area.

                               Emma Beach Prospect
                               -------------------

OCS Block: A portion of South Timbalier Block 132
Lease: OCS-G 24965
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty

OCS Block: A portion of South Timbalier Block 133
Lease: OCS 0459
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty and an ORRI of 0.01 due to various parties collectively referred to MPT.

OCS Block: A portion of Grand Isle Block 86
Lease: OCS-G 5660
Chevron Leasehold Interest: Ninety and Four-Tenths Percent (90.4%) Lease Burdens: 1/6 of 8/8ths MMS royalty

OCS Block: A portion of Grand Isle Block 88
Lease: OCS-G 26127
Chevron Leasehold Interest: One Hundred Percent (100%)
Lease Burdens: 1/6 of 8/8ths MMS royalty


Chevron Interest Before Casing Point (Chevron BCP Interest):                    Fifty-eight percent    (58%)
-----------------------------------------------------------
* Ridgewood Interest Before Casing Point (Ridgewood BCP Interest):              Forty-two Percent      (42%)
-----------------------------------------------------------------


* Ridgewood will have and bear the obligation of paving its disproportionate BCP
Interest share of the Well Costs stated above until Casing Point or until one hundred twenty percent (120%) of the associated AF drill the Initial Test Well, whichever occurs first, have been spent in the drilling of said Well and Substitute Well(s).

Chevron Interest After Casing Point (Chevron ACP Interest):                     Seventy-five percent   (75%)
----------------------------------------------------------
Ridgewood Interest After Casing Point (Ridgewood ACP Interest):                 Twenty-five Percent    (25%)
--------------------------------------------------------------


Operator: Chevron U.S.A. Inc.


Description of Exploratory Well, Objective Depth and Primary Objective for Emma
-------------------------------------------------------------------------------
Beach Prospect:
---------------

The Initial Exploratory Well shall be drilled to: a True Vertical Depth of 14,000 feet subsea, with a surface location of the Initial Exploratory Well on MMS Lease OCS-G 5660, Grand Isle Area, Block 86, Offshore Louisiana being approximately X = _________ and Y = _________ and bottom hole location target of Initial Exploratory Well being approximately X = _________ and Y = ____________.

Emma Beach Prospect - Available Acreage for an Assignment of Operating Rights
-----------------------------------------------------------------------------
Interest that May Be Earned for a well to be drilled and logged to Objective
---------------------------------------------------------------------------
Depth:
------

Emma Beach Prospect shall consist of the following:

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Serial No. OCS-G 24965, South Timbalier Area, Block 132, dated effective July 1, 2003 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers the S/2; S/2 of N/2; E/2 of N/2 of N/2 of South Timbalier Block 132, AND FURTHER LIMITED WITHN SAID AREA as to those depths located on the Lease from 13,000' TVD SS to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well, and

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Serial No. OCS 0459, South Timbalier Area, Block 133, dated effective January 1, 1955 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers the SE/4; SE/4 of NE/4 of South Timbalier Block 133, AND FURTHER LIMITED WITHIN SAID AREA as to those depths located on the Lease from 13,000' TVD SS to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well, and

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Serial No. OCS-G 5660, Grand Isle Area, Block 86, dated effective July 1, 1983 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers the SW/4; S/2 of SE/4; NW/4 of SE/4 of Grand Isle Block 86, AND FURTHER LIMITED WITHIN SAID AREA as to those depths located on the Lease from 13,000' TVD SS to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well, and

The Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act designated by Serial No. OCS-G 26127, Grand Isle Area, Block 88, dated effective June 1, 2004 (the "Lease"), INSOFAR AND ONLY INSOFAR as said Lease covers the NW/4; NW/4 of NE/4 of Grand Isle Block 88, AND FURTHER LIMITED WITHIN SAID AREA as to those depths located on the Lease from 13,000' TVD SS to one hundred feet (100') below the deepest depth drilled and logged in the Earning Well.

Ridgewood expressly agrees that Chevron will reserve and except unto itself all rights, title and interest in and to the Excluded Property, less and except the rights of ingress, egress and access to the earned area.

                                Mt. Hood Prospect
                                -----------------

Earning rights limited from depths below 15,000' TVD SS to 100' below the deepest depth drilled and logged in the Initial Test Well, in the following Lease(s):

              South Timbalier Block 134 (W/2); OCS-0461: (Portion) South Timbalier Block 135 (E/2); OCS-0462: (Portion)


                                 Wahoo Prospect
                                 --------------

Earning rights limited from depths starting at ten feet (10') above the stratigraphic equivalent of the E-10 Sand, as seen at 15,352' MD in the array induction/gamma ray/sp wireline log of the Walter Oil and Gas Corporation OCS-G 3336 Well No. 7 in South Timbalier Block 35, API # 177154116800, to 100' below the deepest depth drilled and logged in the Initial Test Well, in the
                               followingLease(s):

              South Timbalier Block 35 (S/2); OCS-G 3336: (Portion)


                                Kapolei Prospect
                                ----------------

Earning rights limited from depths below 15,000' TVD SS to 100' below the deepest depth drilled and logged in the Initial Test Well, in the following Lease(s):

              South Timbalier Block 129 (N/2), OCS 0465: (Portion)


                               Simon Says Prospect
                               -------------------

Earning rights limited from depths starting at ten feet (10') above the stratigraphic equivalent of the J-6 Sand, as seen at 15,912' MD in the______ log of the Chevron U.S.A. Inc. OCS 0498 Well No. X-3 in South Timbalier Block 128, API # _________ , to 100' below the deepest depth drilled and logged in the
                 Initial Test Well, in the following Lease(s):

South Timbalier Block 128, OCS 0498: S/2 NW/4, SW/4 NE/4, N/2 SW/4, SW/4 SW/4,
               NW/4 SE/4 SW/4, N/2 NW/4 SE/4, and SW/4 NW/4 SE/4


                              Lewes Beach Prospect
                              --------------------

Earning rights limited from depths below 15,000' TVD SS to 100' below the deepest depth drilled and logged in the Initial Test Well, in the following Lease(s):

                South Timbalier Block 127, OCS-G 24964: (Portion)

                                   EXHIBIT "C"
                                   -----------

 Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A.
                     Inc. and Ridgewood Energy Corporation

      List of Existing Agreements, Restrictions, Exceptions and Obligations
      ---------------------------------------------------------------------
                              For Primary Prospect
                              --------------------

                              MUSSEL BEACH PROSPECT
                              ---------------------

                       OCS 0462 South Timbalier Block 135
                       ----------------------------------


LIS No. 822630    Confidentiality Agreement dated June 16, 2006 between Chevron
                  U.S.A. Inc. and Ridgewood Energy Corporation.

LIS No. 109141    OCS 0462 Lease Agreement dated January 1,1955  between Gulf
                  Refining Company and The United States, as it may have been amended.

LIS No. 109141    Assignment of Overriding Royalty Interest dated effective
                  September 8, 1955 from Gulf Refining Company, as Assignor, to
                  San Jacinto Petroleum Corporation, as Assignee.

LIS No. 109141    Assignment of Overriding Royalty Interest dated effective May
                  28, 1956 from Gulf Refining Company, as Assignor, to Marine
                  Instrument Company, as Assignee.

LIS No. 109141    Assignment of Overriding Royalty Interest dated effective May
                  28, 1956 from Gulf Oil Corporation, as Assignor, to Marine
                  Petroleum Corporation, as Assignee.

LIS No. 109141    Assignment dated effective July 1, 1959 between Humble Oil &
                  Refning Company and Gulf Oil Corporation, as it may have been amended.

LIS No. 159837    Concurrent Agreement dated effective July 1, 1959 between
                  Humble Oil & Refining Company and Gulf Oil Corporation, as it may have been amended.

LIS No. 002229    Block 135 South Timbalier Area Federal Unit Agreement dated effective December 16, 1959 between Gulf Oil Corporation and the United States Geological Survey, as it may have been amended.

LIS No. 023795    Venice Natural Gas Gathering Agreement (the "VGGA") and that certain Venice Gas Processing Agreement (the "VGPA") -- both dated effective November 1, 1996 between Chevron U.S.A. Inc.
                  and Venice Energy Services Company ("VESCO"), and that certain
                  Venice Reserve Commitment Agreement (the "VRCA") dated effective December 10, 1997 between Chevron U.S.A. Inc. and
                  Venice Gathering System, L.L.C. ("VGS"), as they may have been amended, renewed or replaced. Any interest assigned in the Lease will be subject to the VGGA, the VGPA and the VRCA, unless the assignee enters into separate agreements with VESCO

                                   Page 1 of 2

Chevron/Ridgewood EPA 2006
Exhibit C - ST/WD EPA EXHIBIT C.doc
                  and VGS, or their successors or assigns, containing terms and provisions similar to those in, and replacing, the VGGA, the VGPA and the VRCA as between that assignee in the Lease and VESCO and VGS, or their successors or assigns.

LIS No. 161657    Natural Gas Processing Agreement - Gulf of Mexico dated
                  effective March 1, 2002 between Chevron U.S.A. Inc., Texaco
                  Exploration and Production Inc. and Dynegy Midstream Services,
                  Limited Partnership (the "Dynegy GPA"), as it may have been amended, renewed or replaced. The Dynegy GPA commitment applies to gas from the Lease only if that gas is not processed pursuant to the VGPA, in which case, any assignee in the lease shall enter into a separate Natural Gas
                  Processing Agreement with Dynegy Midstream Services, Limited
                  Partnership, or its successors or assigns, covering the assigned interest and containing terms and provisions similar to those in the Dynegy GPA for the processing of gas that is not processed pursuant to the VGPA.


                      OCS-G 26097 South Timbalier Block 136
                      -------------------------------------



LIS No. 822630    Confidentiality Agreement dated June 16, 2006 between Chevron
                  U.S.A. Inc. and Ridgewood Energy Corporation.

LIS No. 697315    OCS-G 26097 Lease Agreement dated June 1, 2004 between
                  Chevron U.S.A. Inc. and The United States, as it may have been amended.

LIS No. 023795    Venice Natural Gas Gathering Agreement (the "VGGA") and that certain Venice Gas Processing Agreement (the "VGPA") - both dated effective November 1, 1996 between Chevron U.S.A. Inc.
                  and Venice Energy Services Company ("VESCO"), and that certain
                  Venice Reserve Commitment Agreement (the "VRCA") dated effective December 10, 1997 between Chevron U.S.A. Inc. and
                  Venice Gathering System, L.L.C. ("VGS"), as they may have been amended, renewed or replaced. Any interest assigned in the Lease will be subject to the VGGA, the VGPA and the VRCA, unless the assignee enters into separate agreements with VESCO and VGS, or their successors or assigns, containing terms and provisions similar to those in, and replacing, the VGGA, the VGPA and the VRCA as between that assignee in the Lease and VESCO and VGS, or their successors or assigns.

LIS No. 161657    Natural Gas Processing Agreement -- Gulf of Mexico dated
                  effective March 1, 2002 between Chevron U.S.A. Inc., Texaco
                  Exploration and Production Inc. and Dynegy Midstream Services,
                  Limited Partnership (the "Dynegy GPA"), as it may have been amended, renewed or replaced. The Dynegy GPA commitment applies to gas from the Lease only if that gas is not processed pursuant to the VGPA, in which case, any assignee in the lease shall enter into a separate Natural Gas Processing
                  Agreement with Dynegy Midstream Services, Limited Partnership, or its successors or assigns, covering the assigned interest and containing terms and provisions similar to those in the Dynegy GPA for the processing of gas that is not processed pursuant to the VGPA.

                                  EXHIBIT "D-1"
                                  -------------

Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation


STATE OF LOUISIANA
OFFSHORE LOUISIANA

                     PARTIAL ASSIGNMENT OF OPERATING RIGHTS

THIS PARTIAL ASSIGNMENT OF OPERATING RIGHTS ("this Assignment") effective from and after ________ , 200_______ by and between Chevron U.S.A. Inc., a Pennsylvania corporation, with a mailing address of 935 Gravier Street, New Orleans, Louisiana 70112, hereinafter called "ASSIGNOR"; and Ridgewood Energy Corporation, a Delaware limited liability corporation, with a mailing address of 11700 Old Katy Road, Suite 280, Houston, Texas 77079, hereinafter called "ASSIGNEE"; individually, a "Party" and collectively, the "Parties";

                                   WITNESSETH:
                                   -----------

That for and in consideration of the mutual advantages and benefits accruing to the Parties hereto, including the express assumption of obligations made hereinafter by ASSIGNEE, the sufficiency of which is hereby acknowledged, ASSIGNOR, the present legal owner and holder of one-hundred per cent (100%) right, title and interest in and to the hereinafter identified oil and gas lease, does hereby transfer, assign, sublease, set over and deliver to ASSIGNEE an undivided TWENTY-FIVE PERCENT (25%) of ASSIGNOR's interest in the operating rights in and to the following identified oil and gas lease and well:

                OCS ______ , effective___________ , ____________ , by the United
                States Department of the Interior, covering all of the Federal portion of Block ___, __________ Area (the "Lease"),

                INSOFAR AND ONLY INSOFAR as said operating rights cover and affect the _________ QUARTER of said ___________ Block______, limited as to depths from _______ feet total vertical depth subsea to ___________ feet total vertical depth subsea, being one hundred feet below the deepest depth drilled by ASSIGNEE'S earning well, the OCS _____ Well No.__________ (API No. ________).

The above assigned interest in the aforementioned portion and depths within and under the Lease, have been earned by ASSIGNEE pursuant to and subject to that certain Exploration Participation Agreement by and between ASSIGNOR and ASSIGNEE dated ____________, 2006.

TO HAVE AND TO HOLD exclusively unto ASSIGNEE, its heirs, successors, sublessees and assigns, and subject to the following reservations, terms and conditions, to-wit:

1. This Partial Assignment of Operating Rights is delivered, accepted and made expressly subject to and with the express assumption of all of the obligations under (i) that certain Exploration Participation Agreement between ASSIGNOR and ASSIGNEE dated effective ____________ , 2006, and any amendments thereto, said agreement being made a part hereof by reference for all purposes. Additionally, each of the Parties agrees and accepts to be bound by the terms and provisions of the Lease and the certain agreements identified on Exhibit "A", attached hereto and made a

Chevron/Ridgewood EPA 2006
Exhibit D-1 - ST/WD EPA EXHIBIT D-1.doc
        part hereof for all purposes. In case of any conflict between the terms and provisions of said Exploration Participation Agreement and the terms and provisions of this Assignment, the said Exploration Participation Agreement shall prevail.

2. This Partial Assignment of Operating Rights is given without warranty of any kind, express implied, except against ASSIGNOR's own acts and omissions, but does grant and transfer ASSIGNEE full subrogation and substitution in and to all of ASSIGNOR's rights and actions warranty which ASSIGNOR has or may have against all former owners or vendors of said operating rights.

3. ASSIGNOR retains all rights in and to all depths and portions of the said OCS _______ , Block _______, _______Area, not herein expressly assigned to ASSIGNEE. ASSIGNOR expressly excel and reserves from this Assignment all rights necessary to drill to, produce from, and operate in said, depths and portions not assigned to ASSIGNEE herein or earned by Assignee pursuant to the Exploration Participation Agreement, but insofar and only insofar as these retained rights of Assignor do not interfere or negatively impact Assignee's earned interest or production associated therewith.

4. ASSIGNOR retains and reserves to itself and shall own, from and after the effective date of this Partial Assignment, as defined in the aforementioned Exploration Participation Agreement, undivided seventy-five percent (75%) of the operating rights interest in the earning well, the production therefrom and the assigned portion of the Lease, all as more particularly described in said Exploration Participation Agreement dated effective________, 2006, any amendments thereto, a one hundred percent (100%) of the ownership of all wells, equipment, facilities, structures a platforms on or serving the Lease.

5. ASSIGNEE warrants that it has not caused any liens, production payments or other burdens encumbrances to become attached to the Lease, pursuant to its rights or interest in any well(s) drill under the Exploration Participation Agreement or and the assigned portion of said Lease. ASSIGN] further warrants that any overriding royalty interest, production payment or obligation or other encumbrance of any kind, that it creates or allows or has created or allowed to become a burden any production from an earning well or and the assigned portion or any portion of the assign portion of the Lease will not be a burden on ASSIGNOR'S interest, on any production from earning well(s) or other wells drilled in or to the assigned portion of the Lease, pursuant to the Exploration Participation Agreement. ASSIGNEE shall indemnify, defend and hold ASSIGNC harmless for any such obligations, encumbrances or burdens.

6. ASSIGNEE hereby agrees, with respect to the said operating rights herein assigned, to comply with all applicable governmental laws, orders and regulations (specifically, in connection with the performance of operations under this Assignment, ASSIGNEE agrees to comply with all provisions of Section 202(1) through (7), inclusive, of Executive Order 11246, dated September 24, 1965 (30 CFR 12319), as amended, which are hereby incorporated by reference) and to perform all of the duties and obligations of the Lessee under said Lease.

7. ASSIGNEE agrees to protect, indemnify and save ASSIGNOR free and harmless from all claims, damages, defenses, demands and causes of action arising directly or indirectly in connection with ASSIGNEE'S operations on the Lease and to relieve ASSIGNOR from any and all liability incurred as a result of such operations, whether caused by ASSIGNOR's negligence or by any other means.

8. This Assignment is a covenant running with the land and shall inure to the benefit of and be binding upon the heirs, successors, sublessees and assigns of the Parties hereto. ASSIGNEE may not transfer or assign in whole or in part its interest in the operating rights herein assigned, without first obtaining ASSIGNOR's written consent, which consent shall not be unreasonably withheld. However, such Consent is not required should Company wish to assign to a Ridgewood Energy LLC Fund in which Ridgewood Energy Corporation is the General Partner.

9. ASSIGNEE through its Manager, Ridgewood Energy Corporation, represents and warrants ASSIGNOR that the participants and owners in or comprising the Ridgewood Energy _____ Fund, LLC are experienced and knowledgeable investors and operators in the oil and gas business and that each such party is entering is accepting this Partial Assignment for its/their own account and not with a view to, or for offer or resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. In the event of an assignment, transfer or conveyance interest by ASSIGNEE's aforementioned Manager, Ridgewood Energy Corporation, to a subsequent assignee, including any individual participant(s) and /or owner(s) in or comprising the Ridgewood Energy _____ Fund, LLC, such assignment, transfer or conveyance made by ASSIGNEE hereof must (1) contain a limitation in favor of ASSIGNOR requiring that ASSIGNOR's written consent must also be obtained prior to any future assignment, transfer or conveyance of interest whole or in part; (2) that said instrument must contain a provision indicating said assignment, transfer or conveyance is made subject to the Agreement and this Assignment; (3) the assignee, transferee conveyee expressly agree(s), in writing, to be bound by all the terms and conditions of the aforementioned Exploration Participation Agreement, that certain Operating Agreement dated _______, 20 ________ described on Exhibit "A" hereto, and this Partial Assignment; and (4) the assignee, transferee or conveyee represent(s) that it is an experienced and knowledgeable investor a operator in the oil and gas business and that such assignee, transferee or conveyee is entering into agreement with ASSIGNEE for its own account and not with a view to, or for offer or resale connection with, a distribution thereof within the meaning of the Securities Act of 1933, 15 U.S. Section 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities.

        10. Notwithstanding anything contained herein to the contrary, ASSIGNEE agrees and recognizes for itself, its successors and assigns, that ASSIGNOR hereby retains and possesses a reversionary right in and the interest assigned hereunder. If, at any time, production of oil, gas and/or gas condensate in paying quantities shall cease from any and all well(s) located on and producing from the assigned tract(s) a; depths covered hereby (the "Assigned Premises"), ASSIGNOR, if operator) shall thereafter notify Assignee of such fact, in writing. Unless (1) production of oil, gas and/or gas condensate from such we a replacement or substitute well therefore, within one hundred eighty (180) days after such cessation production therefrom is restored to paying quantities status, or actual drilling operations are commenced on the ASSIGNED PREMISES AND (2) ASSIGNEE participates as "Participating Party", as such term is defined in the aforementioned Operating Agreement, in said operations to restore such production, ASSIGNEE shall, upon ASSIGNOR's written request, immediately but, in no event later than thirty (30) days of the receipt of said request from ASSIGNOR, execute and deliver to ASSIGNOR an instrument recordable form to be prepared by ASSIGNOR, at no cost to ASSIGNOR, duly reassigning and re-conveying all rights, title and interests assigned hereunder. Should ASSIGNEE fail, neglect or refuse participate in any operation conducted and/or permitted under the aforementioned Operating Agreement in an attempt restore production from the Assigned Premises, ASSIGNEE shall immediately, but, in event later than thirty (30) days of written request from ASSIGNOR, execute and deliver to ASSIGNC an instrument in recordable form to be prepared by ASSIGNOR, at no cost to ASSIGNOR, duly reassigning and re-conveying all rights, title and interests assigned hereunder. Should ASSIGNEE obligated to reassign and re-convey ASSIGNEE's interest in the Assigned Premises as required hereunder, ASSIGNEE's interest shall be reassigned or re-conveyed to ASSIGNOR shall be free a clear of any overriding royalty(ies), payment(s) out of production, net profit obligation(s) or carried interest(s), or any obligation(s) to which it may have been subjected by ASSIGNEE. All such obligations created or made by ASSIGNEE shall automatically cease, terminate and be of no further force and effect as to the Assigned Premises reassigned or re-conveyed, notwithstanding that ASSIGNOR may have expressly or impliedly consented to the assignment or the instrument in which such obligation(s) was(were) reserved or created. Furthermore, any reassignment or re-conveyance by ASSIGNEE as required hereunder shall not relieve ASSIGNEE from any liabilities or obligations which ASSIGNEE had already accrued.


IN WITNESS WHEREOF, this instrument is signed by the Parties hereto in the presence of the indicated witnesses.


 WITNESSES:                              ASSIGNOR:

_________________________                Chevron U.S.A. Inc.

 _________________________               By: _________________________

                                         Title: Assistant Secretary


WITNESSES:                               ASSIGNEE:

_________________________                Ridgewood Energy Corporation

_________________________                By:_________________________

                                         Title:______________________

                                 ACKNOWLEDGMENTS

STATE OF LOUISIANA

PARISH OF ORLEANS

        On this _____ day of ________, 200___, before me appeared to me personally known, who being by me duly sworn, did say that he is the Assistant Secretary of Chevron U.S.A. Inc., a Pennsylvania corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.


                                              __________________________________
                                              Notary Public in and for Louisiana
My Commission expires at death.




STATE OF TEXAS

COUNTY OF ___________

        On this _____ day of __________ , 200___, before me personally came and appeared to me personally known, who being by me duly sworn, did say that he is the _______________ of Ridgewood Energy Corporation, a Delaware corporation, acting on behalf of and for Ridgewood Energy ____ Fund, LLC, a Delaware limited liability company, and said appearer acknowledged to me, Notary, that the foregoing instrument was executed on behalf of said corporation by authority of its Board of Directors for uses, purposes and consideration therein recited and said appearer acknowledged said instrument to be the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.


                                                        ________________________
                                                        Notary Public in and for
                                                        __________ County, Texas

My Commission expires__________________.

                                   EXHIBIT "A"

  Attached to and made a part of that certain PARTIAL ASSIGNMENT OF OPERATING RIGHTS from Chevron U.S.A. Inc., as Assignor, to Ridgewood Energy Corporation,
              as Assignee, dated effective ______________, 2O_____.


                               Existing Contracts

                                  EXHIBIT "D-2"
                                  -------------

Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation


STATE OF LOUISIANA
OFFSHORE LOUISIANA

                     PARTIAL ASSIGNMENT OF OPERATING RIGHTS

THIS PARTIAL ASSIGNMENT OF OPERATING RIGHTS ("this Assignment") effective from and after ____, 200__ by and between Chevron U.S.A. Inc.., a Pennsylvania corporation, with a mailing address of 935 Gravier Street, New Orleans, Louisiana 70112, hereinafter called "ASSIGNOR"; and Ridgewood Energy Corporation, a Delaware limited liability corporation, with a mailing address of 11700 Old Katy Road, Suite 280, Houston, Texas 77079, hereinafter called "ASSIGNEE"; individually, a "Party" and collectively, the "Parties";

                                   WITNESSETH:
                                   -----------

That for and in consideration of the mutual advantages and benefts accruing to the Parties hereto, including the express assumption of obligations made hereinafer by ASSIGNEE, the suffciency of which is hereby acknowledged, ASSIGNOR, the present legal owner and holder of one-hundred per cent (100%) right, title and interest in and to the hereinafer identifed oil and gas lease, does hereby transfer, assign, sublease, set over and deliver to ASSIGNEE an undivided ____ PERCENT (___%) of ASSIGNOR's interest in the operating rights in and to the following identifed oil and gas lease and well:

                OCS ____, effective _____, _____, by the United States Department of the Interior, covering all of the Federal portion of Block _______, ________ Area (the "Lease"),

                INSOFAR AND ONLY INSOFAR as said operating rights cover and affect the______ QUARTER of said _____ Block ____, limited as to depths from feet total vertical depth subsea to _____ feet total vertical depth subsea, being one hundred feet (100') below the deepest depth drilled by ASSIGNEE'S earning well, the OCS _____ Well No. _____ (API No. ______________________ ).

The above assigned interest in the aforementioned portion and depths within and under the Lease, have been earned by ASSIGNEE pursuant to and subject to that certain Exploration Participation Agreement by and between ASSIGNOR and ASSIGNEE dated __________, 2006.

TO HAVE AND TO HOLD exclusively unto ASSIGNEE, its heirs, successors, sublessees and assigns, subject to the following reservations, terms and conditions, to-wit:

1. This Partial Assignment of Operating Rights is delivered, accepted and made expressly subject to and with the express assumption of all of the obligations under that certain Exploration Participation Agreement between ASSIGNOR and ASSIGNEE dated effective , 2006, and any amendments thereto, said agreements being made a part hereof by reference for all purposes. Additionally, each of the Parties agrees and accepts to be bound by the terms and provisions of the Lease and the certain agreements identifed on Exhibit "A", attached hereto and made a part

Chevron/Ridgewood EPA 2006
Exhibit D-2 - ST/WD EPA EXHIBIT D-2.doc
        hereof for all purposes. In case of any conflict between the terms and provisions of said Exploration Participation Agreement and the terms and provisions of this Assignment, the said Exploration Participation Agreement shall prevail.

2. This Partial Assignment of Operating Rights is given without warranty of any kind, express or implied, except against ASSIGNOR's own acts and omissions, but does grant and transfer to ASSIGNEE full subrogation and substitution in and to all of ASSIGNOR's rights and actions in warranty which ASSIGNOR has or may have against all former owners or vendors of said operating rights.

3. ASSIGNOR retains all rights in and to all depths and portions of the said OCS _______, Block ________, _________ Area, not herein expressly assigned to ASSIGNEE. ASSIGNOR expressly excepts and reserves from this Assignment all rights necessary to drill to, produce from, and operate in said depths and portions not assigned to ASSIGNEE herein or earned by Assignee pursuant to the Exploration Participation Agreement, but insofar and only insofar as these retained rights of Assignor do not interfere or negatively impact Assignee's earned interest or production associated therewith.

4. ASSIGNOR retains and reserves to itself and shall own, from and after the effective date of this Partial Assignment, as defined in the aforementioned Exploration Participation Agreement, an overriding royalty of_____ percent of one hundred percent (____% of 100%) of the total production produced from or attributable to the said Lease as provided for in the aforementioned Exploration Participation Agreement, all as more particularly described in said Exploration Participation Agreement dated effective __________, 2006, any amendments thereto, and one hundred percent (100%) of the ownership of all wells, equipment, facilities, structures and platforms on or serving the Lease prior to the effective date hereof. Total production shall include all gas, condensate, oil, casinghead gas and all other hydrocarbon substances produced from or used and sold from or attributable to the operating rights assigned hereunder in said Lease. Assignor's reserved overriding royalty shall be free and clear of all costs, including, but not limited to, exploring, operating, developing on and production from, and maintaining said Lease in force and effect, as well as all costs for plugging, abandoning, clean-up and restoration. Said overriding royalty shall be computed and paid at the same time and in the same manner as royalties are computed and paid to the Lessor under said Lease.

5. ASSIGNEE warrants that it has not caused any liens, production payments or other burdens or encumbrances to become attached to the Lease, pursuant to its rights or interest in any well(s) drilled under the Exploration Participation Agreement or and the assigned portion of said Lease. ASSIGNEE further warrants that any overriding royalty interest, production payment or obligation or other encumbrance of any kind, that it creates or allows or has created or allowed to become a burden on any production from an earning well or and the assigned portion or any portion of the assigned portion of the Lease will not be a burden on ASSIGNOR'S interest, on any production from an earning well(s) or other wells drilled in or to the assigned portion of the Lease, pursuant to the Exploration Participation Agreement. ASSIGNEE shall indemnify, defend and hold ASSIGNOR harmless for any such obligations, encumbrances or burdens.

6. ASSIGNEE hereby agrees, with respect to the said operating rights herein assigned, to comply with all applicable governmental laws, orders and regulations (specifically, in connection with the performance of operations under this Assignment, ASSIGNEE agrees to comply with all provisions of Section 202(1) through (7), inclusive, of Executive Order 11246, dated September 24, 1965 (30 CFR 12319), as amended, which are hereby incorporated by reference) and to perform all of the duties and obligations of the Lessee under said Lease.

7. ASSIGNEE agrees to protect, indemnify and save ASSIGNOR free and harmless from all claims, damages, defenses, demands and causes of action arising directly or indirectly in connection with ASSIGNEE'S operations on the Lease and to relieve ASSIGNOR from any and all liability incurred as a result of such operations, whether caused by ASSIGNOR's negligence or by any other means.

8. This Assignment is a covenant running with the land and shall inure to the benefit of and be binding upon the heirs, successors, sublessees and assigns of the Parties hereto. ASSIGNEE may not transfer or assign in whole or in part its interest in the operating rights herein assigned, without first obtaining ASSIGNOR's written consent, which consent shall not be unreasonably withheld. However, such Consent is not required should Company wish to assign to a Ridgewood Energy LLC Fund in which Ridgewood Energy Corporation is the General Partner.

9. ASSIGNEE through its Manager, Ridgewood Energy Corporation, represents and warrants to ASSIGNOR that the participants and owners in or comprising the Ridgewood Energy _____ Fund, LLC are experienced and knowledgeable investors and operators in the oil and gas business and that each such party is entering is accepting this Partial Assignment for its/their own account and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. In the event of an assignment, transfer or conveyance of interest by ASSIGNEE's aforementioned Manager, Ridgewood Energy Corporation, to any subsequent assignee, including any individual participant(s) and /or owner(s) in or comprising the Ridgewood Energy _____ Fund, LLC, such assignment, transfer or conveyance made by ASSIGNEE hereof must (1) contain a limitation in favor of ASSIGNOR requiring that ASSIGNOR's written consent must also be obtained prior to any future assignment, transfer or conveyance of interest in whole or in part; (2) that said instrument must contain a provision indicating said assignment, transfer or conveyance is made subject to the Agreement and this Assignment; (3) the assignee, transferee or conveyee expressly agree(s), in writing, to be bound by all the terms and conditions of the aforementioned Exploration Participation Agreement, that certain Side Letter Agreement, that certain Operating Agreement dated ______, 20___ described on Exhibit "A" hereto, and this Partial Assignment; and (4) the assignee, transferee or conveyee represent(s) that it is an experienced and knowledgeable investor and operator in the oil and gas business and that such assignee, transferee or conveyee is entering into an agreement with ASSIGNEE for its own account and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act of 1933, 15 U.S.C. Section 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities.

10. Notwithstanding anything contained herein to the contrary, ASSIGNEE agrees and recognizes for itself its successors and assigns, that ASSIGNOR hereby retains and possesses a reversionary right in and to the interest assigned hereunder. If, at any time, production of oil, gas and/or gas condensate in paying quantities shall cease from any well located on and producing from the assigned tract(s) and depths covered hereby (the "Assigned Premises"), ASSIGNOR, if operator) shall promptly thereafter notify Assignee of such fact, in writing. Unless (1) production of oil, gas and/or gas condensate from such well, a replacement or substitute well therefore, within one hundred eighty
        (180) days after such cessation of production therefrom is restored to paying quantities status, or actual drilling operations are commenced on the ASSIGNED PREMISES AND (2) ASSIGNEE participates as "Participating Party", as such term is defined in the aforementioned Operating Agreement, in said operations to restore such production, ASSIGNEE shall, upon ASSIGNOR's written request, immediately but, in no event later than thirty (30) days of the receipt of said request from ASSIGNOR, execute and deliver to ASSIGNOR an instrument in recordable form to be prepared by ASSIGNOR, at no cost to ASSIGNOR, duly reassigning and re-conveying all rights, title and interests assigned hereunder. Should ASSIGNEE fail, neglect or refuse to participate in any operation conducted and/or permitted under the aforementioned Operating Agreement in an attempt restore production from the Assigned Premises, ASSIGNEE shall immediately, but, in no event later than thirty (30) days of written request from ASSIGNOR, execute and deliver to ASSIGNOR an instrument in recordable form to be prepared by ASSIGNOR, at no cost to ASSIGNOR, duly reassigning and re-conveying all rights, title and interests assigned hereunder. Should ASSIGNEE be obligated to reassign and re-convey ASSIGNEE's interest in the Assigned Premises as required hereunder, ASSIGNEE's interest shall be reassigned or re-conveyed to ASSIGNOR shall be free and clear of any overriding royalty (ies), payment(s) out of production, net profit obligation(s) or carried interest(s), or any obligation(s) to which it may have been subjected by ASSIGNEE. All such obligations created or made by ASSIGNEE shall automatically cease, terminate and be of no further force and effect as to the Assigned Premises reassigned or re-conveyed, notwithstanding that ASSIGNOR may have expressly or impliedly consented to the assignment or the instrument in which such obligation(s) was(were) reserved or created. Furthermore, any reassignment or re-conveyance by ASSIGNEE as required hereunder shall not relieve ASSIGNEE from any liabilities or obligations which ASSIGNEE had already accrued.


IN WITNESS WHEREOF, this instrument is signed by the Parties hereto in the presence of the indicated witnesses.


WITNESSES:                                        ASSIGNOR:

________________________                          Chevron U.S.A. Inc.

                                                  By: ______________________

________________________                          Title: Assistant Secretary


WITNESSES:                                        ASSIGNEE:

________________________                          Ridgewood Energy Corporation

                                                  By: ________________________

________________________                          Title: _____________________

                                 ACKNOWLEDGMENTS

STATE OF LOUISIANA

PARISH OF ORLEANS

        On this _________ day of  __________________, 200___, before me appeared
______________________ to me personally known, who being by me duly sworn, did say that he is the Assistant Secretary of Chevron U.S.A. Inc., A Pennsylvania corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.


                                                       -------------------------
                                                       Notary Public in and for
                                                       Orleans Parish, Louisiana

My Commission expires at death.




STATE OF TEXAS

COUNTY OF ______________

        On this _______________ day of ______________, 200___, before me personally came and appeared ______________________ to me personally known, who being by me duly sworn, did say that he is the ________________________ of Ridgewood Energy Corporation. a Delaware corporation, acting on behalf of and for Ridgewood Energy ____ Fund, LLC, a Delaware limited liability company, and said appearer acknowledged to me, Notary, that the foregoing instrument was executed on behalf of said corporation by authority of its Board of Directors for uses, purposes and consideration therein recited and said appearer acknowledged said instrument to be the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.


                                                        ------------------------
                                                        Notary Public in and for
                                                        __________County, Texas

My Commission expires ___________________.

                                   EXHIBIT "A"

  Attached to and made a part of that certain PARTIAL ASSIGNMENT OF OPERATING RIGHTS from Chevron U.S.A. Inc., as Assignor, to Ridgewood Energy Corporation,
                          as Assignee, dated effective
                            ______________, 2O_____.


                               Existing Contracts

                                   EXHIBIT "E"
                                   -----------

Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation


                          OFFSHORE OPERATING AGREEMENT
                          ----------------------------






Chevron/Ridgewood EPA 2006
Exhibit E - ST/WD EPA EXHIBIT E.doc

                                   Exhibit "E"


                          OFFSHORE OPERATING AGREEMENT

                      SOUTH TIMBALIER AND WEST DELTA AREAS


                                 By and between


                              Chevron U.S.A. Inc.,


                     Dominion Exploration & Production, Inc.


                                       And


                          Ridgewood Energy Corporation


                                    Effective


                            ___________________,2006






ST/WDJOA

                                TABLE OF CONTENTS

 ARTICLE 1. APPLICATION ... ....................................................................................1

    1.1      Application to Contract Area ..................................................................... 1

 ARTICLE 2. DEFINITIONS ... ....................................................................................2

    2.1      Additional Testing ... ............................................................................2
    2.2      Affiliate ... .....................................................................................2
    2.3      Authorization For Expenditure .....................................................................2
    2.4      Complete, Completing, Completion ..................................................................2
    2.5      Completion Equipment ..............................................................................2
    2.6      Confidential Data .................................................................................2
    2.7      Contract Area......................................................................................3
    2.8      Deepen, Deepening .................................................................................3
    2.9      Development Facilities ... ........................................................................3
    2.10     Development Operation .............................................................................3
    2.11     Development Well ..................................................................................3
    2.12     Exploratory Operation .............................................................................3
    2.13     Exploratory Well ..................................................................................3
    2.14     Export Pipelines ..................................................................................3
    2.15     Force Majeure .....................................................................................4
    2.16     Hydrocarbons ......................................................................................4
    2.17     Joint Account .....................................................................................4
    2.18     Lease(s) ..........................................................................................4
    2.19     MMS ... ...........................................................................................4
    2.20     Non-consent Operation .............................................................................4
    2.21     Non-consent Platform ..............................................................................4
    2.22     Non-consent Well ..................................................................................4
    2.23     Non-operator ......................................................................................4
    2.24     Non-participating Party ...........................................................................4
    2.25     Non-participating Party's Share ... ...............................................................4
    2.26     Objective Depth ...................................................................................4
    2.27     Objective Horizon .................................................................................5
    2.28     Operator ..........................................................................................5
    2.29     Participating Interest ............................................................................5
    2.30     Participating Party ...............................................................................5
    2.31     Platform ..........................................................................................5
    2.32     Producible Reservoir ..............................................................................5
    2.33     Producible Well ...................................................................................5
    2.34     Production Interval ...............................................................................6
    2.35     Recomplete, Recompleting, Recompletion ............................................................6
    2.36     Rework, Reworking .................................................................................6
    2.37     Sidetrack, Sidetracking ...........................................................................6
    2.38     Take-in-Kind Facilities ...........................................................................6
    2.39     Transfer of Interest ..............................................................................6
    2.40     Working Interest ..................................................................................6

 ARTICLE 3. EXHIBITS............................................................................................7

    3.1      Exhibits ..........................................................................................7

       3.1.1    Exhibit A.-- Operator, Description of Leases, etc ..............................................7
       3.1.2    Exhibit B -  Insurance Provisions ..............................................................7
       3.1.3    Exhibit C -- Accounting Procedure ..............................................................7
       3.1.4    Exhibit D -- Non-discrimination Provisions .....................................................7

       3.1.5    Exhibit E-  Gas Balancing Agreement ............................................................7
       3.1.6    Exhibit F - Tax Partnership Provision ..........................................................7
       3.1.7    Exhibit G - Memorandum of Operating Agreement and Financing Statement ..........................7
       3.1.8    Exhibit H - Dispute Resolution Procedure .......................................................7
       3.1.9    Exhibit I - Security Rights, Default, Unpaid Charges, Carved-out Interests .....................7

    3.2      Conflicts .........................................................................................7

ARTICLE 4.  OPERATOR ...........................................................................................8

    4.1      Operator ..........................................................................................8
    4.2      Substitute Operator ...............................................................................8
       4.2.1    Circumstances Under Which the Operator Must Conduct a Non-Consent Operation ....................8
       4.2.2    Operator's Conduct of a Non-Consent Operation in Which it is a Non participating Party .........9
       4.2.3    Appointment of a Substitute Operator ...........................................................9
       4.2.4    Redesignation of Operator ......................................................................9
    4.3      Resignation of Operator ...........................................................................9
    4.4      Removal of Operator ...............................................................................9
    4.5      Selection of Successor Operator ..................................................................10
    4.6      Effective Date of Resignation or Removal .........................................................10
    4.7      Delivery of Property .............................................................................11

ARTICLE 5.  AUTHORITY AND DUTIES OF OPERATOR ..................................................................11

    5.1      Exclusive Right to Operate .......................................................................11
    5.2      Workmanlike Conduct ..............................................................................12
    5.3      Liens and Encumbrances ...........................................................................12
    5.4      Employees and Contractors ........................................................................12
    5.5      Records ..........................................................................................12
    5.6      Compliance .......................................................................................13
    5.7      Contractors ......................................................................................13
    5.8      Governmental Reports .............................................................................13
    5.9      Information to Participating Parties .............................................................13
    5.10     Information to Non-participating Parties .........................................................14

ARTICLE 6.  VOTING AND VOTING PROCEDURES ......................................................................14

    6.1     Voting Procedures .................................................................................14
       6.1.1    Voting Interest ...............................................................................14
       6.1.2    Vote Required .................................................................................14
       6.1.3    Votes .........................................................................................14
       6.1.4    Meetings ......................................................................................15

ARTICLE 7.  ACCESS 5 ..........................................................................................15

    7.1      Access to Contract Area ..........................................................................15
    7.2      Reports ..........................................................................................15
    7.3      Confidentiality ..................................................................................15
    7.4      Limited Disclosure ...............................................................................16
    7.5      Limited Releases to Offshore Scout Association ...................................................16
    7.6      Media Releases ...................................................................................16

ARTICLE 8.  EXPENDITURES ......................................................................................17

    8.1      Basis of Charge to the Parties ...................................................................17
    8.2      AFEs .............................................................................................17
    8.3      Emergency and Required Expenditures ..............................................................17
    8.4      Advance Billings .................................................................................18
    8.5      Commingling of Funds .............................................................................18
    8.6      Security Rights (LA) .............................................................................18
    8.7      Overexpenditures .................................................................................18

ARTICLE 9.  NOTICES ...........................................................................................19

    9.1      Giving and Receiving Notices .....................................................................19
    9.2      Content of Notice ................................................................................19
    9.3      Response to Notices ..............................................................................20
       9.3.1    Platform and/or Development Facilities Proposals ..............................................20
       9.3.2    Well Proposals ................................................................................20
       9.3.3    Proposal for Multiple Operations ..............................................................20
       9.3.4    Other Matters .................................................................................20
    9.4      Failure to Respond ...............................................................................21
    9.5      Response to Counterproposals .....................................................................21
    9.6      Timely Well Operations ...........................................................................21
    9.7      Timely Platform/Development Facilities Operations ................................................21

ARTICLE 10. EXPLORATORY OPERATIONS ............................................................................22

    10.1     Proposing Operations .............................................................................22
    10.2     Counterproposals .................................................................................22
    10.3     Operations by All Parties ........................................................................22
    10.4     Second Opportunity to Participate ................................................................22
    10.5     Operations by Fewer Than All Parties .............................................................22
    10.6     Expenditures Approved ............................................................................23
    10.7     Conduct of Operations ............................................................................23
    10.8     Course of Action After Reaching Objective Depth ..................................................23
       10.8.1   Election by Participating Parties .............................................................23
       10.8.2   Priority of Operations ........................................................................24
       10.8.3   Second Opportunity to Participate .............................................................24
       10.8.4   Operations by Fewer Than All Parties ..........................................................25
       10.8.5   Subsequent Operations .........................................................................25
   10.9      Wells Proposed Below Deepest Producible Reservoir ................................................26

ARTICLE 11. DEVELOPMENT OPERATIONS ............................................................................27

    11.1     Proposing Operations .............................................................................27
    11.2     Counterproposals .................................................................................27
    11.3     Operations by All Parties ........................................................................27
    11.4     Second Opportunity to Participate ................................................................27
    11.5     Operations by Fewer Than All Parties .............................................................27
    11.6     Expenditures Approved ............................................................................28
    11.7     Conduct of Operations ............................................................................28
    11.8     Course of Action After Reaching Objective Depth ..................................................28
       11.8.1   Election by Fewer Than All Parties ............................................................28
       11.8.2   Priority of Operations ........................................................................29
       11.8.3   Second Opportunity to Participate .............................................................29
       11.8.4   Operations by Fewer Than All Parties ..........................................................30
       11.8.5   Subsequent Operations .........................................................................30

  ARTICLE 12. PLATFORM AND DEVELOPMENT FACILITIES .............................................................31

    12.1     Proposal .........................................................................................31
    12.2     Counterproposals .................................................................................31
       12.2.1   Operations by All Parties .....................................................................31
       12.2.2   Second Opportunity to Participate .............................................................32
       12.2.3   Operations by Fewer Than All Parties ..........................................................32
    12.3     Ownership and Use of the Development Facilities ..................................................32
    12.4     Rights to Take in Kind ...........................................................................33
    12.5     Expansion or Modification of a Platform and/or Development Facilities ............................34

ARTICLE 13. NON-CONSENT OPERATIONS ............................................................................34

    13.1     Non-consent Operations ...........................................................................34
       13.1.1   Non-interference ..............................................................................34
       13.1.2   Multiple Completion Limitation ................................................................35
       13.1.3   Metering ......................................................................................35
       13.1.4   Non-consent Well ..............................................................................35
       13.1.5   Cost Information ..............................................................................35
       13.1.6   Completions ...................................................................................36
    13.2     Relinquishment of Interest .......................................................................36
       13.2.1   Production Reversion Recoupment ...............................................................36
       13.2.2    Non production Reversion .....................................................................37
    13.3     Deepening or Sidetracking of Non-consent Well ....................................................37
    13.4     Deepening or Sidetracking Cost Adjustments .......................................................38
    13.5     Subsequent Operations in Non-consent Well ........................................................38
    13.6     Operations in a Production Interval ..............................................................38
    13.7     Operations  Utilizing  a  Non-consent  Platform  and/or  Development  Facilities .................39
    13.8     Discovery or Extension from Non-consent Drilling .................................................39
    13.9     Allocation of Platform/Development Facilities Costs to Non-consent Operations ....................40
       13.9.1   Investment Usage Fees .........................................................................40
       13.9.2   Operating and Maintenance Charges .............................................................43
    13.10    Allocation of Costs Between Zones ................................................................43
    13.11    Maintenance Operations ...........................................................................43
       13.11.1  Participation in Contract Area Maintenance Operations .........................................44
       13.11.2  Accounting for Non participation ..............................................................44
    13.12    Retention of Contract Area by Non-consent Well ...................................................45
    13.13    Non-Consent Premiums .............................................................................45

ARTICLE 14. ABANDONMENT, SALVAGE AND SURPLUS ..................................................................46

    14.1     Platform Salvage and Removal Costs ...............................................................46
    14.2     Abandonment of Platforms, Development Facilities or Wells ........................................46
    14.3     Assignment of Interest ...........................................................................46
    14.4     Abandonment Operations Required by Governmental Authority ........................................46
    14.5     Disposal of Surplus Material .....................................................................47

ARTICLE 15. WITHDRAWAL ........................................................................................47

    15.1     Right to Withdraw ................................................................................47
    15.2     Response to Withdrawal Notice ....................................................................47
       15.2.1   Unanimous Withdrawal ..........................................................................48
       15.2.2   No Additional Withdrawing Parties .............................................................48
       15.2.3   Acceptance of the Withdrawing Parties' Interests ..............................................48
       15.2.4   Effects of Withdrawal .........................................................................48
    15.3     Limitation Upon and Conditions of Withdrawal .....................................................49
       15.3.1   Prior Expenses ................................................................................49
       15.3.2   Confidentiality ...............................................................................50
       15.3.3   Emergencies and Force Majeure .................................................................50

 ARTICLE 16. RENTALS, ROYALTIES AND OTHER PAYMENTS ............................................................50

    16.1     Overriding Royalty and Other Burdens .............................................................50
    16.2     Subsequently Created Interest ....................................................................51
    16.3     Payment of Rentals and Minimum Royalties .........................................................51
    16.4     Non-participation in Payments ....................................................................51
    16.5     Royalty Payments .................................................................................52

ARTICLE 17. TAXES .............................................................................................52

    17.1     Property Taxes ...................................................................................52
    17.2     Contest of Property Tax Valuation ................................................................52
    17.3     Production and Severance Taxes ...................................................................52
    17.4     Other Taxes and Assessments ......................................................................52

ARTICLE 18. INSURANCE .........................................................................................53

    18.1     Insurance ........................................................................................53
    18.2     Bonds ............................................................................................53

ARTICLE 19. LIABILITY, CLAIMS AND LAWSUITS ....................................................................53

    19.1     Individual Obligations ...........................................................................53
    19.2     Notice of Claim or Lawsuit .......................................................................53
    19.3     Settlements ......................................................................................54
    19.4     Defense of Claims and Lawsuits ...................................................................54
    19.5     Liability for Damages ............................................................................54
    19.6     Indemnification for Non-Consent Operations .......................................................55
    19.7     Damage to Reservoir, Loss of Reserves and Profit .................................................55
    19.8     Non-Essential Personnel ..........................................................................55
    19.9     Dispute Resolution Procedure .....................................................................56

ARTICLE 20. INTERNAL REVENUE PROVISION ........................................................................56

    20.1     Internal Revenue Provision .......................................................................56

ARTICLE 21  CONTRIBUTIONS .....................................................................................56

    21.1     Notice of Contributions Other Than Advances for Sale of Production ...............................56
    21.2     Cash Contributions ...............................................................................56
    21.3     Acreage Contributions ............................................................................57

ARTICLE 22. DISPOSITION OF PRODUCTION .........................................................................57

    22.1     Take-in-Kind Facilities ..........................................................................57
    22.2     Duty to Take-in-Kind .............................................................................57
    22.3     Failure to Take Oil and Condensate in-Kind .......................................................58
    22.4     Failure to Take Gas in-Kind ......................................................................58
    22.5     Expenses of Delivery in-Kind .....................................................................58

ARTICLE 23. APPLICABLE LAW ....................................................................................58

    23.1     Applicable Law ...................................................................................58

ARTICLE 24. LAWS, REGULATIONS AND NON-DISCRIMINATION ..........................................................59

    24.1     Laws and Regulations .............................................................................59
    24.2     Non-discrimination ...............................................................................59

ARTICLE 25. FORCE MAJEURE .....................................................................................59

    25.1     Force Majeure ....................................................................................59

ARTICLE 26. SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS .......................................................60

    26.1     Successors and Assigns ...........................................................................60
    26.2     Transfer of Interest .............................................................................60
    26.3     Consent to Assign ................................................................................60
    26.4     Transfers Between Parties ........................................................................61
    26.5     Division of Interest .............................................................................61
    26.6     Preferential Rights ..............................................................................61

                                        V

ARTICLE 27. ADMINISTRATIVE PROVISIONS .........................................................................62

    27.1     Term .............................................................................................62
    27.2     Waiver ...........................................................................................63
    27.3     Waiver of Right to Partition .....................................................................63
    27.4     Compliance With Laws and Regulations .............................................................63
       27.4.1   Severance of Invalid Provisions ...............................................................63
       27.4.2   Fair and Equal Employment .....................................................................63
    27.5     Construction and Interpretation of this Agreement ................................................64
       27.5.1   Headings for Convenience ......................................................................64
       27.5.2   Article References ............................................................................64
       27.5.3   Gender and Number .............................................................................64
       27.5.4   Future References .............................................................................64
       27.5.5   Currency ......................................................................................64
       27.5.6   Optional Provisions ...........................................................................64
       27.5.7   Joint Preparation .............................................................................64
       27.5.8   Integrated Agreement ..........................................................................65
       27.5.9   Binding Effect ................................................................................65
       27.5.10  Further Assurances ............................................................................65
       27.5.11  Counterpart Execution .........................................................................65
    27.6     Restricted Bidding ...............................................................................65
    27.7     Conflict of Terms ................................................................................65

                          OFFSHORE OPERATING AGREEMENT


THIS OFFSHORE OPERATING AGREEMENT ("Agreement"), made effective the _______ day of ______________ 2006, by and between Chevron U.S.A. Inc. ("Chevron"), Dominion Exploration & Production, Inc. ("Dominion") and Ridgewood Energy Corporation ("Ridgewood"), their respective heirs, successors, legal representatives, and assigns, herein referred to collectively as the "Parties" and individually as a
 "Party."


                                   WITNESSETH:

WHEREAS, the Parties will, with an earning of interests by Dominion and Ridgewood, co-own operating rights interests in one or more oil and gas Lease(s), as to one or more Contract Areas, as identified in Exhibit "A" and desire to explore an area governed by the "Dominion EPA" and the "Ridgewood EPA", as defined hereafter, and under limited application this Agreement, but to develop, produce, and operate those Contract Areas pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Parties agree as follows:


                                    ARTICLE 1

                                   APPLICATION


1.1     Application to Contract Area

        This Agreement applies independently to the entirety of each Contract Area. For purposes of this Agreement, activities or operations affecting one Contract Area are considered activities or operations affecting only that Contract Area. Unless otherwise provided in this Agreement, the Parties, according to their respective Working Interests, own and hold all rights and obligations in and under each of the listed Contract Area(s) and, all property acquired with funds from the Joint Account, and all Hydrocarbons from or attributed to that Contract Area. Until an earning by Dominion in and to each of the Contract Area(s) cited on Exhibit "A" attached hereto, in accordance with the terms of that certain Exploration Participation Agreement ("Dominion EPA") dated September 1, 2006 between Chevron U.S.A. Inc. and Dominion Exploration & Production, Inc., and/or an earning by Ridgewood in and to each of the listed Contract Area(s) under that certain Exploration Participation Agreement ("Ridgewood EPA") dated September 1, 2006 between Chevron U.S.A. Inc. and Ridgewood Energy Corporation, the application of the terms and provisions of this Agreement shall be limited to and shall govern and bear solely upon the operations of and conducted for the well or wells drilled under that EPA. The parties agree that the execution of


ST/WD EPA JOA
                                        1
        this Agreement effective as of _________, 2006 is not intended to grant or recognize any right to interest in ownership in the Contract Area by Dominion or Ridgewood and that full application of this Agreement become effective only with an earning under the EPA.


                                    ARTICLE 2

                                   DEFINITIONS


2.1     Additional Testing

        An operation not previously approved in the AFE and proposed for the specific purpose of obtaining additional subsurface data.

2.2     Affiliate

        For a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) "control" means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

2.3     Authorization For Expenditure (AFE)

        An authority to expend funds prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement.

2.4     Complete, Completing, Completion

        An operation to complete a well for initial Hydrocarbon production in one or more Producible Reservoirs, including, but not limited to, setting production casing, perforating the casing, stimulating the well, installing Completion Equipment, and/or conducting production tests.

2.5     Completion Equipment

        That certain equipment on an Exploratory Well or a Development Well required to be installedprior to the movement of a well-completion rig of that well

        (a)     under 30 CFR 250.502, or any succeeding order or regulation issued by the MMS, up to and including the tree, and
        (b)     by any other regulatory agency having jurisdiction, including, but not limited to, a caisson and navigational aids.

2.6     Confidential Data

        The information and data obtained under this Agreement, including, but not limited to, geological, geophysical, and reservoir information; originals and copies of logs; core and core analysis; and other well information including, but not limited to, the progress, tests, or results of a well drilled or an operation conducted under this Agreement, except data or information that becomes public other than by breach of this Agreement or as agreed to in writing by the Participating Parties.


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

2.7     Contract Area

        The portions, area and depths of the Lease(s) but solely within the Contract Area, listed on Exhibit "A" to this Agreement.

2.8     Deepen, Deepening

        A drilling operation conducted in an existing wellbore below the Objective Depth to which the well was previously drilled.

2.9     Development Facilities

        Production equipment, other than Completion Equipment, that is acquired under this Agreement under an approved AFE and installed on or outside the Contract Area. Development Facilities include, but are not limited to,

        (a)     proposed to Complete an Exploratory Well;
        (b) the flowlines, gathering lines or lateral lines that deliver Hydrocarbons and water

                1       from the Completion Equipment to the Platform or to
                        offsite host facilities, or
                2       from the Platform to Export Pipelines; and

        (c)     injection and disposal wells.
                Development Facilities include Export Pipelines.

2.10    Development Operation
        An operation on the Contract Area other than an Exploratory Operation.

2.11    Development Well

        A well or portion of a well proposed as a Development Operation.

2.12    Exploratory Operation

        An operation that is conducted on the Contract Area and that is any of the following:

        (a) proposed for an Objective Horizon that is not a Producible Reservoir; or
        (b) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the Objective Horizon to be penetrated by the proposed operation and the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least three thousand five hundred (3,500) feet from a Gas Completion or one thousand seven hundred fifty (1,750) feet from an Oil Completion.

2.13    Exploratory Well

        A well or portion of a well proposed as an Exploratory Operation.

2.14    Export Pipelines

        Pipelines installed after the effective date hereof for the benefit of a Contract Area and to which a gathering line or lateral line downstream of the Platform and/or Development Facilities or, if there is no Platform, the Completion Equipment, is connected and which are used to transport Hydrocarbons or produced water to shore.


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                                        3

2.15    Force Majeure

        An event or cause that is reasonably beyond the control of the Party claiming the existence of such event or cause, which includes, but is not limited to, a flood, storm, hurricane, loop current/eddy, or other act of God, a fire, loss of well control, oil spill, or other environmental catastrophe, a war, terrorist act, a civil disturbance, a labor dispute, a strike, a lockout, compliance with a law, order, rule, or regulation, governmental action or delay in granting necessary permits or permit approvals, and the inability to secure materials or a rig.

2.16    Hydrocarbons

        Oil and/or gas and associated liquid and gaseous by-products (except helium) which may be produced from a wellbore located on and in the Contract Area.

2.17    Joint Account

        This term has the same definition as the defined term "Joint Account" in Exhibit "C" (Accounting Procedure).

2.18    Lease(s)

        That portion of the oil and gas Lease(s) identified in Exhibit "A" and the lands covered by that Contract Area.

2.19    MMS

        The Minerals Management Service, United States Department of Interior, or its successor agency. Where appropriate, the reference to MMS shall include the appropriate state agency.

2.20    Non-consent Operation

        An operation conducted on the Contract Area by fewer than all Parties, which subjects the Nonparticipating Party to Article 13 (Non-Consent Operations).

2.21    Non-consent Platform

        A Platform installed after the effective date hereof for the benefit of a Contract Area and owned by fewer than all Parties.

2.22    Non-consent Well

        An Exploratory Well or a Development Well owned by fewer than all Parties.

2.23    Non-operator

        A Party other than the Operator.

2.24    Non-participating Party

        A Party other than a Participating Party.

2.25    Non-participating Party's Share

        The Participating Interest that a Non-participating Party would have had if all Parties had participated in the operation.

2.26    Objective Depth

        A depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the AFE and approved by the Participating Parties.


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                                        4

2.27    Objective Horizon

        The interval consisting of the deepest zone, formation, or horizon to be tested in an Exploratory Well, Development Well, Deepening operation, or Sidetracking operation, as stated in the AFE and approved by the Participating Parties.

2.28    Operator

        The Party designated in Article 4.1 (Designation of the Operator), a successor Operator selected under Article 4.5 (Selection of Successor Operator), and, if applicable, a substitute Operator selected under
        Article 4.2 (Substitute Operator).

2.29    Participating Interest

        The percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay and bear.

2.30    Participating Party

        A Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement.

2.31    Platform

        An offshore structure installed after the effective date hereof and for the benefit of a Contract Area that supports Wells, Completion Equipment, or Development Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors to the extent same are not Completion Equipment, rising above the water line and used for the exploration, development, or production of Hydrocarbons. The term "Platform" shall also mean any offshore equipment or template (excluding templates used for drilling operations) and any component thereof, other than Completion Equipment (including, but not limited to, flow lines and control systems), that is resting on or attached to the sea floor and used to obtain production of Hydrocarbons.

2.32    Producible Reservoir

        An underground accumulation of Hydrocarbons (a) in a single and separate natural pool characterized by a distinct pressure system, (b) not in Hydrocarbon communication with another accumulation of Hydrocarbons, and
        (c) into which a Producible Well has been drilled.

2.33    Producible Well

        A well that is drilled under this Agreement and that (a) is producing Hydrocarbons; (b) is determined to be, or meets the criteria for being determined to be, capable of producing Hydrocarbons in paying quantities under an applicable order or regulation issued by the governmental authority having jurisdiction; or (c) is determined to be a Producible Well by two (2) or more Participating Parties having a combined Working Interest of fifty percent (50%) or more, even if the well has been plugged and permanently or temporarily abandoned.


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2.34    Production Interval

        A zone or interval producing or capable of producing Hydrocarbons from a well without Reworking operations.

2.35    Recomplete, Recompleting, Recompletion

        An operation whereby a Completion in one Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore.

2.36    Rework, Reworking

        An operation conducted in a well, after it has been Completed in one or more Producible Reservoirs, to restore, maintain, or improve Hydrocarbon production from one or more of those Producible Reservoirs, but specifically excluding drilling, Sidetracking, Deepening, Completing, or Recompleting the well.

2.37    Sidetrack, Sidetracking

        The directional control and intentional deviation of a well to change the bottom-hole location, whether it be to the original Objective Depth or formation or another bottom-hole location not deeper than the stratigraphic equivalent of the initial Objective Depth, unless the intentional deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.

2.38    Take-in-Kind Facilities

        Facilities which (i) are not paid for by the Joint Account and (ii) are installed and intended to be used for the benefit of a Contract Area on a Platform but for the benefit and use of a particular Party or Parties to take its or their share of Hydrocarbon production in kind.

2.39    Transfer of Interest

        A conveyance, assignment, transfer, farm out, exchange, or other disposition of all or part of a Party's Working Interest.

2.40    Working Interest

        The record title interest, or where applicable, the leasehold interest or the operating rights of each Party in and to each Contract Area (expressed as the percentage provided in Exhibit "A"). If a Party's record title interest is different from its operating rights, the Working Interest of each Party is the interest provided in Exhibit "A".


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                                    ARTICLE 3

                                    EXHIBITS


        3.1     Exhibits

                        The following exhibits are attached to this Agreement and incorporated into this Agreement by reference:


        3.1.1   Exhibit "A"

                        Operator, Description of the Lease and Contract Area(s), Division of After Casing Point Interests, and Notification Addresses

        3.1.2   Exhibit "B "

                        Insurance Provisions.

        3.1.3   Exhibit "C"

                        Accounting Procedure.

        3.1.4   Exhibit "D"

                        Non-discrimination Provisions.

        3.1.5   Exhibit "E"

                        Gas Balancing Agreement.

        3.1.6   Exhibit "F"

                        Tax Partnership Provision.

        3.1.7   Exhibit "G"

                        Memorandum of Operating Agreement and Financing
                        Statement.

        3.1.8   Exhibit "H"

                        Dispute Resolution Procedure.

        3.1.9   Exhibit "I"

                        Security Rights; Default' Unpaid Charges' Carved-out Interests


3.2     Conflicts.

        If a provision of this Agreement is inconsistent with a provision of the Dominion EPA or the Ridgewood EPA, the provision in the EPA shall prevail If a provision of an exhibit, except Exhibits "D", "E", or "F", is inconsistent with a provision in the body of this Agreement, the provision in the body of this Agreement shall prevail. If a provision of Exhibit "D", "E", or "F", is inconsistent with a provision in the body of this Agreement, however, the provision of the exhibit shall prevail.


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                                    ARTICLE 4

                                    OPERATOR


4.1     Operator

        Chevron U.S.A. Inc. is designated as the Operator of the Contract Area covered by this Offshore Operating Agreement. The Parties shall promptly execute and provide Operator with all documents required by the MMS in connection with the designation of Chevron as Operator or with the designation of any other Party as a substitute or successor Operator. Unless agreed to the contrary by all Parties hereto, Operator shall also be classified as the designated applicant for oil spill financial responsibility purposes and each Non-operating Party shall promptly execute the appropriate documentation reflecting this designation and promptly provide same to Operator for filing with MMS.

4.2     Substitute Operator

        Except as otherwise provided in Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), if the Operator becomes a Non-participating Party in a Non-consent Operation, the Participating Parties may approve the designation of any Participating Party as the substitute Operator by the vote of one (1) or more of the Participating Parties having a combined fifty percent (50%) or more of the Participating Interests. The substitute Operator shall serve only
        (a) for the Non-consent Operation, (b) on the Contract Area, or that portion of the Contract Area governed hereby, affected by the Non-consent Operation, and (c) with the same authority, rights, obligations, and duties as the Operator. If a Non-operator is the only Participating Party in a Non-consent Operation, then the Non-operator shall be designated as the substitute Operator for that Non-consent Operation, with no vote required, unless the Non-operator elects not to accept the designation. No Non-operator shall ever be designated as a substitute Operator against its will. If a substitute Operator is not designated under the foregoing procedures, the Operator shall, upon the unanimous agreement of the Participating Parties and the Operator, conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non Consent Operations).

        4.2.1 Circumstances Under Which the Operator Must Conduct a Non-Consent Operation

                If:

                (a) a drilling rig is on location and the Operator becomes a Non-participating Party in a supplemental AFE for an Exploratory Operation, or Development Operation, or

                (b) the Operator becomes a Non-participating Party in an operation to be conducted from a Platform operated by the Operator,


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                the Operator, as a Non-participating Party, shall conduct the
                Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

        4.2.2 Operator's Conduct of a Non-Consent Operation in Which it is a Non-participating Party

                When, under Article 4.2 (Substitute operator) or Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), the Operator conducts a Non-consent Operation in which it is a Non-participating Party, it shall follow the practices and standards in Article 5 (Authorities and Duties of Operator). Notwithstanding anything to the contrary in Exhibit "C", the Operator shall not be required to proceed with the Non consent Operation until the Participating Parties have advanced the total estimated costs of the Non-consent Operation to the Operator. The Operator shall never be obligated to expend any of its own funds for the Non-consent Operation in which it is a Non participating Party.

        4.2.3   Appointment of a Substitute Operator

                After expiration of all applicable response periods for the Non-consent Operation and selection of a substitute Operator, each Party shall promptly provide the substitute Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms. The Operator and the substitute Operator shall coordinate the change of operatorship to avoid interfering with ongoing activities and operations, if any, including but not limited to, Contract Area maintenance activities and operations.

        4.2.4 Redesignation of Operator Within five (5) days after conclusion of the Non-consent Operation, all Parties shall execute and provide the Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms to return operatorship to the Operator, thereby superseding the Parties' designation of the substitute Operator under Article
                4.2.3 (Appointment of a Substitute Operator).

        4.3     Resignation of Operator

                Subject to Article 4.5 (Selection of Successor), the Operator may resign at any time by giving written notice to the Parties, except that the Operator may not resign during a Force Majeure or an emergency that poses a threat to life, safety, property, or the environment. If the Operator ceases to own a Working Interest, the Operator automatically shall be deemed to have resigned as the Operator without any action by the Non-operators.

        4.4     Removal of Operator

                Operator may be removed by an affirmative vote of the Parties owning a combined Working Interest of fifty percent (50%) or more of the remaining Working Interest after excluding the Operator's Working Interest if:


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

          (a) Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

          (b) a receiver is appointed for Operator or for substantially all of its property or affairs;

          (c) a Transfer of Interest by the Operator which reduces the Operator's Working Interest to less than twenty five percent (25%), whether accomplished by one or more Transfer of Interest; or

          (d) Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within sixty (60) days after notice of the breach. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and if a federal bankruptcy court prevents the removal of Operator, all Non-operators and Operator shall comprise an interim operating committee to operate until Operator has elected to reject or assume this Agreement under the Bankruptcy Code. An election by Operator as a debtor-in-possession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by Operator without any action by the Non-operators, except the selection of a successor. To be effective, a vote to remove Operator for any cause described above must be taken within sixty (60) days after a Non-operator receives actual knowledge of the cause. A change of corporate name or structure of Operator shall not be deemed to be a resignation or basis for removing Operator.

4.5  Selection of Successor

     Upon resignation or removal of Operator, a successor Operator shall be selected from among the Parties by an affirmative vote of one (1) or more Parties having a combined Working Interest of fifty percent (50%) or more. If the resigned or removed Operator is not entitled to vote, fails to vote, or votes only to succeed itself, then the successor Operator shall be selected by the affirmative vote of the Parties owning a combined Working Interest of fifty percent (50%) or more of the remaining Working Interest after excluding the Working Interest of the resigned or removed Operator. If the Operator assigns all or a part of its Working Interest, then under
     Article 4.3 (Resignation of Operator) or Article 4.4. (c), the Party who acquired all or a part of the former Operator's Working Interest shall not be excluded from voting for a successor Operator. If there are only two Parties to this Agreement when the Operator resigns or is removed, then the Nonoperator automatically has the right, but not the obligation, to become the Operator. If no Party is willing to become the Operator, this Agreement shall terminate under Article 27.1 (Term).

4.6  Effective Date of Resignation or Removal

     The resignation or removal of the Operator shall become effective as soon as practical but no later than 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of resignation or removal, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator, and designated applicant for oil spill financial responsibility purposes, by the MMS;


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

     however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations, or liabilities resulting from its operatorship. The successor Operator may charge the Joint Account for reasonable costs incurred in connection with copying or obtaining the former Operator's records, information or data except when the change of Operator results from a merger, consolidation, reorganization or sale or transfer to an Affiliate of the Operator.

4.7  Delivery of Property

     On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver or transfer to the successor Operator custodianship of the Joint Account and possession of all items purchased for the Joint Account under this Agreement, all Hydrocarbons that are not the separate property of a Party, all equipment, materials, and appurtenances purchased for the Joint Account under this Agreement, which are not already in the possession of the successor Operator, and all books, records, and inventories relating to the Joint Account (other than those books, records, and inventories maintained by the outgoing Operator as the owner of a Working Interest). The outgoing Operator shall distribute or return all funds related to the Joint Account to the Parties who contributed the funds or are otherwise entitled to receive the funds under this Agreement. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to the activities or operations conducted under this Agreement, and the successor Operator shall assume all obligations of the Operator that are assignable under the contracts. The Parties may audit the Joint Account and conduct an inventory of all property and all Hydrocarbons that are not the separate property of a Party, and the inventory shall be used in the accounting to all Parties by the outgoing Operator of the property and the Hydrocarbons that are not the separate property of a Party. The inventory and audit shall be conducted under Exhibit "C".



                                    ARTICLE 5

                        AUTHORITY AND DUTIES OF OPERATOR

5.1  Exclusive Right to Operate

     Unless otherwise provided in this Agreement, Operator shall have the exclusive right and duty to conduct operations (or cause them to be conducted) under this Agreement. In performing services under this Agreement for the Non-operators, Operator shall be an independent contractor, not subject to the control or direction of Non-operators, except for the type of operation to be undertaken in accordance with the voting and election procedures in this Agreement. No Party shall be


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       deemed to be, or hold itself out as, the agent or fiduciary of another
       Party.

5.2    Workmanlike Conduct

       Operator shall timely commence and conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. OPERATOR SHALL NOT BE LIABLE TO NON-OPERATORS FOR LOSSES SUSTAINED OR LIABILITIES INCURRED, EXCEPT AS MAY RESULT FROM OPERATOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons, property or the environment. Unless otherwise provided in this Agreement, Operator shall consult with Non-operators and keep them informed of all important matters.

5.3    Liens and Encumbrances

       Operator shall endeavor to keep the Contract Area, wells, Platforms, Development Facilities, and other equipment free from all liens and other encumbrances occasioned by operations hereunder, except those provided in
       Article 8.6 (Security Rights).

5.4    Employees and Contractors

       Operator shall select employees and contractors and determine their number, hours of labor, and compensation. The employees shall be employees of Operator.

5.5    Records

       The Operator shall keep or cause to be kept accurate books, accounts, and records of activities or operations under this Agreement in compliance with the Accounting Procedure in Exhibit "C". Unless otherwise provided in this Agreement, all records of the Joint Account shall be available to a Non-operator as provided in Exhibit "C". The Operator shall use good-faith efforts to ensure the settlements, billings, and reports rendered to each Party under this Agreement are complete and accurate. The Operator shall notify the other Parties promptly upon the discovery of any error or omission pertaining to the settlements, billings, and reports rendered to each Party.

5.6    Compliance

       Operator shall comply, and shall require all agents and contractors to comply, with all applicable laws, rules, regulations, and orders of governmental authorities having jurisdiction.

5.7    Contractors

       Operator may enter into contracts with qualified and responsible independent contractors for the design, construction, installation, drilling, production or operation of wells, Platforms and Development Facilities. Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties. All drilling operations conducted under this Agreement shall be conducted by properly qualified and responsible drilling contractors under current competitive contracts. A drilling contract will be deemed to be a current competitive contract if it (a) was made within twelve (12) months before the commencement of the well and (b) contains terms,


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

       rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of conducting the drilling operation. At its election, Operator may use its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (i) performed by Operator or its Affiliate acting as an independent contractor, (ii) approved by written agreement with the Participating Parties before commencement of operations, and (iii) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts of third parties doing work of similar nature.

5.8    Governmental Reports

       Operator shall make reports to governmental authorities it has a duty to make as Operator and shall furnish copies of the reports to the Participating Parties. The Operator shall provide each Non-operating Party with a copy of each notice, order, and directive received from the MMS. As soon as reasonably practicable, each Party shall give written notice to the other Parties before each meeting with government authorities of which it has notice and that affects the Contract Area.

5.9    Information to Participating Parties

       Except as provided in Article 8.6, Operator shall furnish each Participating Party the following information, if applicable, for each activity or operation conducted by Operator:

       5.9.1 A copy of the application for permit to drill and all amendments thereto.

       5.9.2 A daily drilling report (or Reworking report or Recompletion report, if applicable), giving the depth, corresponding lithological information, data on drilling fluid characteristics, information about drilling or operational difficulties or delays, if any, and other pertinent information, by facsimile transmission or electronic mail within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) for well operations conducted in the preceding twenty-four (24) hour period.

       5.9.3  A complete report of each core analysis.

       5.9.4 A copy of each electrical survey, currently as it is run; all data for each radioactivity log, temperature survey, deviation or directional survey, caliper log, and other log or survey obtained during the drilling of the well; and, upon completion of the well, a composite of all electrical-type logs, insofar as is reasonable and customary.

       5.9.5 A copy of all well test results, bottom-hole pressure surveys, and fluid analyses.

       5.9.6 Upon written request received by Operator before commencement of drilling, samples of cuttings and cores taken from the well (if sufficient cores are retrieved), packaged in containers furnished by Operator at the expense of the requesting Party, marked as to the depths from which they were taken, and shipped at the expense of the requesting Party by express courier to the address designated by the requesting Party.


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       5.9.7  To the extent possible, twenty-four (24) hours' advance notice of, and access to, logging, coring, and testing operations.

       5.9.8 A monthly report on the volume of Hydrocarbons and water produced from each well; however, Operator shall provide reports more often if feasible.

       5.9.9 A copy of each report made to a governmental authority having jurisdiction.

       5.9.10 Upon written request, other pertinent information available to Operator, including, but not limited to, those portions of the contracts to be used for the benefit of the Joint Account and which pertain to the Contract Area, but excluding the Operator's proprietary or secret information and its subsurface interpretations that have been independently developed at Operator's sole cost and expense.

5.10   Information to Non-participating Parties

       Operator shall furnish each Non-participating Party a copy of each Operator's governmental report that is available to the public and associated with the applicable Non-consent Operation. Until the applicable recoupment under Article 13 (Non-consent Operations) is complete, a Nonparticipating Party shall not receive or review any other information specified by Article 5.9 (Information to Participating Parties), except as may be necessary for a payout audit of the Non-consent Operation.



                                    ARTICLE 6

                          VOTING AND VOTING PROCEDURES

6.1    Voting Procedures

       Unless otherwise provided in this Agreement, each matter requiring approval of the Parties shall be determined as follows:

       6.1.1  Voting Interest

              Subject to Article 8.6 (Security Rights), each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

       6.1.2  Vote Required

              Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of two (2) or more Parties having a combined voting interest of fifty-one percent (51 %) or more.

       6.1.3  Votes

              The Parties may vote at a meeting; by telephone, promptly confirmed in writing to Operator; or by facsimile transmission. Operator shall give each Party prompt notice of the results of the voting.


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       6.1.4  Meetings

              Meetings of the Parties may be called by Operator upon its own motion or at the request of a Party having a voting interest of not less than twenty-five percent (25%). Except in an emergency, no meeting shall be called on less than ten (10) days' advance written notice, and the notice of meeting shall include the meeting agenda prepared by the Operator or the requesting Party. The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended prior to or during the meeting by unanimous agreement of all Parties.



                                    ARTICLE 7

                                     ACCESS

7.1    Access to Contract Area

       Except as provided in Article 8.6, each Party shall have access, at its sole risk and expense and at all reasonable times, to the Contract Area, Platform, Development Facilities and Joint Account assets to inspect activities, operations and wells in which it participates, and to pertinent records and data. A Non-operator shall give Operator at least twenty-four (24) hours' notice of the Non-operator's intention to visit the Contract Area. To protect Operator and the Non-operators from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to the joint operations, but is performing services solely for a Non-operator or pertaining to the business or operations of a Non-operator, to visit, use, or board a rig, well, Platform, or Development Facilities subject to this Agreement, the Non-operator shall give Operator advance notice of the visit, use, or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-operators harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and other Non-operators before the visit, use, or boarding.

7.2    Reports

       On written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 (Authority and Duties of Operator) to which that Party is entitled under this Agreement. The costs of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party. Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

7.3    Confidentiality

       Except as otherwise provided in Article 7.4 (Limited Disclosure), Article
       7.5 (Limited Releases to Offshore Scout Association), Article 7.6 (Media Releases), and Article 21.1 (Notice of Contributions Other Than Advances


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

       for Sale of Production), and except for necessary disclosures to governmental authorities having jurisdiction, or except as agreed in writing by all Participating Parties, no Party or Affiliate shall disclose Confidential Data to a third party. This Article 7.3 shall be in force and effect for a term of two (2) years after termination of this Agreement.

7.4    Limited Disclosure

       A Party may make Confidential Data to which it is entitled under this Agreement available to:

       (a) outside professional consultants and reputable engineering firms for the purpose of evaluations and/or submitting bids;

       (b) gas transmission companies for Hydrocarbon reserve or other technical evaluations;

       (c) reputable financial institutions for study before commitment of funds;

       (d) governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;

       (e) the public, to the extent required by the regulations of a recognized stock exchange;

       (f) third parties with whom a Party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party's stock, or sell all or substantially all assets of that Party or an Affiliate of that Party; and

       (g)    an Affiliate of a Party.

       (h) such limited well information that is typically disclosed by Operator's representative during meetings of the Offshore Oil Scouts Association.

       (i) third parties with whom a Party is engaged in a bona fide effort to sell, farm out, or trade all or a portion of its interest in the Contract Area;

       Confidential Data made available under Articles 7.4(f) and 7.4(i) shall not be removed from the custody or premises of the Party making the Confidential Data available to third parties described in those Articles. A third party permitted access under Articles 7.4, (a), (b), (c), (f), and (i) shall first agree in writing neither to disclose the Confidential Data to others nor to use the Confidential Data, except for the purpose for which it was disclosed. The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Data available.

7.5    Limited Releases to Offshore Scout Association

       The Operator may disclose Confidential Data to the Offshore Oil Scouts Association at their regularly scheduled meetings. The Confidential Data that may be disclosed is limited to information concerning well locations, well operations, and well completions to the extent reasonable and customary in industry practice or required under the by-laws of the Offshore Oil Scouts Association.

7.6    Media Releases

       Without the prior written consent of the other Participating Parties, no Party shall issue a news or media release about operations on the Contract Area. In an emergency involving extensive property or environmental damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the


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

       prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency. The foregoing, however, shall not restrict disclosures by either Party which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates.



                                    ARTICLE 8

                                  EXPENDITURES

8.1    Basis of Charge to the Parties

       Subject to the other provisions of this Agreement, Operator shall pay all costs incurred under this Agreement, and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be made and done pursuant to Exhibit "C".

8.2    AFEs

       Before undertaking an operation or making a single expenditure to be in excess of Two Hundred and Fifty Thousand Dollars ($250,000), and before conducting an activity or operation to drill, Sidetrack, Deepen, Complete, Rework or Recomplete a well (regardless of the estimated cost), Operator shall submit an AFE for the operation or expenditure to the Parties for approval. Operator shall also furnish an informational AFE to all Parties for an operation or single expenditure estimated to cost Two Hundred and Fifty Thousand Dollars ($250,000) or less, but in excess of One Hundred Thousand Dollars ($100,000), if Operator prepares same for its own use.

8.3    Emergency and Required Expenditures

       Notwithstanding anything in this Agreement to the contrary, Operator is hereby authorized to conduct operations and incur expenses that in its opinion are reasonably necessary to safeguard life, property, and the environment in case of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, hurricane, catastrophe, or other emergency, and the expenses shall be borne by the Participating Parties in the affected operation. Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and the action taken. Operator is also authorized to conduct operations and incur expenses reasonably required by statute, regulation, order, or permit condition or by a governmental authority having jurisdiction, which expenses shall be borne by the Participating Parties in the affected operation, subject to Exhibit "C".


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8.4    Advance Billings

       Operator may require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.5    Commingling of Funds

       Funds received by Operator under this Agreement may be commingled with its own funds.

8.6    Security Rights (LA)

       Exhibit "I" (LOUISIANA) if applicable, applies.

8.7    Overexpenditures

       Operator shall notify the Participating Parties when it appears that actual expenditures for an approved operation in an Exploratory or Development Well or for the design, construction, and installation of a Platform or Development Facilities will exceed the AFE estimate (the excess being an "Overexpenditure") by more than twenty percent (20%), hereinafter referred to as the "Allowable Variance". Except for Exploratory Well operations after Casing Point on an Initial Test Well or its Substitute Well, as such terms are defined in the Dominion EPA and the Ridgewood EPA, Operator's notice shall be forwarded for information only.
       For an Exploratory Well operation after Casing Point on an Initial Test Well or its Substitute Well, as such terms are defined in the Dominion EPA and the Ridgewood EPA, if Operator determines that the Overexpenditure will exceed the Allowable Variance, Operator shall submit a new AFE for the current operation ("Supplemental AFE") for approval of the Participating Parties. The Participating Parties may then elect whether to continue to participate within thirty (30) days or forty-eight
       (48) hours if a rig is on location, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the Supplemental AFE. If one (1) or more Participating Parties elect to continue to participate in the current operation and agree to pay and bear one hundred percent (100%) of the costs and risks of conducting it, Operator shall continue to conduct the current operation. Otherwise, the operation shall cease. A Participating Party that elects not to continue to participate in the current operation shall become a Non-participating Party in the operation, from and after the date when the Overexpenditure exceeds the Allowable Variance, not including emergency expenditures, and Article
       13.2 (Relinquishment of Interest) shall apply to the Party only to the extent that the costs of the operation exceed the Allowable Variance. Unless otherwise agreed by the Participating Parties, each Participating Party electing to continue to participate in the current operation may, but is not obligated to, pay and bear that portion of the costs and risks attributable to the interests of the Non-participating Parties in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties electing to continue participating in the current operation. If it appears to Operator that actual expenditures for an approved operation will exceed the Supplemental AFE estimate, Operator shall again repeat the procedure of this Article 8.7, using the estimate in the most recently approved Supplemental AFE as the basis for determining the Overexpenditure and Allowable Variance. An



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       initial Participating Party in an operation shall remain responsible for its share of all costs and risks for plugging, replugging, capping, burying, disposing, abandoning, removing, and restoring associated with the operation, subject to Article 14 (Abandonment, Salvage, and Surplus), regardless of its subsequent election on a Supplemental AFE, except to the extent such costs were increased by subsequent operations in which it elected not to participate. Notwithstanding anything in this Article to the contrary, if expenditures exceed the Allowable Variance for an emergency, as provided in Article 8.3 (Emergency and Required Expenditures), Operator shall not be required to secure the approval of the Participating Parties, as the expenditures will be borne by all Participating Parties. However, once stabilization takes place and emergency expenditures are no longer being incurred, Operator shall promptly furnish a Supplemental AFE to the Participating Parties for their review and election, as provided above.


                                    ARTICLE 9

                                     NOTICES

9.1    Giving and Receiving Notices

       Except as otherwise provided in this Agreement, all AFEs and notices required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, or facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A". When a drilling rig is on location and standby charges are accumulating, however, notices pertaining to the rig shall be given orally or by telephone. All telephone or oral notices permitted by this Agreement shall be confirmed immediately thereafter by written notice. A notice shall be deemed to have been delivered only when received by the Party to whom it was directed, and the period for a Party to deliver a response thereto begins on the date the notice is received. "Receipt", for oral or telephone notice, means actual and immediate communication to the Party to be notified, and for written notice, means actual delivery of the notice to the address of the Party to be notified, as specified in this Agreement, or to the facsimile machine of that Party. A responsive notice shall be deemed to have been delivered when the Party to be notified is in receipt of same. When a response is required in forty-eight (48) hours or less, however, the response shall be given orally or by telephone or facsimile transmission within that period. If a Party is unavailable to accept delivery of a notice required to be given orally or by telephone, the notice may be delivered by any other method specified in this Article 9.1. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate telephonic or oral notice.

9.2    Content of Notice

       An AFE or notice requiring a response shall indicate the maximum response time specified in Article 9.3 (Response to Notices). A proposal for a Platform and/or Development Facilities shall include an AFE, containing


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       a description of the Platform and/or Development Facilities, including, but not limited to, location, and the estimated costs of design, fabrication, transportation, and installation. A proposal for a well operation shall include an AFE, describing the estimated commencement date, the proposed depth, the objective formation or formations to be penetrated or tested, the Objective Horizon, the surface and bottomhole locations, proposed directional or horizontal drilling operations, the type of equipment to be used, and the estimated costs of the operation, including, but not limited to, the estimated costs of drilling, testing, and plugging and abandoning the well, if applicable. If a proposed operation is subject to Article 13.11 (Contract Area Maintenance Operations), the notice shall specify that the proposal is a Contract Area Maintenance Operation. A proposal for multiple operations on more than one well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing in what order the operations will be conducted. Each Party shall respond to each proposed multiple operation in the manner provided in Article 9.3.3 (Proposal for Multiple Operations).

9.3    Response to Notices

       Except as provided in Article 9.1, each Party's response to a proposal shall be in writing to the proposing Party. Unless otherwise provided in this Agreement, the response time shall be as follows:

       9.3.1  Platform and/or Development Facilities Proposals
              Each Party shall respond within ninety (90) days after its receipt of the AFE or notice for a Platform and forty-five (45) days for Development Facilities.

       9.3.2  Well Proposals
              Except as provided in Article 9.3.3 (Proposal for Multiple Operations), each Party shall respond within thirty (30) days after receipt of the well, Rework or Recompletion proposal, but if
              (a) a drilling rig is on location, (b) the proposal relates to the same well or its substitute, and (c) standby charges are accumulating, a response shall be made within forty-eight (48) hours after receipt of the proposal, inclusive of Saturdays, Sundays, and federal holidays.

       9.3.3  Proposal for Multiple Operations
              When a proposal is made to conduct multiple Development Operations at separate well locations using the same rig, each Party shall respond (a) to the well operation taking precedence, within thirty
              (30) days after receipt of the proposal; and (b) to each subsequent well location, within forty-eight (48) hours after completion of approved operations at the prior location and notification thereof by Operator.

       9.3.4  Other Matters
              For all other matters requiring notice, each Party shall respond within thirty (30) daysafter receipt of notice.


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9.4    Failure to Respond

       Failure of a Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5    Response to Counterproposals

       Should a counterproposal be allowed under this Agreement, responses to that counterproposal must be made within the response period for the original proposal.

9.6    Timely Well Operations

       Unless otherwise provided, an approved well shall be commenced within one hundred eighty (180) days after the date when the last applicable election on that well may be made. Wells shall be deemed to have commenced on the day charges commence under the drilling contract for that well. If the Operator fails to commence actual drilling operations on an approved well within one hundred eighty (180) days from the proposal of the approved well, the proposal of the well and its approval will be deemed to have been withdrawn. Subject to Exhibit "C", if a proposal for a well is deemed to have been withdrawn, all costs incurred in the preparation for or in furtherance of that well will be chargeable to the Parties who voted to participate in the well proposal for that well. Notwithstanding the above, each one hundred eighty (180) day period set forth above shall be three hundred sixty-five days in the case of an approved operation for a well on Chevron's existing Platform "A" on West Delta Block 109.

9.7    Timely Platform/Development Facilities Operations

       Unless otherwise provided, Operator shall commence, or cause to commence, the construction, acquisition, or refurbishment of an approved proposal for a Platform and/or Development Facilities within one hundred eighty
       (180) days after the date when the last applicable election on that Platform and/or Development Facilities may be made. The construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal shall be deemed to have commenced on the date the contract is awarded for the design, acquisition, fabrication, or refurbishment of the Platform and/or Development Facilities. If the Operator does not commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal within the one hundred eighty (180) day time frame, the other Participating Parties in that Platform and/or Development Facilities proposal may select a substitute Operator to commence the Platform and/or Development Facilities. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities within two hundred forty (240) days from the proposal of the approved Platform and/or Development Facilities, the proposal of the Platform and/or Development Facilities and their approval will be deemed to have been withdrawn. Subject to Exhibit "C", regardless of whether or not the construction, acquisition, or refurbishment of a Platform and/or Development Facilities is commenced, all costs incurred by Operator, attributable to that activity, shall be paid by the Participating Parties.


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                                   ARTICLE 10

                             EXPLORATORY OPERATIONS

10.1   Proposing Operations

       Subject to the limitations and provisions of the Dominion EPA and the Ridgewood EPA for an Additional Opportunities Prospect's Initial Test Well, as those terms are defined in the respective Dominion EPA and Ridgewood EPA, any Party may propose an Exploratory Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

10.2   Counterproposals

       When an Exploratory Operation is proposed, a Party may, within ten (10) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Exploratory Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 10.5 (Operations by Fewer Than All Parties), the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the proposal first received by the Parties shall take precedence. Except for the response period provided in this Article 10.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

10.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

10.4   Second Opportunity to Participate

       If fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one percent (51 %) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

10.5   Operations by Fewer Than All Parties

       If after the election (if applicable) made under Article 10.4 (Second opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, exclusive of Saturdays, Sundays,



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       and federal holidays, after receipt of the notice to notify the proposing
       Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total
       Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent
       (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator) shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.


10.6   Expenditures Approved

       Approval of an Exploratory Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling, including site preparation and facility modifications; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

10.7   Conduct of Operations

       After commencement of drilling an Exploratory Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable.


10.8   Course of Action After Reaching Objective Depth

       When an Exploratory Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed as set forth in the approved AFE and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well, and the following provisions shall apply:

       10.8.1 Election by Participating Parties
              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays,


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              Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in Operator's recommended operation, (b) participate in another proposed operation, or (c) not participate in any operation. Failure to respond shall be deemed to be an election not to participate in any of the proposed operations. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.

       10.8.2 Priority of Operations
              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by two
              (2) or more Participating Parties having a combined Working Interest of fifty-one percent (51%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (Indicate the order of preference.)

              1 Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              2      Complete at the Objective Horizon

              3 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

              4 Deepen. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              5 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              6 Other operations: (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              7      Temporarily abandon.

              8      Plug and abandon.

       10.8.3 Second Opportunity to Participate If fewer than all but two (2) or more Participating Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in an operation, the proposing Party shall notify the Participating


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              Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       10.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 10.8.3 (Second Opportunity to Participate), fewer than all but one (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties,. each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election. If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       10.8.5 Subsequent Operations

              Upon completion of an operation conducted under Article 10.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a Producible Well, or


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              (b) temporarily abandoned or permanently plugged and abandoned,
              Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well under Articles
              10.8.1 through 10.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the cost and risk of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

10.9   Wells Proposed Below Deepest Producible Reservoir

       If a proposal is made to conduct an Exploratory Operation involving the drilling of a well to an Objective Horizon below the base of the deepest Producible Reservoir, a Party may elect within the applicable period to limit its participation in the operation down to the base of the deepest Producible Reservoir. For purposes of this Article 10.9, a Party who elects to limit its participation in the operation down to the base of the deepest Producible Reservoir shall be referred to as "Shallow Participant" and a Party who elects to participate in the entire operation shall be referred to as "Deep Participant". If a Party elects to limit its participation to the base of the deepest Producible Reservoir, Operator shall prepare and submit to the Shallow Participant, for informational purposes, a separate AFE covering operations down to the deepest Producible Reservoir. The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of, each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall be a Non-participating Party in each operation below the deepest Producible Reservoir, and the operation shall be considered a Non consent Operation, and the provisions of Article 13 (Non-consent Operations) shall apply. If the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the deepest Producible Reservoir. Payment shall be due within thirty days after receipt of notice of the well being completed below the deepest Producible Reservoir. If the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Working Interest share of the actual well costs to the base of the deepest Producible Reservoir in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), upon the earlier of the time that (a) the well is plugged back to a horizon above the base of the deepest Producible Reservoir, as determined when the original well was proposed, (b) the well is plugged and abandoned, or (c) the amount to be recouped by the Deep Participant under Article 13 (Non consent Operations) is recovered.


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                                   ARTICLE 11

                             DEVELOPMENT OPERATIONS

11.1   Proposing Operations

       A Party may propose a Development Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

11.2   Counterproposals

       When a Development Operation is proposed, a Party may, within ten (10) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Development Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 11.5 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall prevail. Except for the response period provided in this Article.11.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

11.3 Operations by All Parties If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

11.4 Second Opportunity to Participate

       If fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one (51 %) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

11.5 Operations by Fewer Than All Parties

       If after the election (if applicable) made under Article 11.4 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party


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       may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator) shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

11.6   Expenditures Approved

       Approval of a Development Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

11.7   Conduct of Operations

       After commencement of a Development Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and render further operations impracticable, except as may otherwise be provided in optional provision Article 8.7 (Overexpenditures), if elected.

11.8   Course of Action After Reaching Objective Depth

       When a Development Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well and the following provisions shall apply:

       11.8.1 Election by Fewer Than All Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in Operator's recommended operation, (b) participate in another proposed operation, or (c) not participate in any


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              operation. Failure to respond shall be deemed to be an election not to participate in any of the proposed operations. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.

       11.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by two
              (2) or more Participating Parties having a combined Working Interest of fifty-one percent (51 %) or more, then the approved operation with the lowest number as indicated below shall take precedence:
              (indicate the order of preference.)

               1 Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               2    Complete at the Objective Horizon.

               3 Complete above the Objective Horizon, (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

               4 Deepen. (If conflicting proposals are approved, the proposal receiving thelargest percentage of Working Interest approval shall take precedence, and inthe event of a tie between two
                    (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               5 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               6 Other operations: (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

               7    Temporarily abandon.

               8    Plug and abandon.

       11.8.3 Second Opportunity to Participate

              If fewer than all but two (2) or more Participating Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon



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              a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       11.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 11.8.3 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election. If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       11.8.5 Subsequent Operations

              Upon the completion of an operation conducted under Article 11.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing Hydrocarbons in paying quantities, or (b) temporarily abandoned or


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              permanently plugged and abandoned, Operator shall notify the
              Participating Parties of Operator's recommendation for operations in the well under Articles 11.8.1 through 11.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well, or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the expense of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.


                                   ARTICLE 12

                       PLATFORM AND DEVELOPMENT FACILITIES

12.1   Proposal

       A Party may propose the fabrication or acquisition and installation of a Platform and/or Development Facilities, by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices). Any proposal by a Party for a Platform and/or Development Facilities shall not provide for excess capacity and/or space which is greater than ten percent (10%) of what is required for such Platform and/or Development Facilities based upon the expected size of the Producible Reservoir(s); the number of existing Producible Wells; the quality of Hydrocarbons to be produced, processed, and transported; and the number of scheduled Development Wells.

12.2   Counterproposals

       When a Platform and/or Development Facilities is proposed under Article 12.1, a Party may, within thirty (30) days after receipt of the AFE or notice for the original proposal, make a counterproposal to fabricate or otherwise acquire and install said Platform and/or Development Facilities by sending an AFE or notice to the other Parties in accordance with
       Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, each Party shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 12.2.3 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall be deemed approved, and in the event two (2) or more approved proposals receive the same Working Interest approval, the approved proposal first received by the Parties shall be deemed approved.

       12.2.1 Operations by All Parties

              If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.


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       12.2.2 Second Opportunity to Participate

              if fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in the platform and/or Development Facilities, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the Platform and/or Development Facilities, Operator shall timely commence the fabrication and installation of the Platform and/or Development Facilities at their cost and risk.

       12.2.3 Operations by Fewer Than All Parties

              If after the election (if applicable) made under Article 12.2.2 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in the Platform and/or Development Facilities, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Nonparticipating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and except as provided in Article 12.4 (Rights to Take in Kind), the provisions of Article 13.2.1. (b) shall apply. If such agreement is not obtained, however, the fabrication and installation of the Platform and/or Development Facilities shall not be commenced, and the effect shall be as if the proposal had not been made.

12.3   Ownership and Use of the Development Facilities

       The Participating Parties in the Development Facilities own all of the excess capacity of the Development Facilities. Each Participating Party in the Development Facilities shall have the right to use its Participating Interest share of the excess capacity for hydrocarbon production from outside the Contract Area and shall indemnify and hold harmless the other Participating Parties or such use, subject to the


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       successful negotiation of a mutually agreeable arrangement addressing the usage of such excess capacity. This right is subject to outside production compatibility and non-interference with Contract Area production, and further subject to the requirement that the Party exercising this right shall bear its share of costs pursuant to Article
       13.9.2 as though the outside production were from a Non-consent Well.

12.4   Rights to Take in Kind

       Nothing in this Article 12 shall act to limit a Party's rights under
       Article 22 (Disposition of Production), or to otherwise separately dispose of its share of Hydrocarbon production. If a Party elects (a) not to participate in an approved Development Facilities proposal and (b) to separately dispose of its share of Hydrocarbon production (the "Separately Disposing Party"), the Separately Disposing Party shall not be subject to the provisions of Article 13.2.1.(b), but must provide proof to the Participating Parties in the approved Development Facilities proposal, within sixty (60) days from the last applicable response date to the Development Facilities proposal that it has entered into fabrication and transportation contracts to separately dispose of its own share of Hydrocarbon production. If a Separately Disposing Party fails to provide such proof by that deadline and if there is sufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, it shall immediately (I) become a Participating Party in the Development Facilities and utilize the Development Facilities for its share of Hydrocarbon production, (II) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the Development Facilities had it elected to participate in the Development Facilities under Article 12.1 or 12.2, and (III) assume its share of the risks and liabilities associated with the construction and ownership of the Development Facilities as of the date of commencement of the operations to construct same. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article 12.4 (1), shall own the original Development Facilities based on their Participating Interest share in the original Development Facilities. If a Separately Disposing Party fails to provide such proof by that deadline and if there is insufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, the Separately Disposing Party shall
       (i) become a Participating Party in the original Development Facilities and utilize the available capacity in the original Development Facilities, if any, for its share of Hydrocarbon production, (ii) pay one hundred percent (100%) of the costs of an expansion or modification of the Development Facilities, which is required to accommodate all or a portion of its share of the Hydrocarbons, and assume one hundred percent (100%) of the risks and liabilities associated with (A) the construction, installation and commissioning of the expanded or modified Development Facilities and (B) the utilization of the expanded or modified


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       Development Facilities for seven (7) days subsequent to the commencement of Hydrocarbon production through same, (iii) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the original Development Facilities had it elected to participate in the original Development Facilities under Article 12.1 or 12.2, (iv) assume its share of the risks and liabilities associated with the construction and ownership of the original Development Facilities as of the date of commencement of the operations to construct the original Development Facilities. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article 12.4(i), shall own the expanded or modified Development Facilities based on their Participating Interest share in the original Development Facilities, and the Participating Parties in the original Development Facilities shall assume their Participating Interest share of the risks and liabilities associated with the ownership of the expanded or modified Development Facilities seven (7) days after that the expanded or modified Development Facilities have been utilized.

12.5 Expansion or Modification of a Platform and/or Development Facilities

       After installation of a Platform and/or Development Facilities, any Participating Party in that Platform and/or Development Facilities may propose the expansion or modification of that Platform and/or Development Facilities by written notice (along with its associated AFE) to the other Participating Parties in that Platform and/or Development Facilities. That proposal requires approval by two of more of the Participating Parties in the Platform and/or Development Facilities with more than seventy five percent (75%) of the Participating Interest in the Platform and/or Development Facilities. If approved, that proposal will be binding on all Participating Parties in that Platform and/or Development Facilities, and the Operator shall commence that expansion or modification at the sole cost and risk of all of the Participating Parties in that Platform and/or Development Facilities unless otherwise agreed.


                                   ARTICLE 13

                             NON-CONSENT OPERATIONS

13.1   Non-consent Operations

       Operator or substitute Operator under Article 4.2 (Substitute Operator) shall conduct Non-consent Operations at the sole cost and risk of the Participating Parties in accordance with the following provisions:

       13.1.1 Non-interference

              Non-consent Operations shall not interfere unreasonably with operations approved by all of the Parties.


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       13.1.2 Multiple Completion Limitation

              Subject to Article 10.9, a Non-consent Operation shall not be conducted in a well having multiple Completions unless (a) each Completion is owned by the same Parties in the same proportions;
              (b) the well is incapable of producing from any Completion; or (c) all Participating Parties in the well consent to the operation.

       13.1.3 Metering

              In Non-consent Operations, Hydrocarbon production shall be determined upon the basis of appropriate well tests, unless separate metering devices are required by a governmental authority having jurisdiction.

       13.1.4 Non-consent Well

              Operations on a Non-consent Well shall not be conducted in a Producible Reservoir without approval of all Parties unless (a) the Producible Reservoir is designated in the notice as a Completion objective; (b) Completion of the well in the Producible Reservoir will not increase the rates of Hydrocarbon production that are prescribed and approved for the Producible Reservoir by the governmental authority having jurisdiction; and (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in the well and an existing well currently completed in and producing from the same Producible Reservoir will be at least three thousand fve hundred (3,500) feet from another Gas Completion or one thousand seven hundred fifty (1,7500) feet from another Oil Completion.

       13.1.5 Cost Information

              Operator shall, within one hundred twenty (120) days after completion of a Non-consent Operation, furnish the Parties either
              (a) an inventory and an itemized statement of the cost of the Non-consent Operation and equipment pertaining thereto, or (b) a detailed statement of the monthly billings. Each month thereafter, while the Participating Parties are being reimbursed under Article
              13.2.1 (Production Reversion Recoupment), Operator shall furnish the Non-participating Parties a monthly statement detailing all costs and liabilities incurred in the Non-consent Operation, together with a statement of the quantities of Hydrocarbons produced from it and the amount of the proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production from the Nonconsent Operation for the preceding month. Operator shall prepare the monthly statement of the quantities of Hydrocarbons produced and the amounts of the proceeds from the sale of Non-participating Parties' relinquished Hydrocarbon production based on the proceeds received for the Operator's share of Hydrocarbon production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties who assumed a portion of


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              the Non-participating Parties' relinquished interest shall then provide Operator all information pertaining to the cumulative proceeds received from the sale of the Non-participating Parties' relinquished Hydrocarbon production. Operator shall revise the payout date using the actual proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production and administer any subsequent adjustments between the Parties.

       13.1.6 Completions

              For determinations under Article 13.1 (Non-consent Operations), each Non-consent Operation in a single wellbore shall be accounted for separately.

13.2   Relinquishment of Interest

       Upon commencement of Non-consent Operations, other than Non-consent Operations governed by Article 13.7 (Operations Utilizing a Non-consent Platform and/or Development Facilities), each Non-participating Party's interest and Contract Area operating rights in the Non-consent Operation and title to Hydrocarbon production resulting therefrom; and if Article
       13.8 (Discovery or Extension from Non-consent Drilling) is efective, one-half (1/2) of each Non-participating Party's interest and Contract Areahold operating rights and title to Hydrocarbon production from wells mentioned in Article 13.8 (Discovery or Extension from Non-consent Drilling); shall be owned by and vested in each Participating Party in proportion to its Participating Interest, or in the proportions otherwise agreed by the Participating Parties, for as long as the Non-Consent Operation is being conducted or Hydrocarbon production is obtained therefrom, subject to the following:

       13.2.1 Production Reversion Recoupment

              When the Participating Parties have recouped out of Hydrocarbon production from the Non-consent Operations attributable to the Non-participating Party's interest an amount, which when added to amounts received under Article 13.3 (Deepening or Sidetracking of Non-consent Well), equals the sum of the following:

              a) Six hundred percent (600%) of the Non-participating Party's share of the costs of the following Non-consent Exploratory Operations, or four hundred percent (400%) of the Non-participating Party's share of the costs of the following Non consent Development Operations: drilling, testing, Completing, Recompleting, Deepening, Sidetracking, Reworking, plugging back, and temporarily abandoning a well, reduced by the Non-participating Party's Share of a cash contribution received under Article 21.2 (Cash Contributions);

              (b) Three hundred percent (300%) of Non-participating Party's Share of the cost of Platforms and/or Development Facilities approved under Article 12.1 (Proposal) or
                     Article 12.2 (Counterproposals); such recoupment is limited to the Non-participating Party's Share of the Hydrocarbon

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                     production that utilize such Platform and/or Development
                     Facilities;

              (c) One hundred percent (100%) of the Non-participating Party's Share of the cost charged in accordance with Article 13.9 (Allocation of Platform/Development Facilities Costs to Non-consent Operations) of using an existing
                     Platform/Development Facilities; and

              (d) the Non-participating Party's Share of the costs of operation, maintenance, treating, processing, gathering, and transportation, including, but not limited to, an ofsite host facilities' handling fees, as well as lessor's royalties and severance, Hydrocarbon production, and excise taxes, then, the relinquished interests of the Non-participating Party shall automatically revert to the Non-participating Party as of 7:00 a.m. of the day after the recoupment occurs. Thereafter, the Non-participating Party shall own the same interest in the Non-consent Well, equipment pertaining thereto, including, but not limited to, any Platform or Development Facilities, and the Hydrocarbon production therefrom as the Non participating Party would have owned or been entitled to if it had participated in the Non consent Operation. Upon reversion, the Non-participating Party shall become a Participating Party and, as such, shall become liable for its proportionate share of the further costs of the operation as set forth in this Agreement and Exhibit "C".

       13.2.2 Non-production Reversion

              If the Non-consent Operation fails to obtain Hydrocarbon production or if the operation results in Hydrocarbon production that ceases before complete recoupment by the Participating Parties under Article 13.2.1 (Production Reversion Recoupment), such Contract Areahold operating rights shall revert to each Non-participating Party, except that all Non-consent Wells, Platforms, and Development Facilities shall remain vested in the Participating Parties (but the salvage value in excess of the sum remaining under Article 13.2.1 shall be credited to all Parties).

13.3   Deepening or Sidetracking of Non-consent Well

       If a Participating Party proposes to Deepen or Sidetrack a Non-consent Well, a Non-participating Party may then elect to participate in the Deepening or Sidetracking operation by notifying Operator within thirty
       (30) days, or within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location and standby charges are being incurred, after receiving notice of the proposal. A Non-participating Party that elects to participate in Deepening or Sidetracking the well, as proposed, shall immediately pay the Participating Parties, in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), its Working Interest share of actual well costs (excluding logging, coring, testing, and Completion costs other than the cost of setting any casing or Completion Equipment that is used in the Deepening or Sidetracking), less all amounts recovered by the



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       Participating Parties from the proceeds of Hydrocarbon production from the well, as if the Non-participating Party had originally participated to the initial objective depth or formation, in the case of a Deepening operation, or the depth at which the Sidetracking operation is initiated. Thereafter, the Non-participating Party shall be deemed to be a Participating Party for the Deepening or Sidetracking operations, and
       Article 13.2.1(a) shall not apply to that Party for the Deepened or Sidetracked portion of the well. The initial Participating Parties, however, shall continue to recoup out of the proceeds of Hydrocarbon production from the non-consent portion of the well any balance for the Non-consent Well remaining to be recovered under Article 13.2.1 (Production. Reversion Recoupment), less the amounts paid by the Non-participating Party under this Article 13.3.

13.4   Deepening or Sidetracking Cost Adjustments

       If a proposal is made to Deepen or Sidetrack a Non-consent Well, a well cost adjustment will be performed as follows:

       (a) Intangible drilling will be valued at the actual cost incurred by the Participating Parties.

       (b) Tangible materials will be valued at the actual cost incurred by the Participating Parties.

       (c) For Sidetracking operations, the values determined in Articles 13.4(a) and 13.4(b) shall be reduced by the amount allocated to that portion of the well from the surface to one hundred feet (100') below the point at which the Sidetracking was initiated. Such allocations shall be consistent with the guidelines recommended by the applicable Council of Petroleum Accountants Societies ("COPAS") Guideline, as amended from time to time.

       (d) Amortization/depreciation shall be applied to both intangible and tangible values at the rate of ten percent (10%) per annum from the date the well commenced Hydrocarbon production to the date operations commence to Deepen or Sidetrack the well, provided however, the value of tangible materials after applying depreciation shall never be less than fifty percent (50%) of the value determined in Article 13.4(b).

13.5   Subsequent Operations in Non-consent Well

       Except as provided in Article 13.3 (Deepening or Sidetracking of Non-consent Well), an election not to participate in the drilling, Sidetracking, or Deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-participating Party's recoupment amount.

13.6   Operations in a Production Interval

       A Participating Party in a Production Interval may propose Rework or Sidetrack operations within that Production Interval, or to permanently plug and abandon that Production Interval in a well; however, no Production Interval in a well shall be abandoned without the unanimous approval I the Participating Parties in the Production Interval. If a proposal, estimated to exceed the amount specified in Article 8.2 (Authorization), is made to Rework or Sidetrack a Production Interval and the Participating Parties elect to participate


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       in the proposed operation, Operator shall conduct the operation at their sole cost and risk. If fewer than all but two (2) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more elect to participate in the proposed operation, Operator shall conduct the Reworking or Sidetracking operation at the cost and risk of the Participating Parties owning an interest in the Production Interval. A proposal to Rework an interval, other than a Production Interval, shall be made and approved in accordance with Article 11.5 (Operations by Fewer Than All Parties).

13.7   Operations Utilizing a Non-consent Platform and/or Development Facilities

       Except as otherwise provided in Article 12.4 (Rights to Take in Kind) and this Article 13.7, if applicable, a Party that did not originally participate in a Platform and/or Development Facilities shall be a Non-participating Party for all operations utilizing the Platform and/or Development Facilities and shall be subject to Article 13.2 (Relinquishment of Interest). Notice, in accordance with Article 9 (Notices), shall be given to the Non-participating Party for all wells proposed to be drilled from or tied-back to the Non-consent Platform and/or handled by non-consent Development Facilities. If a Non-participating Party in a Non-consent Platform and/or Development Facilities desires to participate in the drilling of any such well proposed by the Participating Parties in the Platform and/or Development Facilities, the Non-participating Party desiring to join in the proposed well shall first pay the Participating Parties in the Platform and/or Development Facilities its proportionate share of the cost of the Platform and/or Development Facilities, including, but not limited to, costs of material, fabrication, transportation, and installation plus any remaining amounts to be recouped under Article 13.2.1(b). The Non-participating Party shall remit payment to Operator and Operator shall (a) reimburse the Participating Parties in the Platform and/or Development Facilities in the same proportions they are sharing in the Platforms and/or Development Facilities recoupment account, and (b) credit the applicable payout account. Upon payment of that amount, the original Non-participating Party shall become an owner and a Participating Party in the Platform and/or Development Facilities in the same manner as if recoupment had occurred under Article 13.2.1 (Production Reversion Recoupment), and may participate in all future wells drilled from or tied back to the Platform. As to well operations conducted from the Platform and/or Development Facilities prior to payment under this Article 13.7, the original Non-participating Party shall remain a Non-participating Party in such Non consent Operations until such time as the entire recoupment balance applicable to all such Non consent Operations in the aggregate has occurred, as provided for in Articles 13.2.1 (a) and 13.2.1 (d).

13.8   Discovery or Extension from Non-consent Drilling

       If a Non-consent Well (a) discovers a new Producible Reservoir or (b) extends an existing Producible Reservoir beyond its recognized boundaries, as unanimously agreed by the Participating Parties in all existing wells currently producing from the existing Producible Reservoir


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       before commencement of drilling operations, the recoupment of costs for the well shall be governed by Article 13.2 (Relinquishment of Interest) and shall be recovered by the Participating Parties in one of the following ways:

       (a) if the Non-consent Well is not completed and produced, recoupment shall be out of one half (1/2) of each Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Contract Area that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest; or

       (b) if the Non-consent Well is completed and produced, recoupment shall be out of the Non participating Party's Share of all Hydrocarbon production from the Non-consent Well and one-half (1/2) of the Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Contract Area that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest.

13.9   Allocation of Platform/Development Facilities Costs to Non-consent
       Operations

       In the event a well is drilled from or produced through a Platform or is produced through Development Facilities which are owned by the Participating Parties in different proportions than the ownership of the Non-consent well, the rights of the Participating Parties in such well and the costs to utilize such Platform or Development Facilities for such well shall be determined as follows:

       13.9.1 Investment Usage Fees

              The Participating Parties in such well shall pay to the Operator, for credit to the owners of the Platform and/or Development Facilities, a one-time usage fee for the right to use the Platform and/or Development Facilities. Such usage fees shall be determined in accordance with paragraphs (a) and (b) below:

              (a)    A fee for slot usage will be determined as follows:

                     (i) In the event the well uses a platform with well slots and such platform has no Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform.

                     (ii) In the event the well uses a Platform with well slots and such Platform has Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform attributable to well slot area, determined as follows:


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       Slot Usage Fee = (one platform slot divided by total platform slots) x
              [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Well Slot Area %]

       Well Slot Area % = Deck Space Dedicated to Well Slots divided by
              (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)

       The cost of Development Facilities [as used in Article 13.9.1 (a) and
       (b)] shall include the cost of design, material, fabrication, transportation, installation, repairs and modifications of such Development Facilities.

       For purposes of calculating the slot usage fee [under Article 13.9.1 (a)
       (1) or (ii)], the total cost of the Platform shall be reduced by 0.83333% per month, commencing on the first day of the month following the date the Platform was installed and continuing every month thereafter until the month actual drilling operations on such well is commenced; however, the total cost of the Platform shall not be reduced by more than twenty-five percent (25%) of the total Platform costs. The cost of additions to the Platform shall be reduced in the same manner commencing the first day of the month after the addition is installed

       If such well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate unless such Parties commence drilling a substitute well for the abandoned well through the same slot within ninety (90) days of the abandonment. If such substitute well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate.

       No refund or credit of the slot usage fee shall be given or due if a subsequent well operation is conducted through the same slot or if that Platform slot is restored to a usable condition.

       If subsequent Non-consent Operations (such as Workover, Recompletion, Deepening, or Sidetracking operations) are conducted in any wellbore where either all Parties to this agreement participated in the original well drilling costs or a previous Non-consent Operation was conducted,


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       no slot usage fee shall be charged to the Participating Parties in the subsequent Non-consent Operation.

       (b) The Participating Parties in such well shall pay to the owners of the Development Facilities a sum equal to that portion of the total cost of such Development Facilities which the throughput volume of the Non-consent Operation bears to the total design throughput volume of the Development Facilities at the time such well is connected. Throughput volume shall be estimated by the Operator using an average daily volume of the first three months of production from the Non consent Operation.

       The Total Cost of Development Facilities shall include the cost of design, material, fabrication, transportation, installation, repairs and modifications of Development Facilities plus that portion of the cost of the Platform attributable to Development Facilities Area. The Development Facilities Usage Fee shall be based on the following:

       Development Facilities Usage Fee =Total Cost of Development Facilities x
              Throughput Volume of Non-consent Well divided by Total Design Throughput of Facilities

       Total Cost of Development Facilities = Cost of Development Facilities + [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Development Facilities Area %]

       Development Facilities Area % = Deck Space Dedicated to Development
              Facilities divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated toDevelopment Facilities)

       For purposes of calculating the Development Facilities usage fee, the total cost of the Development Facilities, shall be reduced by 0.83333% per month, commencing from the first day of the month following the date when the Development Facilities where installed and continuing every month thereafter until the first day of the month during which production from the Non-consent Operation is commenced; however, the total cost of the Development Facilities shall not be reduced more than twenty-five percent (25%). If modifications, expansions or additions to the Development Facilities are made after commencing first production and prior to the connection of the Non-consent Operation to the Development Facilities, such Development Facilities investment shall be reduced in the same manner as described above, from the first day of the month the


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       Development Facilities modification, expansion or addition is completed until the first day of the month during which production from the Non-consent Operation is commenced.

       If modifications, expansions or additions are made to the Development Facilities after connection of the Non-consent Well which benefit the Non-consent Well, such costs shall be shared by the Non-consent Well based on that portion which the throughput volume of the Non-consent Well bears to the total design throughput volume of the Development Facilities at the time of completion of such modification, expansion or addition. The Non-consent well's throughput volumes shall be determined in the same manner as described above.

       Payment of sums under this Article 13.9.1 is not a purchase of an additional interest in the Platform or the Development Facilities. Such payment shall be included in the total amount that the Participating Parties are entitled to recoup out of Hydrocarbon production from the Non-consent Well.

       13.9.2 Operating and Maintenance Charges

              The Participating Parties shall pay all costs necessary to connect a Non-consent Well to the Platform and/or Development Facilities and that proportionate part of the costs of operating and maintaining the Platform and/or Development Facilities applicable to the Non-consent Well. Platform operating and maintenance costs that are costs not directly attributable to a wellbore shall be allocated equally to all actively producing Completions. Operating and maintenance costs for the Development Facilities shall be allocated on a volume throughput basis, that is, in the proportion that the volume throughput of the well bears to the total volume throughput of all wells connected to the Development Facilities. Operating and maintenance expense for support facilities (e.g., electrical systems and living quarters which do not handle production) shall be allocated by applying a usage basis appropriate for that support facility.

       13.10  Allocation of Costs Between Zones

              Except as provided in Article 10.9 (Wells Proposed Below Deepest Producible Reservoir), if for any reason the Participating Interests of the Parties in a well are not the same for the entire depth or the Completion thereof, the costs of drilling, Completing, and equipping the well shall be allocated in an equitable manner, as agreed by the Parties, based on the value and allocation recommended in the applicable COPAS Guideline, as amended from time to time.

       13.11  Maintenance Operations

              An operation proposed within the last six (6) months of the primary term or, subsequent thereto, an operation proposed to perpetuate the Contract Area or portion thereof at its expiration date or otherwise, including, but not limited to, well operations,


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       regulatory relief (for example, course of action necessary to satisfy the statutory or regulatory requirements of the governmental authority having jurisdiction), and other Contract Area operations, shall be deemed to be a "Contract Area Maintenance Operation." To invoke this Article 13.11, a notice or AFE that proposes an operation must state that the proposed operation is a Contract Area Maintenance Operation.

       13.11.1 Participation in Contract Area Maintenance Operations

              A Party may propose a Contract Area Maintenance Operation by giving notice to the other Parties. If fewer than all Parties elect to participate in the proposed Contract Area Maintenance Operation, the proposing Party shall notify the Parties of the elections made. Each Party electing not to participate shall then have a second opportunity to participate in the proposed operation by notifying the other Parties of its election within forty-eight
              (48) hours after receipt of the notice. A Contract Area Maintenance Operation shall not require minimum approval, either of the number of Parties or the percentage of the voting interests of the Parties otherwise required in Article 6.1.2 (Vote Required). For a Contract Area Maintenance Operation to be conducted, the Participating Parties must agree to pay and bear one hundred percent (100%) of the costs and risks of the operation. If more than one Contract Area Maintenance Operation is proposed, the operation with the greatest percentage approval shall be conducted. Notwithstanding the recoupment provisions of this Agreement, a Party electing not to participate in a well operation proposed as a Contract Area Maintenance Operation shall promptly assign, effective as of the date the operation commences, to the Participating Parties all of its right, title, and interest in and to that portion of the Contract Area, being the affected Contract Area, that would otherwise expire and the property and equipment attributable thereto, in accordance with Article 26 (Successors, Assigns, [and Preferential Rights]). If more than one Contract Area Maintenance Operation is proposed and there is a tie between two proposed operations, both operations shall be conducted and the costs and risks of conducting both operations shall be paid and borne by the Participating Parties. If the drilling of a well is undertaken as a Contract Area Maintenance Operation, further operations conducted by the Participating Parties in the well shall be governed by Article 10.9 (Course of Action After Reaching Objective Depth) or Article 11.9 (Course of Action After Reaching Objective Depth), whichever applies. If more than one well operation is conducted, any of which would perpetuate the Contract Area or such portion thereof, an assignment shall not be required from a Party participating in any such well operation.

       13.11.2 Accounting for Non-participation

              If after one (1) year from completion of a well operation conducted as a Contract Area Maintenance Operation, the Contract Area or portion thereof is being perpetuated by a Contract Area Maintenance Operation, as provided in Article 13.11.1 (Participation in Contract Area Maintenance Operations),


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              Operator shall render a final statement, if applicable, to the assigning Party for its share of all expenses attributed to the assigned interest before the effective date of the assignment, plus any credit or deficiency in salvage value calculated under
              Article 15.3.1 (Prior Expenses). The assigning Party shall settle any deficiency owed the non-assigning Parties within thirty (30) days after receipt of Operator's statement.

13.12  Retention of Contract Area by Non-consent Well

       If, at the expiration of the primary term of the Contract Area, one or more Non-consent Wells are the only wells perpetuating that lease, Operator shall give written notice to each Non-participating Party that the Non-consent Wells are serving to perpetuate the lease. Each Non-participating Party shall, within thirty (30) days after receipt of Operator's written notice, elect one of the following:

       (a) to assign its entire interest in the Contract Area to the Participating Parties in the proportions in which the Non-consent Wells are owned; or

       (b) to pay the Participating Parties, within sixty (60) days after its election, the lesser of its proportionate share of the actual well costs of the wells, as if the Non-participating Party had originally participated, or the balance of the recoupment account. The payment shall be made to Operator and credited to the account of each Participating Party. The Nonparticipating Party shall remain as a Non-participating Party until full recoupment is obtained, but the payment shall be credited against the total amount to be recouped by the Participating Parties.

      A Non-participating Party that fails to make the required election shall be deemed to have elected under Article 13.12(a) to relinquish its entire interest in the Contract Area. If a Non-participating Party elects to make payment under Article 13.12(b) but fails to make the required payment within sixty (60) days after its election, the Non-participating Party shall either remain liable on the obligation to pay or, by unanimous vote of the Participating Parties, be deemed to have elected under Article 13.12 (a) to relinquish its entire interest in the Contract Area. Each relinquishing Non-participating Party shall promptly execute and deliver an assignment of its interest to the Participating Parties, in accordance with Article 26 (Successors, Assigns, [and Preferential Rights]).

13.13 Non-Consent Premiums

       A non-consent premium paid by a Non-Participating Party to the Participating Parties shall be allocated to the Participating Parties based on their original Participating Interest share in the Non-consent Operation which generated the non-consent premium.


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                                   ARTICLE 14

                        ABANDONMENT, SALVAGE, AND SURPLUS

14.1   Platform Salvage and Removal Costs

       When the Parties owning wells, Platforms and/or Development Facilities unanimously agree to dispose of the wells, Platforms and/or Development Facilities, it shall be disposed of by Operator in the time and manner approved by the Parties. The costs, risks, and net proceeds, if any, for the disposal shall be shared by the Parties in proportion to their Participating Interests therein.

14.2   Abandonment of Platforms, Development Facilities or Wells

       Except as provided in Article 10 (Exploratory Operations) and Article 11 (Development Operations), a Participating Party may propose the abandonment of a Platform and Development Facilities or wells by notifying the other Participating Parties. No Platform and Development Facilities or wellbore shall be abandoned without the unanimous approval of the Participating Parties. If the Participating Parties do not approve abandoning the Platform and Development Facilities or wells, the Operator shall prepare a statement of the abandoning Party's share of estimated wellbore plugging and abandonment costs, Platform and Development Facilities removal costs and/or any related reclamation costs, less its share of estimated salvage value, as determined by the Operator pursuant to Exhibit "C". The Party desiring to abandon it shall pay the operator, on behalf of the Participating Parties for that Party's share of the estimated abandonment costs, less its share of estimated salvage value, within thirty (30) days after receipt of the Operator's statement. If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, Operator, on behalf of the Participating Parties, shall pay a sum equal to the deficiency to the abandoning Party within thirty (30) days after the abandoning Party's receipt of the Operator's statement.

14.3   Assignment of Interest.

       Each Participating Party desiring to abandon a Platform and Development Facilities or wells under Article 14.2 (Abandonment of Platforms, Development Facilities or Wells) shall assign, effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in the Platform and Development Facilities or wells and the equipment therein and its ownership in the Hydrocarbon production from the wells. A Party so assigning shall be relieved from further liability for the Platform and Development Facilities or wells, except liability for payments under
       Article 14.2 (Abandonment of Platforms, Development Facilities or Wells).

14.4   Abandonment Operations Required by Governmental Authority

       A well abandonment or Platform and Development Facilities removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning the well or Platform and Development


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       Facilities in proportion to their Participating Interests therein. No approval by the Parties will be necessary for Operator to proceed with the government required well abandonment, or Platform and Development Facilities removal. The Operator shall provide the Parties with an informational AFE prior to commencing such an abandonment or removal.

14.5   Disposal of Surplus Material

       Material and equipment acquired hereunder may be classified as surplus by Operator when deemed no longer needed in present or foreseeable operations. Operator shall determine the value and cost of disposing of the materials in accordance with Exhibit "C". If the material is classified as junk or if the value, less cost of disposal, is less than or equal to One Hundred Thousand Dollars ($100,000), Operator shall dispose of the surplus materials in any manner it deems appropriate. If the value, less the cost of disposal of the surplus material, is greater than One Hundred Thousand Dollars ($100,000), Operator shall give written notice thereof to the Parties owning the material. Unless purchased by Operator, the surplus material shall be disposed of in accordance with the method of disposal approved by the Parties owning the material. Proceeds from the sale or transfer of surplus material shall be promptly credited to each Party in proportion to its ownership of the material at the time of retirement or disposition.



                                   ARTICLE 15

                                   WITHDRAWAL

15.1   Right to Withdraw

       Subject to this Article 15.1, any Party may withdraw from this Agreement as to one or more Contract Areas (the "Withdrawing Party") by giving prior written notice to all other Parties stating its decision to withdraw ("the withdrawal notice"). The withdrawal notice shall specify an effective date of withdrawal that is at least sixty (60) days, but not more than one hundred twenty (120) days, after the date of the withdrawal notice. Within thirty (30) days of receipt of the withdrawal notice, the other Parties may join in the withdrawal by giving written notice of that fact to the Operator ("written notice to join in the withdrawal") and upon giving written notice to join in the withdrawal are "Other Withdrawing Parties". The withdrawal notice and the written notice to join in the withdrawal are unconditional and irrevocable offers by the Withdrawing Party and the Other Withdrawing Parties to convey to the Parties who do not join in the withdrawal ("the Remaining Parties") the Withdrawing Party's and the Other Withdrawing Parties' entire Working Interest in all of the Contract Area or Contract Areas, Hydrocarbon production, and other property and equipment owned under this Agreement.

15.2   Response to Withdrawal Notice

       Failure to respond to a withdrawal notice is deemed a decision not to join in the withdrawal.


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       15.2.1 Unanimous Withdrawal

              If all the other Parties join in the withdrawal,

              (a)    no assignment of Working Interests shall take place;

              (b) subject to Article 14.4, no further operations may be conducted under this Agreement unless agreed to by all Parties;

              (c) the Parties shall abandon all activities and operations within the Contract Area and relinquish all of their Working Interests to the MMS within fifteen (15) days of the conclusion of the thirty (30) day joining period; and

              (d) notwithstanding anything to the contrary in Article 14 (Abandonment, Salvage and Surplus), the Operator shall:

                     1) furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate for the abandonment within thirty (30) days after the conclusion of the thirty (30) day joining period; and

                     2) cease operations and begin to permanently plug and abandon all wells and remove all Facilities in accordance with the abandonment plan.

       15.2.2 No Additional Withdrawing Parties

              If none of the other Parties join in the withdrawal, then the Remaining Parties must accept an assignment of their Participating Interest share of the Withdrawing Party's Working Interest.

       15.2.3 Acceptance of the Withdrawing Parties' Interests.

              If one or more but not all of the other Parties join in the withdrawal and become Other Withdrawing Parties, then within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of the conclusion of the thirty (30) day joining period, each of the Remaining Parties shall submit to the Operator a written rejection or acceptance of its Participating Interest share of the Withdrawing Party's and Other Withdrawing Parties' Working Interest. Failure to make that written rejection or acceptance shall be deemed a written acceptance. If the Remaining Parties are unable to select a successor Operator, if applicable, or if a Remaining Party submits a written rejection and the other Remaining Parties do not agree to accept one hundred percent (100%) of the Withdrawing Party's and Other Withdrawing Parties' Working Interest within ten (10) days of the conclusion of the forty-eight (48) hour period to submit a written rejection or acceptance, the Remaining Parties will be deemed to have joined in the withdrawal, and Article 15.2.1 (Unanimous Withdrawal) will apply.

       15.2.4 Effects of Withdrawal

              Except as otherwise provided in this Agreement, after giving a withdrawal notice or a written notice to join in the withdrawal, the Withdrawing Party and Other Withdrawing Parties are not entitled to approve or participate in any activity or operation in



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              the Contract Area, other than those activities or operations for which they retain a financial responsibility. The Withdrawing Party and Other Withdrawing Parties shall take all necessary steps to accomplish their withdrawal by the effective date referred to in Article 15.1 (Right to Withdraw) and shall execute and deliver to the Remaining Parties all necessary instruments to assign their Working Interest to the Remaining Parties. A Withdrawing Party and Other Withdrawing Parties shall bear all expenses associated with their withdrawal and the transfer of their Working Interest.

15.3   Limitation Upon and Conditions of Withdrawal

       15.3.1 Prior Expenses

              The Withdrawing Party and Other Withdrawing Parties remain liable for their Participating Interest share of the costs of all activities, operations, rentals, royalties, taxes, damages, Hydrocarbon imbalances, or other liability or expense accruing or relating to (i) obligations existing as of the effective date of the withdrawal, (ii) operations conducted before the effective date of the withdrawal, (iii) operations approved by the Withdrawing Party and Other Withdrawing Parties before the effective date of the withdrawal, or (iv) operations commenced by the Operator under one of its discretionary powers under this Agreement before the effective date of the withdrawal. Before the effective date of the withdrawal, the Operator shall provide a statement to the Withdrawing Party and Other Withdrawing Parties for (1) their respective shares of all identifiable costs under this Article 15.3.1 and (2) their respective Participating Interest shares of the estimated current costs of plugging and abandoning all wells and removing all Platforms, Development Facilities, and other materiel and equipment owned by the Joint Account, less their respective Participating Interest Shares of the estimated salvage value of the assets at the time of abandonment, as approved by vote. This statement of expenses, costs, and salvage value shall be prepared by the Operator under Exhibit "C". Before withdrawing, the Withdrawing Party and Other Withdrawing Parties shall either pay the Operator, for the benefit of the Remaining Parties, the amounts allocated to them as shown in the statement, or provide security satisfactory to the Remaining Parties for all obligations and liabilities they have incurred and all obligations and liabilities attributable to them before the effective date of the withdrawal. All liens, charges, and other encumbrances, including but not limited to overriding royalties, net profits interest and production payments, which the Withdrawing Party and Other Withdrawing Parties placed (or caused to be placed) on their Working Interest shall be fully satisfied or released prior to the effective date of its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to those liens, charges, and other encumbrances).


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       15.3.2 Confidentiality

              The Withdrawing Party and Other Withdrawing Parties will continue to be bound by the confidentiality provisions of Article 7.3 (Confidentiality) after the effective date of the withdrawal but will have no further access to technical information relating to activities or operations under this Agreement. The Withdrawing Party and Other Withdrawing Parties are not required to return to the Remaining Parties Confidential Data acquired prior to the effective date of the withdrawal.

       15.3.3 Emergencies and Force Majeure

              No Party may withdraw during a Force Majeure or emergency that poses a threat to life, safety, property or the environment but may withdraw from this Agreement after termination of the Force Majeure or emergency. The Withdrawing Party and Other Withdrawing Parties remain liable for their share of all costs and liabilities arising from the Force Majeure or emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution, and all costs of debris removal made necessary by the Force Majeure or emergency.




                                   ARTICLE 16


                      RENTALS, ROYALTIES AND OTHER PAYMENTS

16.1   Overriding Royalty and Other Burdens

       If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, Hydrocarbon production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor's royalty and other burdens listed in Exhibit "A" to this Agreement or in Exhibits "A", "B" or "C" of the Dominion EPA or the Ridgewood EPA, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement, or as a result of Non-consent Operations hereunder becomes entitled to receive a relinquished interest, as provided in Article 13.2 (Relinquishment of Interest), otherwise belonging to a Non-participating Party whose Working Interest in the operations is so burdened or encumbered, the Party entitled to receive the assignment from the Non-participating Party or the relinquished interest of the Non-participating Party's Hydrocarbon production shall receive same free and clear of all such burdens and encumbrances, and the Non-participating Party whose interest is subject to the burdens and encumbrances shall hold the Participating Parties harmless for the burdens and encumbrances, and will bear same at its own expense.


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16.2   Subsequently Created Interest

       Notwithstanding anything in this Agreement to the contrary, if a Party, after execution of this Agreement, creates an overriding royalty, Hydrocarbon production payment, net profits interest, carried interest, or any other interest out of its Working Interest which the Parties do not unanimously agree to list on Exhibit "A", (hereinafter called "Subsequently Created Interest"), the Subsequently Created Interest shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established fails to pay, when due, its share of costs, and if the proceeds from the sale of Hydrocarbon production under Article 8.6 (Security Rights) are insufficient for that purpose, or elects to abandon a well, or elects to relinquish its interest in the Contract Area, the Subsequently Created Interest shall be chargeable with a pro rata portion of all costs in the same manner as if the Subsequently Created Interest were a Working Interest, and Operator may enforce against the Subsequently Created Interest the lien and other rights granted or recognized under this Agreement to secure and enforce collection of costs chargeable to the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized by Article 8.6 (Security Rights).

16.3   Payment of Rentals and Minimum Royalties

       Operator shall pay in a timely manner, for the joint account of the Parties, all rentals, minimum royalties, and other similar payments accruing under the Contract Area and shall, on request, submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for loss of the Contract Area or interest therein if, through mistake oversight, a rental, minimum royalty, or other payment is not paid or is erroneously paid. The loss of a Contract Area or interest therein resulting from the Operator's failure to pay, or erroneous payment of rental or minimum royalty shall be a joint loss, and there shall be no readjustment of interests. For Hydrocarbon production delivered in kind by Operator to a Non-operator or to another for the account of a Non-operator, the Non-operator shall provide Operator with information about the Non-operator's proceeds received or the value of the Hydrocarbon production taken in kind in order that Operator may make payments of minimum royalties due.

16.4   Non-participation in Payments

       A Party that desires not to pay its share of a rental, minimum royalty, or similar payment shall notify the other Parties in writing at least sixty (60) days before the payment is due. Operator shall then make the payment for the benefit of the Parties that do desire to maintain the Contract Area. In such event, the Non-participating Party shall assign to the Participating Parties, upon their request, the portions of its interest in the Contract Area maintained by the payment. The assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. The assignment shall be made in accordance


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       with Article 27 (Successors, Assigns, [and Preferential Rights]).

16.5   Royalty Payments

       Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on its share of Hydrocarbon production taken in accordance with state or federal regulations, as may be amended from time-to-time. Adjustments shall be made among the Parties in accordance with Exhibit "E" (Gas Balancing Agreement). During a period when Participating Parties in a Non-consent Operation are receiving a Nonparticipating Party's share of Hydrocarbon production, the Participating Parties shall bear and properly pay, or cause to be paid, the Contract Area royalty on the Hydrocarbon production taken, and shall hold the Non-participating Parties harmless from liability for the payment.



                                   ARTICLE 17

                                      TAXES

17.1   Property Taxes

       Operator shall render property covered by this Agreement for ad valorem taxation, if applicable, and shall pay the property taxes for the benefit of each Party. Operator shall charge each Party its share of the tax payments. If the ad valorem taxes are based in whole or in part upon separate valuations of each Party's Working Interest, then notwithstanding anything in this Agreement to the contrary, each Party's share of property taxes shall be in proportion to the tax value generated by that Party's Working Interest.

17.2   Contest of Property Tax Valuation

       Operator shall timely and diligently protest to a final determination each tax valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and the interest, penalties, and costs accrued as a result of the protest. In either event, Operator shall charge each Party its share of any amounts due, and each Party shall be responsible for reimbursing Operator for any such amounts paid.

17.3   Production and Severance Taxes

       Each Party shall pay, or cause to be paid, all production and severance taxes due on Hydrocarbon production that it receives under this Agreement.

17.4   Other Taxes and Assessments

       Operator shall pay other applicable taxes (other than income taxes, excise taxes, or other similar types of taxes) or assessments and charge each Party its share.


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                                   ARTICLE 18

                                   INSURANCE

18.1   Insurance

       Operator shall provide and maintain the insurance prescribed in Exhibit "B" and charge those costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties or separately by the Parties under this Agreement, except as provided in Exhibit "B".

18.2   Bonds

       Operator shall obtain and maintain all bonds or financial guarantees required by an applicable law, regulation or rule. The costs of those bonds or financial guarantees acquired exclusively for the conduct of activities and operations under this Agreement shall be charged to the Joint Account, including an amount equivalent to the reasonable cost of that bond or financial guarantee if Operator provides that bond or guarantee itself and does not engage a third party to do so. Operator shall require all contractors to obtain and maintain all bonds required by an applicable law, regulation or rule.



                                   ARTICLE 19

                         LIABILITY, CLAIMS, AND LAWSUITS

19.1   Individual Obligations

       The obligations, duties, and liabilities of the Parties under this Agreement are several, not joint or collective. Nothing in this Agreement shall ever be construed as creating a partnership of any kind, joint venture, agency relationship, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered to be fiduciaries or to have established a confidential relationship, except as specifically provided in Article 7.3 (Confidentiality) and Article 7.4 (Limited Disclosure), but rather shall be free to act at arm's length in accordance with their own respective self-interests. Each Party shall hold all other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

19.2   Notice of Claim or Lawsuit

       If, on account of a matter involving activities or operations under this Agreement, or affecting the Contract Area, a claim is made against a Party, or if a party outside of this Agreement files a lawsuit against a Party, or if a Party files a lawsuit, or if a Party receives notice of a material administrative or judicial hearing or other proceeding, that Party shall give written notice of the claim, lawsuit, hearing, or proceeding ("Claim") to the other Parties as soon as reasonably practicable.


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19.3   Settlements

       The Operator may settle a Claim, or multiple Claims arising out of the same incident, involving activities or operations under this Agreement or affecting the Contract Area, if the aggregate expenditure does not exceed Two Hundred Fifty Thousand Dollars ($250,000) and if the payment is in complete settlement of these Claims. If the amount required for settlement exceeds this amount, the Parties shall determine the further handling of the Claims under Article 19.4 (Defense of Claims and Lawsuits).

19.4   Defense of Claims and Lawsuits

       The Operator shall supervise the handling, conduct, and prosecution of all Claims involving activities or operations under this Agreement or affecting the Contract Area. Claims may be settled in excess of the amount specified in Article 19.3 (Settlements) if the settlement is approved by vote of the Participating Parties (in accordance with Article 6.1.2) in the activity or operation out of which the Claim arose, but a Party may independently settle a Claim or the portion of a Claim which is attributable to its Participating Interest share alone as long as that settlement does not directly adversely affect the interest or rights of the other Participating Parties. Charges for services performed by the legal. staff of a Party shall be made in accordance with Exhibit "C", but all other expenses incurred by the Operator in the prosecution or defense of Claims for the Parties, together with the amount paid to discharge a final judgment, are costs and shall be paid by the Parties in proportion to their Participating Interest share in the activity or operation out of which the Claim arose. The employment of outside counsel, but not the selection of that counsel, requires unanimous approval by the Parties involved in the activity or operation out of which the Claim arose. If the use of outside counsel is approved, the fees and expenses incurred as a result thereof shall be charged to the Parties in proportion to their Participating Interest share in the activity or operation out of which that Claim arose. Each Party has the right to hire its own outside counsel at its sole cost with respect to its own defense in which case the Party would not be obligated to participate in the cost of retaining outside counsel selected by Operator.

19.5   Liability for Damages

       UNLESS SPECIFICALLY PROVIDED OTHERWISE IN THIS AGREEMENT, LIABILITY FOR LOSSES, DAMAGES, COSTS, EXPENSES OR CLAIMS INVOLVING ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT OR AFFECTING THE CONTRACT AREA WHICH ARE NOT COVERED BY OR IN EXCESS OF THE INSURANCE CARRIED FOR THE JOINT ACCOUNT SHALL BE BORNE BY EACH PARTY IN PROPORTION TO ITS PARTICIPATING INTEREST SHARE IN THE ACTIVITY OR OPERATION OUT OF WHICH THAT LIABILITY ARISES, EXCEPT TO THE EXTENT LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, IN WHICH CASE THAT PARTY SHALL BE


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       SOLELY RESPONSIBLE FOR LIABILITY RESULTING FROM ITS GROSS NEGLIGENCE OR
       WILLFUL MISCONDUCT.

19.6   Indemnification for Non-Consent Operations

       TO THE EXTENT ALLOWED BY LAW, THE PARTICIPATING PARTIES WILL HOLD THE NON-PARTICIPATING PARTIES (AND THEIR AFFILIATES, AGENTS, INSURERS, DIRECTORS, OFFICERS, AND EMPLOYEES) HARMLESS AND RELEASE, DEFEND, AND INDEMNITY THEM AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, REGULATORY DECREES, AND LIENS FOR ENVIRONMENTAL POLLUTION AND PROPERTY DAMAGE OR PERSONAL INJURY, INCLUDING SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF NON-CONSENT OPERATIONS, AND ANY LOSS AND COST SUFFERED BY A NON-PARTICIPATING PARTY AS AN INCIDENT THEREOF, EXCEPT WHERE THAT LOSS OR COST RESULTS FROM THE SOLE, CONCURRENT, OR JOINT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THAT NON-PARTICIPATING PARTY, IN WHICH CASE EACH PARTY SHALL PAY OR CONTRIBUTE TO THE SETTLEMENT OR SATISFACTION OF JUDGMENT IN THE PROPORTION THAT ITS NEGLIGENCE, FAULT OR STRICT LIABILITY CAUSED OR CONTRIBUTED TO THE INCIDENT. IF AN INDEMNITY IN THIS AGREEMENT IS DETERMINED TO VIOLATE LAW OR PUBLIC POLICY, THAT INDEMNITY SHALL THEN BE ENFORCEABLE ONLY TO THE MAXIMUM EXTENT ALLOWED BY LAW.

19.7   Damage to Reservoir, Loss of Reserves and Profit

       NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, OTHER THAN ARTICLES 10.8.6 AND 11.8.6, IF SELECTED, NO PARTY IS LIABLE TO ANY OTHER PARTY FOR DAMAGE TO A RESERVOIR, LOSS OF HYDROCARBONS, LOSS OF PROFITS, OR OTHER CONSEQUENTIAL DAMAGES, DAMAGES FOR BUSINESS INTERRUPTION, OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THAT THE DAMAGE OR LOSS ARISES FROM A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE THAT PARTY SHALL BE SOLELY RESPONSIBLE FOR DAMAGE OR LOSS ARISING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; NOR DOES A PARTY INDEMNIFY ANY OTHER PARTY FOR THAT DAMAGE OR LOSS.

19.8   Non-Essential Personnel

       A NON-OPERATOR THAT REQUESTS TRANSPORTATION OR ACCESS TO A DRILLING RIG, PLATFORM, VESSEL, OR OTHER FACILITY USED FOR ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT SHALL HOLD THE OTHER PARTIES HARMLESS AND SHALL RELEASE, DEFEND, AND INDEMNIFY THEM AGAINST (I) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR PROPERTY DAMAGE AND (1I) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR ANY LOSS OR COST SUFFERED BY A PARTY AS AN INCIDENT THEREOF, INCLUDING, BUT NOT LIMITED TO, INJURY, SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF THAT TRANSPORTATION OR ACCESS, OR


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       BOTH, EXCEPT TO THE EXTENT THAT LOSS OR COST RESULTS FROM THE GROSS
       NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SO INDEMNIFIED AND
       PROTECTED.

19.9   Dispute Resolution Procedure

       Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement or an activity or operation conducted under this Agreement shall be resolved under the Dispute Resolution Procedure in Exhibit "H" to this Agreement.



                                   ARTICLE 20

                           INTERNAL REVENUE PROVISION

20.1   Internal Revenue Provision

       Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that this Agreement and the activities and operations under this Agreement do not constitute a partnership under state law; however, the Parties agree that the activities and operations under this Agreement shall constitute a partnership for federal and, to the extent allowable, state and local income tax law and shall be governed for such purposes by the terms of Exhibit F hereto.



                                   ARTICLE 21

                                  CONTRIBUTIONS

21.1   Notice of Contributions Other Than Advances for Sale of Production

       Each Party shall promptly notify the other Parties of all offers of contributions that it may obtain, or contributions it is attempting to obtain, for the drilling of a well or the conducting of an operation on the Contract Area. Payments received as consideration for entering into a contract for the sale of Hydrocarbon production from the Contract Area, loans, and other financial arrangements shall not be considered contributions for the purpose of this Article 21. No Party shall release or obligate itself to release Confidential Data in return for a contribution from a third party without prior written consent of the Participating Parties or Parties having the right to participate in the well.

21.2   Cash Contributions

       If a Party receives a cash contribution for drilling a well on the Contract Area or conducting an activity or operation on the Contract Area, the cash contribution shall be paid to Operator, and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interests in the well or the Platform and/or Development


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       Facilities. If the well is a Non-consent Well, the amount of the contribution shall be deducted from the cost specified in Article 13.2.1(a) before computation of the amount to be recouped out of Hydrocarbon production.

21.3   Acreage Contributions

       If a Party receives an acreage contribution for the drilling of a well on the Contract Area, the acreage contribution shall be shared by each Participating Party that accepts it in proportion to its Participating Interest in the well. As between the Participating Parties, this Agreement shall apply separately to the acreage.



                                   ARTICLE 22

                            DISPOSITION OF PRODUCTION

22.1   Take-in-Kind Facilities

       Subject to Article 22.2, a Party may, at its sole cost and risk, construct Take-in-Kind Facilities to take its share of Hydrocarbon production in kind.

22.2   Duty to Take in Kind

       Each Party shall own and, at its own cost and risk, shall take in kind or separately dispose of its share of the oil, gas, and condensate produced and saved from the Contract Area, exclusive of Hydrocarbon production used by Operator in activities or operations conducted under this Agreement, subject to this Article 22. In order to avoid interference with operations on or regarding the Platform, the Development Facilities, and the Contract Area, a Party exercising its right to construct Take-in Kind Facilities ("the Take in Kind Party") shall provide the Operator with a list of equipment it deems necessary for its Take in Kind Facilities ("the components") along with its notice informing the Operator of its election to take in kind. If the Operator agrees to install and operate the Take-in Kind Facilities, the Operator shall purchase the components and install it on behalf of the Take in Kind Party at the Take in Kind Party's sole risk and cost, including, but not limited to, any fees, penalties or other costs incurred as a result of any cancellation of placed orders as may be requested by the Take in Kind Party. The Operator shall provide the Take in Kind Party with monthly updates on the progress of the ordering and installation of the Take in Kind Facilities. The Operator, based on the instructions of Take in Kind Party, shall install and operate all of the components. The Operator shall not be responsible for any losses or damages to the components or the Take in Kind Party's Hydrocarbon production metered, treated, processed or transported by the components unless such losses or damages are the result of the Operator's gross negligence or willful misconduct. If the Operator refuses or fails to commence the installation of the Take-in Kind Facilities by thirty (30) days prior to the deadline provided in Section 12.4, the Take-in Kind Party shall have the right to


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       install and operate the Take-in Kind Facilities providing that such operations do not interfere with existing operations or proposed operations that have been approved under terms of this Agreement.

22.3   Failure to Take Oil and Condensate in Kind

       Notwithstanding Article 22.2 (Duty to Take in Kind), if a Party fails to take in kind or dispose of its share of the oil or condensate, Operator shall have the right, but not the obligation, subject to revocation at will by the Party owning the Hydrocarbon production, to purchase for its own account, sell to others, or otherwise dispose of all or part of the Hydrocarbon production at the same price at which Operator calculates and pays lessor's royalty on its own portion of the oil or condensate. Operator shall notify the non-taking Party when the option is exercised. A purchase or sale by Operator of any other Party's share of the oil or condensate shall be for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall a contract be for a period in excess of one (1) year. Proceeds of the oil or condensate purchased, sold, or otherwise disposed of by Operator under this Article 22.3 shall be paid to the Party that had, but did not exercise, the right to take in kind and separately dispose of the oil or condensate. Operator, in disposing of another Party's oil or condensate, shall not be responsible for making any filing with regulatory agencies not required by law to be made by it in respect to another Party's share of oil or condensate. Unless required by governmental authority having jurisdiction or by judicial process, no Party shall be forced to share an available market with a non-taking Party.

22.4   Failure to Take Gas in Kind

       Article 22.3 (Failure to Take Oil and Condensate in Kind) shall not apply to gas produced from the Contract Area. In no event shall Operator be responsible for, or obligated to dispose of, another Party's share of gas production. If for any reason a Party fails to take or market its full share of gas as produced, that Party may later take, market, or receive a cash accounting for its full share in accordance with Exhibit "E".

22.5   Expenses of Delivery in Kind

       A cost that is incurred by Operator in making delivery of a Party's share of Hydrocarbons or disposing of same shall be paid by the Party.



                                   ARTICLE 23

                                 APPLICABLE LAW

23.1   Applicable Law

       THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER FEDERAL LAWS AND LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF


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       LAWS THAT WOULD OTHERWISE REFER THE MATTER TO THE LAWS OF ANOTHE
       JURISDICTION.



                                   ARTICLE 24

                    LAWS, REGULATIONS AND NON-DISCRIMINATION

24.1   Laws and Regulations

       This Agreement and operations under this Agreement are subject to all applicable laws, rules, regulations, and orders by all governmental authorities claiming jurisdiction now and in the future. A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed to have been modified accordingly.

24.2   Non-discrimination

       In performing work under this Agreement, the Parties shall comply and Operator shall require each independent contractor to comply with the governmental requirements in Exhibit "D" and with Articles 202(1) to (7), inclusive of Executive Order 11246, as amended.



                                   ARTICLE 25

                                  FORCE MAJEURE

25.1   Force Majeure

       If a Party is unable, wholly or in part because of a Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Parties prompt written notice of the Force Majeure with full particulars about it. Effective upon the date notice is given, the obligations of the Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. Time is of the essence in the performance of this Agreement, and every reasonable effort will be made by the Party to avoid delay or suspension of any work or acts to be performed under this Agreement. The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.


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                                   ARTICLE 26

                   SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

26.1   Successors and Assigns

       This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Contract Area. Each Party shall incorporate in each assignment of an interest in the Contract Area a provision that the assignment is subject to this Agreement.

26.2   Transfer of Interest

       No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by
       Section 8.6 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Development Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

26.3   Consent to Assign

       Dominion, Ridgewood and their successors-in-interest may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its Working Interest in the Contract Area without the prior written consent of Chevron, which consent shall not be unreasonable withheld. Said consent shall not be unreasonably withheld and in the event Ridgewood desires to assign to a Ridgewood Energy LLC Fund this Article 26.3 and
       Article 26.4 and 26.6 below shall not apply. No Party may sell, transfer, farm out, assign, or otherwise dispose of all or part of its Working Interest in the Contract Area unless:

       (a) the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 26.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf Contract Areas, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter "MMS"), to own Outer Continental Shelf Contract Areas and that the transferee would not be required by the MMS to post a supplemental bond pursuant to 30 CFR ss. 256.53(d) & (e) if such transferee owned 100% of the Working Interest in the Contract Area.

       (b) the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired arising from and after the effective date of the transfer; and


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       (c)    the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 26.3(a).

       The requirements of this Section 26.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Contract Area, a sale of all, or substantially all, of a Party's domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

26.4   Transfers Between Parties

       A transfer, relinquishment, or other disposition of interests in the Contract Area between Parties under the Acreage Out Option (if selected) under Section 10.5 (Operations by Fewer Than All Parties); Section 13.11 (Contract Area Maintenance Operations); Section 13.12 (Retention of Contract Area by Non-consent Well); Article 15 (Withdrawal); or Section
       16.4 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all Subsequently Created Interests, as defined in
       Section 16.2 (Subsequently Created Interest), and all mortgages, liens, and encumbrances.

26.5   Division of Interest

       If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party's share of the joint expenses, and to deal generally with, and with power to bind the co owners of the Party's interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

26.6   Preferential Rights

       If any Party or any of their successors-in-interest, desires to transfer, sell, farm out, assign, or otherwise dispose of all or part of its Working Interest ("Disposing Party"), it shall promptly give written notice to the other Parties and any of the other Parties' successors-in-interest ("Acquiring Party(ies)") with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefore), the consideration for the transfer, farm out terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party's Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"), the Working Interest that is subject to this preferential right shall be separately valued in good faith and the notice shall state the value attributed to the interest by the prospective transferee. The Acquiring Party (ies) shall then have


ST/WD EPA JOA
                                       61
       an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by an Acquiring Party (ies), the purchasing or Acquiring Party (ies) shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all Acquiring Party (ies), or in such proportions as the Acquiring Party (ies) otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farm out, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Party (ies) shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to a third party by (i) merger, (ii) reorganization, or (iii) consolidation;
       (c) to sell all of its exploration and production properties located in the Gulf of Mexico, Outer Continental Shelf of the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under
       Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 26.6 and the preferential right shall again arise for the offered interest as herein described.



                                   ARTICLE 27

                            ADMINISTRATIVE PROVISIONS

27.1   Term

       This Agreement shall remain in effect so long as any Contract Area remains in effect and thereafter until (a) all wells have been abandoned and plugged or turned over to the Parties owning an interest in the Contract Area on which the wells are located; (b) all Platforms, Development Facilities, and equipment have been disposed by the Operator in accordance with Article 14 (Abandonment, Salvage, and Surplus); (c) all Claims as defined in Article 19 (Liability, Claims, and Lawsuits) have been settled or otherwise disposed of; and (d) there has been a final accounting and settlement by all Parties. In accordance with
       Article 4.5 (Selection of Successor Operator), this Agreement will terminate if no Party is willing to become Operator, effective after all conditions in clauses (a) through (d) above have been completed. In accordance with Article 15.2.1 (Unanimous Withdrawal), this Agreement will terminate if all Parties elect to withdraw, effective after all


ST/WD EPA JOA
                                       62
       conditions in clauses (a) through (d) above have been completed. Termination of this Agreement shall not relieve a Party of a liability or obligation accrued or incurred before termination and is without prejudice to all continuing confidentiality obligations or other obligation in this Agreement.

27.2   Waiver

       A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the Party waiving compliance. The failure or delay of a Party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Time is of the essence in the performance of this Agreement and all time limits shall be strictly construed and enforced.

27.3   Waiver of Right to Partition

       Each Party waives the right to bring an action for partition of its interest in the Contract Area, wells, Platform, Development Facilities, and other equipment held under this Agreement, and covenants that during the existence of this Agreement it shall not resort at any time to an action at law or in equity to partition any or all of the Contract Areas and lands or personal property subject to this Agreement.

27.4   Compliance With Laws and Regulations

       This Agreement, and all activities or operations conducted by the Parties under this Agreement, are expressly subject to, and shall comply with, all laws, orders, rules, and regulations of federal, state, and local governmental authorities having jurisdiction over the Contract Area.

       27.4.1 Severance of Invalid Provisions

              If, for any reason and for so long as, a clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under a present or future law (or interpretation thereof), the remainder of this Agreement will not be affected by that illegality or invalidity. An illegal or invalid provision will be deemed severed from this Agreement, as if this Agreement had been executed without the illegal or invalid provision. The surviving provisions of this Agreement will remain in full force and effect unless the removal of the illegal or invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void.

       27.4.2 Fair and Equal Employment

              Each of the Parties is an Equal Opportunity Employer, and the equal opportunity provisions of 30 CFR 270 and 41 CFR 60-1, as amended or modified, are incorporated in this Agreement by reference. The affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741) are also incorporated in this


ST/WD EPA JOA
                                       63

              Agreement by reference. In performing work under this Agreement, the Parties shall comply with (and the Operator shall require each independent contractor to comply with) the governmental requirements in Exhibit "E" that pertain to non-segregated facilities.

27.5   Construction and Interpretation of this Agreement

       27.5.1 Headings for Convenience

              Except for the definition headings in Article 2 (Definitions), all the table of contents, captions, numbering sequences, and paragraph headings in this Agreement are inserted for convenience only and do not define, expand or limit the scope, meaning, or intent of this Agreement.

       27.5.2 Article References

              Except as otherwise provided in this Agreement, each reference to an article of this Agreement includes all of the referenced article and its sub-articles.

       27.5.3 Gender and Number

              The use of pronouns in whatever gender or number is a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Reference in this Agreement to the singular of a noun or pronoun includes the plural and vice versa.

       27.5.4 Future References

              A reference to a Party includes such Party's successors and assigns and, in the case of governmental bodies, persons succeeding to their respective functions and capacities.

       27.5.5 Currency

              Any amounts due or payable under this Agreement shall be paid in United States currency.

       27.5.6 Optional Provisions

              In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in regard to the subject matter of the "Optional" provision

       27.5.7 Joint Preparation

              This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties and shall not be construed for or against one Party or the other as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.


ST/WD EPA JOA
                                       64

       27.5.8 Integrated Agreement

              This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements. This Agreement may not be modified or changed except by written amendment signed by the Parties.

       27.5.9 Binding Effect

              To the extent it is assignable, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and shall constitute a covenant running with the land comprising the Contract Area. This Agreement does not benefit or create any rights in a person or entity that is not a Party to this Agreement.

       27.5.10 Further Assurances

              Each Party will take all actions necessary and will sign all documents necessary to implement this Agreement. Except as otherwise provided in this Agreement, within (30) days after their receipt of a valid written request for those documents from a Party, all other Parties shall prepare and execute the documents.

       27.5.11 Counterpart Execution

              This Agreement may be executed by signing the original or a counterpart. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement. No Party shall be bound to this Agreement until all Parties have executed a counterpart or the original of this Agreement. This Agreement may also be ratified by a separate instrument that refers to this Agreement and adopts by reference all provisions of this Agreement. A ratification shall have the same effect as an execution of this Agreement.

27.6   Restricted Bidding

       If more than one Party is ever on the list of restricted joint bidders for Outer Continental Shelf ("OCS") lease sales, as issued by the MMS under 30 CFR 256.44, as amended, the Parties shall comply with all statutes and regulations regarding restricted joint bidders on the OCS.

27.7   Conflict of Terms

       Chevron and Dominion hereby agree and acknowledge that this Agreement is made subject and subordinate to that certain Exploration Participation Agreement (EPA) dated _____, 2006 between Chevron U.S.A. Inc. and Dominion, and that in the event of a conflict between the terms and provisions of this Agreement and the Dominion EPA, the terms and provisions of the EPA shall control. Chevron and Ridgewood hereby agree and acknowledge that this Agreement is made subject and subordinate to that certain Exploration Participation Agreement (EPA) dated _____, 2006 between Chevron and Ridgewood, and that in the event of a conflict


ST/WD EPA JOA
                                       65
       between the terms and provisions of this Agreement and the Ridgewood EPA, the terms and provisions of the EPA shall control.




IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.


WITNESSES:                             Chevron U.S.A. Inc.

                                       By:    /S/ J.G. Larre
-------------------------------              -------------------------------
                                       Title: ASSISTANT SECRETARY
-------------------------------              -------------------------------



                                       Dominion  Exploration  & Production, Inc

                                        By:
-------------------------------              -------------------------------
                                       Title:
-------------------------------              -------------------------------



                                       Ridgewood Energy Corporation

 /s/ [ILLEGIBLE SIGNATURE]             By:    /s/ W.G. Tabor
-------------------------------              -------------------------------
 /s/ [ILLEGIBLE SIGNATURE]             Title: EXECUTIVE VICE PRESIDENT
-------------------------------              -------------------------------





ST/WD EPA JOA

                                  Exhibit "A"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the ____ day of _________, 20___, between Chevron U.S.A. inc.,
    Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering ______________ Block ___________ , Federal Offshore, Gulf of Mexico


1.   Chevron U.S.A. Inc. (Chevron) is designated as Operator.

2.   Contract Area:

     That portion of that certain Oil and Gas Lease of Submerged Lands bearing Serial No. OCS ______, dated effective __________, _________, by and between the United States of America, as Lessor, and ____________ as Lessee, covering all or a portion of Block ________, ___________ Area, insofar and only insofar as it covers and affects Prospect " ______ ", as defined in Exhibit " ___ " of that certain Exploration Participation Agreement dated effective ___________, 20___ between Chevron and Dominion Exploration & Production, Inc. and in Exhibit "___" of that certain Exploration Participation Agreement dated effective ____________, 20____ between Chevron and Ridgewood Energy Corporation.

3.   Division of Interest

     Company                     *After Casing Point Working Interest Percentage
     ---------------------------------------------------------------------------
     Chevron U.S.A. Inc. (Chevron)                                    50.000%
     Dominion Exploration & Production, Inc. (Dominion)               25.000%
     Ridgewood Energy Corporation (Ridgewood)                         25.000%
                                                                      -------
                                                                     100.000%

     * The Parties' respective interest is subject to that certain Exploration Participation Agreement (Dominion EPA) dated September 1, 2006 between Chevron and Dominion and that certain Exploration Participation Agreement (Ridgewood EPA) dated September 1, 2006 between Chevron and Ridgewood. The working interests shown represent the After Casing Point interest in the Contract Area as referenced in the respective EPA.


4.   Notification Addressees

     Chevron U.S.A. Inc.                 Dominion Exploration & Production, Inc.
     935 Gravier Street                  1250 Poydras Street, Suite 2000
     New Orleans, LA 70112               New Orleans, LA 70113
     Attention: Mr. Gordon R. Cain       Attention: Mr. Mitch Ackel
     Tel.: (504) 592-6356                Tel.: (504)
     Fax: (504) 592-7110                 Fax: (504)

     Ridgewood Energy Corporation
     11700 Old Katy Road, Suite 280
     Houston, Texas 77079
     Attention: Mr. W. Greg Tabor
     Tel: (281) 293-8449
     Fax: (281)

STWDJOA Exhibit "A"

                                   Exhibit "B"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the _____ day of _________, 20__, between Chevron U.S.A. Inc.,
   Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering __________ Block _____, Federal Offshore, Gulf of Mexico


                             INSURANCE REQUIREMENTS
                             ----------------------


1. Operator shall carry insurance as follows for the benefit and protection of the Parties to this Agreement:

     a) Worker's Compensation Insurance in accordance with laws of governmental bodies having jurisdiction including, if applicable, United States Longshore and Harbor Workers' Compensation Act with Outer Continental Shelf Extension, Maritime Employers' Liability (including, but not limited to, the Jones Act and Death on the High Seas Act) and Employers' Liability Insurance. Employers' Liability Insurance shall provide coverage of $10,000,000 per accident.

     b) Any other insurance or surety bond that may be required elsewhere in this agreement or by applicable federal, state and local laws and regulations.

     Operator may include the aforesaid risks under its qualified self-insurance program provided Operator complies with applicable laws, and in such event Operator shall charge to the Joint Account a premium determined by applying manual insurance rates to the payroll.


2. Each Party to this Agreement shall carry the following insurance for their percentage interest:

     a) Commercial General Liability (Bodily Injury and Property Damage) Insurance, including coverage for; premises-operations, products and completed operations, independent contractors liability, contractual liability to cover liabilities assumed under this Agreement, coverage for explosion, collapse and underground hazards, and sudden and accidental pollution. The limits of such insurance shall not be less than $25,000,000 combined single limit per occurrence.

     b) Operator's Extra Expense Insurance including, but not limited to: coverage for control of well (including underground control of well); redrill and extra expense; extended and unlimited redrill; seepage, pollution, clean-up and contamination; evacuation expense; making wells save and care custody and control. The limits for such insurance shall not be less than $25,000,000 combined single limit per occurrence.

     The above insurance shall contain waivers of subrogation in favor of the other Parties to this Agreement.

     Each Party shall provide evidence of the above insurance, satisfactory to Operator, prior to commencement of any work under this Agreement and subsequently with each policy's renewal date.

     Alternatively, prior to the commencement of any drilling or work under this Agreement and subsequently with any policy renewal, each Party may affirmatively elect to self insure this Article 2 insurance where such Party holds and maintains a market capitalization, or has provided Operator, annually, as of the effective anniversary date, evidence of ownership of unencumbered assets, in excess of One Billion ($1,000,000,000.00) Dollars (U.S.) or shall provide evidence of the above insurance under policies and with insurers, satisfactory to Operator.

STWDJOA - Exhibit "B"

3. Operator shall not be obligated or authorized to obtain or carry on behalf of the Joint Account any additional insurance covering the Parties or the operations to be conducted hereunder. Each Party individually may acquire at its own expense such insurance as it deems proper to protect itself against claims, losses, damage to or destruction of property of third parties, or personal injury or death of third persons arising out of the joint operations. All uninsured losses and all damages to jointly owned property shall be borne by the Parties in proportion to their respective interests.

4. Operator shall require all contractors engaged in operations under this Agreement to comply with the applicable Worker's Compensation and Employers' Liability laws and to maintain such other insurance and in such amounts as Operator deems necessary.

5. In the event less than all Parties participate in an operation conducted under the terms of this Agreement, then the insurance requirement and costs, as well as all losses, liabilities and expenses incurred as the result of such operation, shall be the burden of the Party or Parties participating therein.




STWDJOA - Exhibit "B"

                                                 2005 COPAS Accounting Procedure



                         COPAS 2005 ACCOUNTING PROCEDURE

                           INSTRUCTIONS FOR COMPLETING
                     ACCOUNTING PROCEDURE - JOINT OPERATIONS

These instructions and guidelines refer to every blank and optional or alternative provision in the model form to be considered by users in preparation of their agreements. Users should seek the advice of counsel to ensure that the selections and completed provisions are applicable, reflect the actual intent of the Parties, and are proper under the prevailing business circumstances.

The first two paragraphs of Section I (General Provisions) provide that if the Parties fail to select either one of competing "Alternative" provisions, or select all the competing "Alternative" provisions, Alternative 1 in each such instance shall be deemed to have been adopted by the Parties as a result of any such omission.

If an Option is not selected by a typed, printed or handwritten indication, it will not form part of the Accounting Procedure.

It is suggested that the optional or alternative provisions not desired in the agreement be deleted in their entirety.


Title - Fill in the pertinent information (e.g. the name/type of agreement to which this Accounting Procedure is attached, the date, and the Parties). The date on the heading should be consistent with the date on the Agreement to which it is attached; however, if this Accounting Procedure is an amendment to an existing agreement, include the effective date of the amendment.

Section I.5.E (Optional) -- Select the optional provision if the Parties wish to impose additional penalties for failure to meet audit resolution deadlines.

Section I.6.B - Fill in the blanks with the number of Parties and percentages required to approve amendments to this Accounting Procedure.

Section II.6.A - Insert the interest rate on the undepreciated facility investment amount.

Section II.7 A&B - Insert the thresholds for the level of authority required to charge Affiliate goods and services.

Section II.13 (Alternative) - Select the preferred alternative for the treatment of Off-site ecological, environmental, and safety costs.

Section III.1 (Alternative) - Select the preferred alternative provision for assessing drilling and producing overhead - either through the use of the Fixed Rate Basis or the Percentage Basis.

STWDJOA - Exhibit "C"

                                                 2005 COPAS Accounting Procedure


Section II.1.A.i (Alternative) - Select the preferred alternative for the treatment of On-site Technical Services as either direct or overhead.

Section III.1.A.ii (Alternative) - Select the preferred alternative for the treatment of Off-site Technical Services as either All Overhead, All Direct, or Drilling Direct.

Section III.1.B - Insert the drilling and producing well overhead rates, if using the Fixed Rate method of assessing overhead.

Section III.1.C - Insert the Development and Operating overhead rates if using the Percentage Basis method of assessing overhead.

Section III.2 A&B - Insert the Major Construction and Catastrophe overhead rates.




STWDJOA - Exhibit "C"

                                                 2005 COPAS Accounting Procedure


                                   EXHIBIT "C"
                            _____________ BLOCK _____
                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the ______ day of __________, 20__, between Chevron U.S.A. Inc.,
   Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering _____________ Block _________, Federal Offshore, Gulf of Mexico


                  I. GENERAL PROVISIONS - ACCOUNTING PROCEDURE

IF THE PARTIES FAIL TO SELECT EITHER ONE OF COMPETING "ALTERNATIVE" PROVISIONS, OR SELECT ALL THE COMPETING "ALTERNATIVE" PROVISIONS, ALTERNATIVE 1 IN EACH SUCH INSTANCE SHALL BE DEEMED TO HAVE BEEN ADOPTED BY THE PARTIES AS A RESULT OF ANY SUCH OMISSION OR DUPLICATE NOTATION.

IN THE EVENT THAT ANY "OPTIONAL" PROVISION OF THIS ACCOUNTING PROCEDURE IS NOT ADOPTED BY THE PARTIES TO THE AGREEMENT BY A TYPED, PRINTED OR HANDWRITTEN INDICATION, SUCH PROVISION SHALL NOT FORM A PART OF THIS ACCOUNTING PROCEDURE, AND NO INFERENCE SHALL BE MADE CONCERNING THE INTENT OF THE PARTIES IN SUCH EVENT.

1.   DEFINITIONS

     All terms used in this Accounting Procedure shall have the following meaning, unless otherwise expressly defined in the Agreement:

     "Affiliate" means for a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) control means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

     "Agreement" means the operating agreement, farmout agreement, or other contract between the Parties to which this Accounting Procedure is attached.

     "Controllable Material" means Material that, at the time of acquisition or disposition by the Joint Account, as applicable, is so classified in the Material Classification Manual most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

     "Equalized Freight" means the procedure of charging transportation cost to the Joint Account based upon the distance from the nearest Railway Receiving Point to the property.

     "Excluded Amount" means a specified excluded trucking amount most recently recommended by COPAS.

STWDJOA - Exhibit "C"
                                        1

                                                 2005 COPAS Accounting Procedure


     "Field Office" means a structure, or portion of a structure, whether a temporary or permanent installation, the primary function of which is to directly serve daily operation and maintenance activities of the Joint Property and which serves as a staging area for directly chargeable field personnel.

     "First Level Supervision" means those employees whose primary function in Joint Operations is the direct oversight of the Operator's field employees and/or contract labor directly employed On-site in a field operating capacity. First Level Supervision functions may include, but are not limited to:

          o Responsibility for field employees and contract labor engaged in activities that can include field operations, maintenance, construction, well remedial work, equipment movement and drilling
          o    Responsibility for day-to-day direct oversight of rig operations
          o Responsibility for day-to-day direct oversight of construction operations
          o    Coordination of job priorities and approval of work procedures
          o Responsibility for optimal resource utilization (equipment, Materials, personnel)
          o Responsibility for meeting production and fled operating expense targets
          o Representation of the Parties in local matters involving community, vendors, regulatory agents and landowners, as an incidental part of the supervisor's operating responsibilities
          o    Responsibility for all emergency responses with field staff
          o Responsibility for implementing safety and environmental practices
          o    Responsibility for field adherence to company policy
          o Responsibility for employment decisions and performance appraisals for field personnel
          o Oversight of sub-groups for field functions such as electrical, safety, environmental, telecommunications, which may have group or team leaders.

     "Joint Account" means the account showing the charges paid and credits received in the conduct of the Joint Operations that are to be shared by the Parties, but does not include proceeds attributable to hydrocarbons and by-products produced under the Agreement.

     "Joint Operations" means all operations necessary or proper for the exploration, appraisal, development, production, protection, maintenance, repair, abandonment, and restoration of the Joint Property.

     "Joint Property" means the real and personal property subject to the Agreement.

     "Laws" means any laws, rules, regulations, decrees, and orders of the United States of America or any state thereof and all other governmental bodies, agencies, and other authorities having jurisdiction over or affecting the provisions contained in or the transactions contemplated by the Agreement or the Parties and their operations, whether such laws now exist or are hereafter amended, enacted, promulgated or issued.

     "Material" means personal property, equipment, supplies, or consumables acquired or held for use by the Joint Property.

     "Non-Operators" means the Parties to the Agreement other than the Operator.

     "Offshore Facilities" means platforms, surface and subsea development and production systems, and other support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply

STWDJOA- Exhibit "C"
                                        2

                                                 2005 COPAS Accounting Procedure


     equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations, all of which are located offshore.

     "Off-site" means any location that is not considered On-site as defined in this Accounting Procedure.

     "On-site" means on the Joint Property when in direct conduct of Joint Operations. The term "On-site" shall also include that portion of Offshore Facilities, Shore Base Facilities, fabrication yards, and staging areas from which Joint Operations are conducted, or other facilities that directly control equipment on the Joint Property, regardless of whether such facilities are owned by the Joint Account.

     "Operator" means the Party designated pursuant to the Agreement to conduct the Joint Operations.

     "Parties" means legal entities signatory to the Agreement or their successors and assigns. Parties shall be referred to individually as "Party."

     "Participating Interest" means the percentage of the costs and risks of conducting an operation under the Agreement that a Party agrees, or is otherwise obligated, to pay and bear.

     "Participating Party" means a Party that approves a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under the Agreement.

     "Personal Expenses" means reimbursed costs for travel and temporary living expenses.

     "Railway Receiving Point" means the railhead nearest the Joint Property for which freight rates are published, even though an actual railhead may not exist.

     "Shore Base Facilities" means onshore support facilities that during Joint Operations provide such services to the Joint Property as a receiving and transshipment point for Materials; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; and other associated functions serving the Joint Property.

     "Supply Store" means a recognized source or common stock point for a given Material item.

     "Technical Services" means services providing specific engineering, geoscience, or other professional skills, such as those performed by engineers, geologists, geophysicists, and technicians, required to handle specific operating conditions and problems for the benefit of Joint Operations; provided, however, Technical Services shall not include those functions specifically identified as overhead under the second paragraph of the introduction of Section III (Overhead). Technical Services may be provided by the Operator, Operator's Affiliate, Non-Operator, Non-Operator Affiliates, and/or third parties.

     "Well DECC" (Well Design & Execution Collaboration Center) means a drilling operation center with technology to plan, design, monitor, advise, and control a drilling well or wells on a real time/online basis. Operator shall have the right but not the obligation to use a drilling operation center for planning, drilling, re-drilling, sidetracking, or deepening of a well, plugback or workover operations, plugging and abandonment, monitoring, and control of wells.

STWDJOA - Exhibit "C"
                                        3

                                                 2005 COPAS Accounting Procedure



2.   STATEMENTS AND BILLIGS

     The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the AFE (authority for expenditure), lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be separately identified and fully described in detail, or at the Operator's option, Controllable Material may be summarized by major Material classifications. Intangible drilling costs, audit adjustments, and unusual charges and credits shall be separately and clearly identified.

     The Operator may make available to Non-Operators any statements and bills required under Section I.2 and/or Section I.3.A (Advances and Payments by the Parties) via email, electronic data interchange, internet websites or other equivalent electronic media in lieu of paper copies. The Operator shall provide the Non-Operators instructions and any necessary information to access and receive tht statements and bills within the timeframes specified herein. A statement or billing shall be deemed as delivered twenty-four (24) hours (exclusive of weekends and holidays) after the Operator notifies the Non-Operator that the statement or billing is available on the website and/or sent via email or electronic data interchange transmission.

3.   ADVANCES AND PAYMENTS BY THE PARTIES

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month's operations within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month. If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month's billing or advance, unless the Non-Operator sends the Operator a written request for a cash refund. The Operator shall remit the refund to the Non-Operator within fifteen (15) days of receipt of such written request.

     B. Except as provided below, each Party shall pay its proportionate share of all bills in full within fifteen (15) days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Wall Street Journal on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. If the Wall Street Journal ceases to be published or discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Federal Reserve plus three percent (3%) per annum. Interest shall begin accruing on the first day of the month in which the payment was due. Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed. Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the Operator at the time payment is made, to the extent such reduction is caused by:

          (1) being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator's actual working interest or Participating Interest, as applicable; or

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          (2)  being billed for a project or AFE requiring approval of the
               Parties under the Agreement that the Non-Operator has not approved or is not otherwise obligated to pay under the Agreement; or
          (3) being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished the Operator a copy of the recorded assignment letter in-lieu. Notwithstanding the foregoing, the Non-Operator shall remain responsibly paying bills attributable to the interest it sold or transferred for any bills rendered during thirty (30) day period following the Operator's receipt of such written notice; or
          (4) charges outside the adjustment period, as provided in Section 1.4 (Adjustments).


4.   ADJUSTMENTS

     A. Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct, with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment. The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section 1.5 (Expenditure Audits).

     B. All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator's Joint Account statement or payout statement. Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

          (1)  a physical inventory of Controllable Material as provided for in
               Section V (Inventories of Controllable Material), or
          (2) an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the Operator relating to another property, or
          (3)  a government/regulatory audit, or
          (4) a working interest ownership or Participating Interest adjustment.

5.   EXPENDITURE AUDITS

     A. Except for the audit of payout accounts, this Article 5 does not apply to revenue items or rev audits. A Non-Operator, upon written notice to the Operator and all other Non-Operators shall have the right to conduct an audit the Operator's expenditure accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section 1.4 (Adjustments). Any Party that is subject to payout accounting under the Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the party furnishing information to the Party responsible for preparing payout statements. Audits of payout accounts may include the volumes of hydrocarbons produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement. Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered.

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          Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

          The Non-Operator leading the audit (hereinafter "lead audit company") shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4.A (Adjustments) above. All claims shall be supported with sufficient documentation.

          A timely filed written exception or audit report containing written exceptions (hereinafter "written exceptions") shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure. If the Non-Operators fail to comply with the additional deadlines in Section I.5.C, the Operator's waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations; provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or I.5.C.

     B. The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report. Denied exceptions should be accompanied by a substantive response.

     C. The lead audit company shall reply to the Operator's response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company's follow-up response within ninety (90) days of receipt; provided however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company's position or believes the lead audit company is not adequately fulfilling its duties.

     D. If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after Operator receives the audit report, the Operator or any Non Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable. The meeting will require one month's written notice to the Operator and all Non-Operators participating in the audit. The meeting shall be held at the Operator's office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues. Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting. The lead audit company will make good faith efforts to coordinate the response and positions of the Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself. Attendees will make good faith


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          efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. A resolution meeting may be held as often as agreed to by the Parries. Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

          If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation. In such event, promptly following one Party's written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally. The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute. The Parties shall make reasonable efforts to ensure that the mediation commences within sixty (60) days of the date of the mediation request. Notwithstanding the above, any Party may file a lawsuit or complaint
          (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60) days of the date of the mediation request,
          (2) for statute of limitations reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

     E.   (X) Optional Provision -Forfeiture Penalties)

          If the Non-Operators fail to meet the deadline in Section I. 5. C, any unresolved exceptions that were not addressed by the Non-Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators. If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made, without interest, to the Joint Account.

6.   APPROVAL BY PARTIES

A.   General Matters


          Where an approval or other agreement of the Parties is expressly required under other Sections of this Accounting Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the Operator shall notify all Parties of the Operator's proposal and the agreement or approval of two ( 2 ) or more Parties owing at least fifty-one percent (51%) working interest or Participating Interest shall be controlling on all Parties, provided however, the approval of at least one Non-Operator shall be required. Failure of a Party to respond to a matter within thirty (30) days from receipt of notice or within the time prescribed in the Agreement for general voting matters, whichever is later, shall be deemed an affirmative vote by that Party in favor of the proposal.

          This Section I.6.A applies to specific situations of limited duration where a Party proposes to change the accounting for charges from that prescribed in this Accounting Procedure. This provision does not apply to amendments to this Accounting Procedure, which are covered by
          Section I.6.B.

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                                                 2005 COPAS Accounting Procedure


     B.   Amendments

          If the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, this Accounting Procedure can be amended by an affirmative vote of two (2) or more Parties, one of which is the Operator, having a combined working interest of at least eighty percent (80%), which approval shall be binding on all Parties, provided, however, approval of at least one
          (1) Non-Operator shall be required.

     C.   Affiliates

          For the purpose of administering the voting procedures of Sections I.6.A and I.6.B, if Parties to this Agreement are Affiliates of each other, then such Affiliates shall be combined and treated as a single Party having the combined working interest or Participating Interest of such Affiliates.

          For the purposes of administering the voting procedures in Section I.6.A, if a Non-Operator is an Affiliate of the Operator, votes under
          Section I.6.A shall require the approval of at least one Non-Operator that is not an Affiliate of Operator.


                               II. DIRECT CHARGES

The Operator shall charge the Joint Account with the following items:

1.   RENTALS AND ROYALTIES

     Lease rentals and royalties paid by the Operator, on behalf of all Parties, for the Joint Operations.

2.   LABOR

     A. Salaries and wages, including incentive compensation programs as set forth in COPAS MFI-37 ("Chargeability of Incentive Compensation Programs"), for:

          (1) Operator's field employees directly employed On-site in the conduct of Joint Operations,

          (2) Operator's employees directly employed on Shore Base Facilities, Offshore Facilities, or other facilities serving the Joint Property if such costs are not charged under Section II.6 (Equipment and Facilities Furnished by Operator) or are not a function covered under Section III (Overhead),

          (3)  Operator's employees providing First Level Supervision,

          (4) Operator's employees providing On-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead),

          (5) Operator's employees providing Off site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead).

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          Charges for the Operator's employees identified in Section II.2.A may be made based on the employee's actual salaries and wages, or in lieu thereof a day rate representing the Operator's average salaries and wages of the employee's specific job category.

          Charges for personnel chargeable under this Section II.2.A who are foreign nationals shall not exceed comparable compensation paid to an equivalent U.S. employee pursuant to this Section II.2, unless otherwise approved by the Parties pursuant to Section I.6.A (General Matters).

     B. Operator's cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Section II.2.A, excluding severance payments or other termination allowances. Such costs under this Section II.2.B may be charged on a "when and as-paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Section II.2.A. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority that are applicable to costs chargeable to the Joint Account under Sections 11.2.A and B.

     D. Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

     E. Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A. Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account. Extraordinary relocation costs, such as those incurred as a result of transfers from remote locations, such as Alaska or overseas, shall not be charged to the Joint Account unless approved by the Parties pursuant to Section I.6.A (General Matters).

     F. Training costs as specified in COPAS MFI-35 ("Charging of Training Costs to the Joint Account") for personnel whose salaries and wages are chargeable under Section II.2.A. This training charge shall include the wages, salaries, training course cost, and Personal Expenses incurred during the training session. The training cost shall be charged or allocated to to the property or properties directly benefiting from the training. The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

     G. Operator's current cost of established plans for employee benefits, as described in COPAS MFI-27 ("Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation"), applicable to the Operator's labor costs chargeable to the Joint Account under Sections II.2.A and B based on the Operator's actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

     H. Award payments to employees, in accordance with COPAS MFI-49 ("Awards to Employees and Contractors") for personnel whose salaries and wages are chargeable under Section II.2.A.

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3.   MATERIAL

     Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section IV (Material Purchases, Transfers, and Dispositions). Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4.   TRANSPORTATION

     A. Transportation of the Operator's, Operator's Affiliate's, or contractor's personnel necessary for Joint Operations.

     B. Transportation of Material between the Joint Property and another property, or from the Operator's warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below. Transportation of Material from the Joint Property to Operator's warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below.

          (1) If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property. The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges from the Railway Receiving Point to the Joint Property. The Operator shall consistently apply the selected alternative.

          (2) If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight. Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

5.   SERVICES

     The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (Overhead), or Section II.7 (Affiliates), or excluded under Section II.9 (Legal Expense). Awards paid to contractors shall be chargeable pursuant to COPAS MFI- 49 ("Awards to Employees and Contractors").

     The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (Overhead).

6.   EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

     In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including but not limited to production facilities, Shore Base Facilities, Offshore Facilities, and Field Offices, at rates commensurate with the costs of ownership and operation. The cost of Field Offices shall be chargeable to the

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                                                 2005 COPAS Accounting Procedure


          extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (Labor). Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12%) per annum; provided, however, depreciation shall not be charged when the equipment and facilities investment have been fully depreciated. The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement. Such rates shall not exceed the average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Section II.6.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property. If equipment and facilities are charged under this
          Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation. For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

     C. Operator may, under COPAS Accounting Guideline 25 ("Allocation of Rig Related Expenditures"), charge the Joint Account an allocated portion of any drillship or rig related commissioning and/or modification costs pursuant to the provisions of Paragraphs 6.A. and 6.B. above, provided such drillship or rig related commissioning and/or modification costs are not included in the drillship or rig rate charged by the drilling contractor.

     D. Operator may charge the Joint Account an allocated portion of Well DECC costs for planning, designing, drilling, and/or completion of a well pursuant to the provisions of Paragraphs 6.A. and 6. B. above. Such charges shall include but are not limited to the following: facilities, communications, computers, software, system support, and Well DECC personnel provided by the Operator, contract services, or Affiliates.

7.   AFFILIATES

     A. Charges for an Affiliate's goods and/or services used in operations requiring an AFE or other authorization from the Non-Operators may be made without the approval of the Parties provided the total costs for such Affiliate's goods and services billed to such individual project do not exceed $500,000 per calendar year. If the total costs for an Affiliate's goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such Affiliate shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

     B. For an Affiliate's goods and /or services used in operations not requiring an AFE or other authorization from the Non-Operators, charges for such Affiliate's goods and services shall require approval of the Parties, pursuant to Section I.6.A (General Matters), if the charges exceed $500,000.00 in a given calendar year.

     C. Affiliate services shall be charged to the Joint Account on a standard daily/hourly rate or actual cost basis as charged by the Affiliate for personnel and/or services. Affiliate charges may also include any direct purchases for Materials required for the services rendered as


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                                                 2005 COPAS Accounting Procedure


          well as any charges for the use of Affiliate-owned equipment and facilities including computer applications, software and associated computer time utilized.

          Charges to the Joint Account for any Materials, facilities, or services provided by an Affiliate shall not exceed average commercial rates, when such rates are available. In the event a Party determines such charges to be excessive compared with third-party rates, that Party must substantiate that such charges exceed average commercial rates and shall provide sufficient documentation to support all such claims in accordance with Section I, Paragraph 5. The Parties agree that Affiliates' records relating to the Materials, facilities, or services provided by the Affiliates will not be made available for audit. Notwithstanding the foregoing, direct charges for Affiliate-owned communication facilities or systems shall be made pursuant to Section II.12 (Communications).

8.   DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party's or Parties' gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

     The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9.   LEGAL EXPENSE

     Recording fees and costs of handling, settling, or otherwise discharging litigation, claims, and liens incurred in or resulting from operations under the Agreement, or necessary to protect or recover the Joint Property, to the extent permitted under the Agreement. Costs of the Operator's or Affiliate's legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the Parties pursuant to Section I.6.A (General Matters) or otherwise provided for in the Agreement.

     Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable to the extent permitted as a direct charge in the Agreement.

10.  TAXES AND PERMITS

     All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator's gross negligence or willful misconduct.

     If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party's working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party's working interest.

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     Costs of tax consultants or advisors, the Operator's employees, or
     Operator's Affiliate employees in matters regarding ad valorem or other tax matters, are not permitted as direct charges unless approved by the Parties pursuant to Section I.6.A (General Matters).

     Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted, provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account. If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11.  INSURANCE

     Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties. If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker's compensation and employer's liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the jurisdiction governing the Joint Property. In the case of offshore operations in federal waters, the manual rates of the adjacent state shall be used for personnel performing work On-site, and such rates shall be adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12.  COMMUNICATIONS

     Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator's office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 ("Field Computer and Communication Systems"). If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in
     Section II.6 (Equipment and Facilities Furnished by Operator). If the communication facilities or systems serving the Joint Property are owned by the Operator's Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property.

13.  ECOLOGICAL, ENVIRONMNTAL, AND SAFETY


     Costs incurred for Technical Services and drafting to comply with ecological, environmental and safety Laws or standards recommended by Occupational Safety Hazards Act (OSHA) or other regulatory authorities. All other labor and functions incurred for ecological, environmental and safety matters, including management, administration, and permitting, shall be covered by Sections II.2 (Labor), II.5 (Services), or Section III (Overhead), as applicable.

     Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

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                                                 2005 COPAS Accounting Procedure


14.  ABANDONMENT AND RECLAMATION

     Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15.  OTHER EXPENDITURES

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (Direct Charges), or in Section III (Overhead) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations. Charges made under this Section II.15 shall require approval of the Parties, pursuant to
     Section I.6.A (General Matters).


                                  III. OVERHEAD

     As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (Direct Charges), the Operator shall charge the Joint Account in accordance with this Section III.

     Functions included in the overhead rates regardless of whether performed by Operator, Operator's Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of:

          o warehousing, other than for warehouses that are jointly owned under this Agreement
          o design and drafting (except when allowed as a direct charge under Sections II. 13, III.1.A(ii), and III.2 Option B)
          o inventory costs not chargeable under Section V (Inventories of Controllable Material)
          o    procurement
          o    administration
          o    accounting and auditing
          o    gas dispatching and gas chart integration
          o    human resources
          o    management
          o    supervision not directly charged under Section II.2 (Labor)
          o legal services not directly chargeable under Section II.9 (Legal Expense)
          o    taxation, other than those costs identified as directly
               chargeable under Section II.10 (Taxes and Permits)
          o    preparation and monitoring of permits and certifications;
               preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing, interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

     Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

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1.   OVERHEAD-DRILLING AND PRODUCING OPERATIONS

     As compensation for costs incurred but not chargeable under Section II (Direct Charges) and not covered by other provisions of this Section III, the Operator shall charge on either:

          (_)  (Alternative 1) Fixed Rate Basis, Section III.1.B.

          (X)  (Alternative 2) Percentage Basis, Section III.1.C.

     A.   Technical Services

     (i) Except as otherwise provided in Section II.13 (Ecological Environmental, and Safety) and Section III.2 (Overhead - Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for On-site Technical Services, including third party Technical Services:

          (X) (Alternative 1- Direct) shall be charged direct to the Joint Account.

          (_) (Alternative 2 - Overhead) shall be covered by the overhead rates.

     (ii) Except as otherwise provided in Section II.13 (Ecological, Environmental, and Safety) and Section III.2 (Overhead - Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for Off site Technical Services, including third party Technical Services:

          (_) (Alternative 1- All Overhead) shall be covered by the overhead rates.

          (_) (Alternative 2 - All Direct) shall be charged direct to the Joint Account.

          (X) (Alternative 3 - Drilling Direct) shall be charged direct to the Joint Account, only to the extent such Technical Services are directly attributable to drilling, redrilling, deepening, or sidetracking operations, through completion, temporary abandonment, or abandonment if a dry hole. Off-site Technical Services for all other operations, including workover, Recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not covered by Section
          III.2 (Overhead - Major Construction and Catastrophe) shall be covered by the overhead rates.

     Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator's Affiliates are subject to limitations set forth in Section II.7 (Affiliates). Charges for Technical personnel performing non-technical work shall not be governed by this Section III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

     B.   Overhead-Fixed Rate Basis

          (1) The Operator shall charge the Joint Account at the following rates per well per month:

               Drilling Well Rate per month $ ______________(prorated for less than a full month)

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                                                 2005 COPAS Accounting Procedure


               Producing Well Rate per month $___________________________

          (2)  Application of Overhead-Drilling Well Rate shall be as follows:

               (a) Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later. Charges for offshore and inland waters drilling wells shall begin on the date the drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location, or is released, whichever occurs frst. No charge shall be made during suspension of drilling and/or completion operations for ffeen (15) or more consecutive calendar days.

               (b) Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of fve (5) or more consecutive workdays shall be made at the Drilling Well Rate. Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for ffeen (15) or more consecutive calendar days.

          (3)  Application of Overhead-Producing Well Rate shall be as follows:

               (a) An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

               (b) Each active completion in a multi-completed well shall be considered as a one-well charge provided each completion is considered a separate well by the governing regulatory authority.

               (c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well, unless the Drilling Well Rate applies, as provided in Sections III. 1.B.(2)(a) or (b). This one-well charge shall be made whether or not the well has produced.

               (d) An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet.

               (e) Any well not meeting the criteria set forth in Sections I1.1.B.(3) (a), (b), (c), or (d) shall not qualify for a producing overhead charge.

          (4) The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement. The adjustment shall be computed by applying the adjustment factor most recently published by COPAS. The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 ("Adjustment of Overhead Rates").


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                                                 2005 COPAS Accounting Procedure


     C.   Overhead Percentage Basis

     (1)  Operator shall charge the Joint Account at the following rates:

          (a) Development Rate three Percent (3%) of the cost of development of the Joint Property, exclusive of costs provided under Section
               II.9 (Legal Expense) and all Material salvage credits.

          (b) Operating Rate thirteen Percent (13%) of the cost of operating the Joint Property, exclusive of costs provided under Sections
               II.1 (Rentals and Royalties) and II.9 (Legal Expense); all Material salvage credits; the value of substances purchased for enhanced recovery; all property and ad valorem taxes, and any other taxes and assessments that are levied, assessed, and paid upon the mineral interest in and to the Joint Property.

(2)  Application of Overhead-Percentage Basis shall be as follows:

     (a)  The Development Rate shall be applied to all costs in connection with:

          [i]  drilling, redrilling, sidetracking, or deepening of a well
          [ii] a well undergoing plugback or workover operations for a period of five (5) or more consecutive work-days
          [iii]preliminary expenditures necessary in preparation for drilling [iv] expenditures incurred in abandoning when the well is not completed as a producer
          [v] construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, other than Major Construction or Catastrophe as defined in
               Section III.2 (Overhead-Major Construction and Catastrophe).

     (b) The Operating Rate shall be applied to all other costs in connection with Joint Operations, except those subject to Section III.2 (Overhead-Major Construction and Catastrophe).

2.   OVERHEAD-MAJOR CONSTRUCTION AND CATASTROPHE

     To compensate the Operator for overhead costs incurred in connection with a Major Construction project or Catastrophe, the Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator's expenditure limit under the Agreement, or for any Catastrophe regardless of the amount. If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.

     Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantlement, abandonment, removal, and restoration of platforms, production equipment, and other operating facilities.

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                                                 2005 COPAS Accounting Procedure


     Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster. The overhead rate shall be applied to those costs necessary to restore the Joint Property to the equivalent condition that existed prior to the event.

     A. If the Operator absorbs the engineering, design and drafting costs related to the project:

          (1)  __6___% of total costs if such costs are less than $100,000; plus

          (2) __4___% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  __3___% of total costs in excess of $1,000,000.

     B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

          (1)  __5___% of total costs if such costs are less than $100,000; plus

          (2) __3___% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  __2___% of total costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single Major Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded. For Catastrophes, the rates shall be applied to all costs associated with each single occurrence or event.

     For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well operations directly resulting from the catastrophic event shall be included. Expenditures to which these rates apply shall not be reduced by salvage or insurance recoveries. Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead under any other overhead provisions.

     In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (Labor), II.5 (Services), or II.7 (Affiliates), the provisions of this Section III.2 shall govern.

3.   AMENDMENT OF OVERHEAD RATES

     The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (Amendments).

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                                                 2005 COPAS Accounting Procedure


              IV. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator shall provide all Material for use in the conduct of Joint Operations; however, Material may be supplied by the Non-Operators, at the Operator's option. Material furnished by any Party shall be furnished without any express or implied warranties as to quality, fitness for use, or any other matter.

1.   DIRECT PURCHASES

     Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. The Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator's gross negligence or willful misconduct. A direct purchase shall be deemed to occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location. Material provided by the Operator under "vendor stocking programs," where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase. If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60) days after the Operator has received adjustment from the manufacturer, distributor, or agent.

2.   TRANSFERS

     A transfer is determined to occur when the Operator (i) furnishes Material from or a storage facility from another operated property, (ii) has assumed liability for the storage costs and changes in value, and (iii) has previously secured and held title to the transferred Material. Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a transfer; provided, however Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer. Material shall be disposed of in accordance with Section IV.3 (Disposition of Surplus) and the Agreement to which this Accounting Procedure is attached.

     A.   PRICING

          The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer. Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the Material valuation. When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade or sized tubulars are approved by the Parties pursuant to Section I.6.A (General Matters). Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

          (1) Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

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                                                 2005 COPAS Accounting Procedure


               (a) For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement, plus transportation cost as defned in Section IV.2.B (Freight).

               (b) For other Material, the published price shall be the published list price in effect at date of movement, as listed by a Supply Store nearest the Joint Property where like Material is normally available, or point of manufacture plus transportation costs as defned in Section IV.2.B (Freight).

          (2) Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

          (3) Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve (12) months from the date of physical transfer.

          (4) As agreed to by the Participating Parties for Material being transferred to the Joint Property, and by the Parties owning the Material for Material being transferred from the Joint Property.

     B.   FREIGHT

          Transportation costs shall be added to the Material transfer price using the method prescribed by the COPAS Computerized Equipment Pricing System (CEPS). If not using CEPS, transportation costs shall be calculated as follows:

          (1) Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the Railway Receiving Point based on the carload weight basis as recommended by the COPAS MFI-3 8 ("Material Pricing Manual") and other COPAS MFIs in effect at the time of the transfer.

          (2) Transportation costs for special mill items shall be calculated from that mill's shipping point to the Railway Receiving Point. For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway Receiving Point.

          (3) Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to the Railway Receiving Point.

          (4) Transportation costs for Material other than that described in Sections IV.2.B.(1) through (3), shall be calculated from the Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point.

          Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred. All transportation costs are subject to Equalized Freight as provided in
          Section II.4 (Transportation) of this Accounting Procedure.

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                                                 2005 COPAS Accounting Procedure


C.   TAXES

     Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer. In either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

D.   CONDITION

     (1) Condition "A" - New and unused Material in sound and serviceable condition shall be charged at one hundred percent (100%) of the price as determined in Sections IV.2.A (Pricing), JV.2.B (Freight), and IV.2.C (Taxes). Material transferred from the Joint I that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor. New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (General Matters). All refurbishing costs required or necessary to return the Material to original condition or to correct handling, transportation, or other damages will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer. Any preparation costs incurred, including any internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such Material for the receiving property.

     (2) Condition "B" - Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and N.2.C (Taxes) by seventy-five percent (75%).

          Except as provided in Section N.2.D (3), all reconditioning costs required to return the Material to Condition "B" or to correct handling, transportation or other damages will be borne by the divesting property.

          If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the Material will be credited at the price determined in sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) multiplied by sixty-five percent (65%).

          Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

     (3) Condition "C" - Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by fifty percent (50%).

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                                                 2005 COPAS Accounting Procedure



          The cost of reconditioning may be charged to the receiving property to the extent Condition "C" value, plus cost of reconditioning, does not exceed Condition "B" value.

     (4) Condition "D" - Material that (i) is no longer suitable for its original purpose but useable some other purpose, (ii) is obsolete, or
          (iii) does not meet original specifications but still has value and can be used in other applications as a substitute for items with different specifications, is considered Condition "D" Material. Casing, tubing, or drill pipe line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing, or drill pipe used as line pipe shall be priced at used line pipe Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis. For other items, the price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material, or as agreed to by the Parties pursuant to section 1.6. A (General Matters).

     (5)  Condition "E" - Junk shall be priced at prevailing scrap value prices.


E.   OTHER PRICING PROVISIONS

     (1)  Preparation Costs

          Subject to Section II (Direct Charges) and Section III (Overhead) of this Accounting Procedure, costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator's actual costs of the services. Documentation must be provided to the Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the Materials and priced in accordance with Sections IV.1 (Direct Purchases) or IV.2.A (Pricing), as applicable. No charges or credits shall be made for used coating or wrapping. Charges and credits for inspections shall be made in accordance with COPAS MFI-38 ("Material Pricing Manual").

     (2)  Loading and Unloading Costs

          Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 ("Material Pricing Manual").

3.   DISPOSITION OF SURPLUS

     Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

     Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation

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                                                 2005 COPAS Accounting Procedure


     of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

     Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached. If the Agreement contains no provisions governing disposeal of surplus Material, the following terms shall apply:

          o The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator's expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

          o If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such Material.

          o Operator may purchase surplus Condition "A" or "B" Material without approval of the Parties owning such Material, based on the pricing methods set forth in Section IV.2 (Transfers).

          o Operator may purchase Condition "C" Material without prior approval of the Parties owning such Material if the value of the Materials, based on the pricing methods set forth in section IV.2 (Transfers), is less than or equal to the Operator's expenditure limitation set forth in the Agreement. The Operator shall provide documentation supporting the classification of the Material as Condition C.

          o Operator may dispose of Condition "D" or "E" Material under procedures normally utilized by Operator without prior approval of the Parties owning such Material.

4.   SPECIAL PRICING PROVISIONS

     A.   PREMIUM PRICING

          Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign trade restrictions, or other unusual causes over which the operator has no control, for direct purchase the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property. Material transferred or disposed of during premuim pricing situations shall be valued in accordance with Section IV.2 (Transfers) or Section IV.3 (Disposition of Surplus), as applicable.

     B.   SHOP-MADE ITEMS

          Items fabricated by the Operator's employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item. If the Material is from the Operator's scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section IV.2.A (Pricing) or scrap value, whichever is higher. In no event shall the amount charged exceed the value of the item commensurate with its use.

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     C.   MILL REJECTS

          Mill rejects purchased as "limited service" casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in Sections JV.2 (Transfers). Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.



                     V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve (12) months following the taking of the inventory or receipt of Non-Operator inventory report. Charges and credits for overages or shortages will be valued for the Joint Account in accordance with Section IV.2 (Transfers) and shall be based on the Condition "B" prices in effect on the date of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

1.   DIRECTED INVENTORIES

     Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators (hereinafter, "directed inventory"); provided, however, the Operator shall not be required to perform directed inventories more frequently than once every five (5) years. Directed inventories shall be commenced within one hundred eighty (180) days after the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory. All Parties shall be governed by the results of any directed inventory.

     Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs. The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory. Expenses of directed inventories may include the following:

     A. A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (General Matters). The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

     B. Actual transportation costs and Personal Expenses for the inventory team.

     C. Reasonable charges for report preparation and distribution to the Non-Operators.

STWDJOA - Exhibit "C"
                                       24

                                                 2005 COPAS Accounting Procedure


2.   NON-DIRECTED INVENTORIES

     A.   OPERATOR INVENTORIES

          Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator's discretion. The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

     B.   NON-OPERATOR INVENTORIES

          Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice. The Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory field work.

     C.   SPECIAL INVENTORIES

          The expense of conducting inventories other than those described in Sections V.1 (Directed Inventories), V.2.A (Operator Inventories), or V.2.B (Non-Operator Inventories), shall be charged to the Party requesting such inventory; provided, however, inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section V.1 (Directed Inventories).




STWDJOA - Exhibit "C"
                                       25

                                   Exhibit "D"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the ______ day of _________, 20___, between Chevron U.S.A. Inc.,
 Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering __________ Block _______, Federal Offshore, Gulf of Mexico



                            NONDISCRIMINATION CLAUSE
                            ------------------------

During the performance of this Agreement, the "contractor" (meaning and referring separately to each party hereto) agrees, unless exempt therefrom to comply with all provisions of Executive Order 11246 which are incorporated herein by reference, and (a) if contractor has more than 50 employees or contracts with another party hereto in excess of $10,000, contractor must file Standard Form 100 (EEO-1), (b) if contractor has 50 or more employees and a contract of $50,000 or more, contractor is required to develop a written "Affirmative Action Compliance Program" for each of its establishments according to the Rules and Regulations published by the United States Department of Labor in 41 CFR, Chapter 60. Further, contractor hereby certifies that it does not now and will not maintain any facilities provided for its employees in a segregated manner or permit its employees to perform their services at any location under its control where segregated facilities are maintained, as such segregated facilities are defined in Title 41, Chapter 60-1.8, Code of Federal Regulations, revised as of January 1, 1969, unless exempt therefrom. Contractor further warrants that no other law, regulation or ordinance of the United States, or any state, or any governmental authority or agency has been violated in the manufacture, procurement or sale of any good furnished, work performed or service rendered pursuant to this contract. Unless exempt by rules, regulations or orders of the United States Secretary of Labor, issued pursuant to Section 204 of Executive Order 11246, dated September 24, 1965, during the performance of this contract, the contractor agrees as follows:

     "(1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national original. Such action shall include, but not be limited to, the following: Employment, upgrading, demotion, transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause."

     "(2) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin."

     "(3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the contractor's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment."
     "(4) The contractor will comply with all provisions of Executive Order
          11246 of September 24, 1965, and of the rules, regulations and relevant orders of the Secretary of Labor."

     "(5) The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigating to ascertain compliance with such rules, regulations and orders."

     "(6) In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law."

STWDJOA - Exhibit "D"

     "(7) The contractor will include the provisions of paragraph (1) through
          (8) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to
          Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event the contractor becomes involved in, or is result of such direction by the contracting agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States."

     "(8) Contractor agrees and covenants that none of its employees or employees of its subcontractors who provided services pursuant to this contract are unauthorized aliens, as defined in the Immigration, Reform and Control Act of 1986."




STWDJOA - Exhibit "D"

                                   Exhibit "E"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the ______ day of ___________, 20___, between Chevron U.S.A. Inc., Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation,
   covering ____________Block _____________, Federal Offshore, Gulf of Mexico


                      GAS BALANCING AGREEMENT ("AGREEMENT")


Definitions


     The following definitions shall apply to this Agreement:

     o "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

     o "Balancing Area" shall mean all of the acreage and depths subject to the Offshore Operating Agreement.

     o "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

     o "Gas" shall mean all hydrocarbons produced or producible from the Balancing area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

     o "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 2.3. or Section 3.1. hereof.

     o "Mcf' shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

     o "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

     o "Operator" shall mean the individual or entity designated under the terms of the Offshore Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement,

STWDJOA - Exhibit "E"
          the individual or entity designated as the operator of the well(s) located in the Balancing Area.

     o "Overproduced Party' shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

     o "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

     o "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

     o "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Offshore Operating Agreement covering the Balancing Area.

     o "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

     o "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

     o "Underproduction" shall mean the deficiency between the cumulative quantity of gas taken by a Party and its percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

     o "Winter Period" shall mean the months of November and December in one calendar year and the months of January, February and March in the succeeding calendar year.

1.   Balancing Area

     1.1. If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All Balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

     1.2. In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each price category shall be considered produced from a separate Balancing Area.

2.   Right of Parties to Take Gas

     2.1. Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

STWDJOA - Exhibit "E"

     2.2. Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

     2.3. When a Party fails for any reason to take its full Share of Current Production (as such Share may be reduced by the right of the other parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

     2.4. All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto. being in such taking Party.

     2.5. Notwithstanding the provisions of Section 2.3. hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain lease in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

     2.6. In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 2.4. hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

3.   In-Kind Balancing

     3.1. Effective the first day of any calendar month following at least thirty (30) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 2.3. of this Agreement, a share of current production determined by multiplying thirty-seven and one-half percent (37.5%) of the Full

STWDJOA - Exhibit "E"

          Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than thirty-seven and one-half percent (37.5%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

     3.2. Notwithstanding the provisions of Section 3.1., the average monthly amount of Makeup Gas taken by an Underproduced Party during the Winter Period pursuant to Section 3.1. shall not exceed the average monthly amount of Makeup Gas taken by such Underproduced Party during the six
          (6) months immediately preceding the Winter Period.

4.   Statement of Gas Balances

     4.1. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

     4.2. If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

5.   Payments on Production

     5.1. Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

     5.2. [X] (Alternative 1 - Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

          [_] (Alternative 2 - Entitlements) Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of Current Production.

     5.3. In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this
          Section 5., each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

STWDJOA - Exhibit "E"

6.   Cash Settlements

     6.1. Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Offshore Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

     6.2. Within sixty (60) days after the notice calling for cash settlement under Section 6.1., the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 6.4.

     6.3. Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

     6.4. The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

     6.5. The values used for calculating the cash settlement under Section 6.4. will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

     6.6. For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

     6.7. To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

STWDJOA - Exhibit "E"

     6.8. Interest per annum at the then-current prime rate of Citibank N.A., New York, New York, as published under "Money Rates" by the Wall Street Journal, or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 6.1., beginning the first day following the date payment is due pursuant to Section 6.3. Such interest shall be borne by the Overproduced Party in the proportion that its respective delays beyond the deadlines set out in Sections 6.2. or 6.3. contributed to the accrual of the interest.

     6.9. In lieu of the cash settlement required by Section 6.3., an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 6.3. The making of an in-kind settlement offer under this Section 6.9. will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

     6.10. At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once every twenty-four
          (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

7.   Testing

     Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after thirty
     (30) days' prior written notice to the Operator and shall last no longer than twenty-four (24) hours.

8.   Operating Costs

     Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

9.   Liquids

     The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

STWDJOA - Exhibit "E"

10.  Audit Rights

     Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section
     4. or 6. hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 6. to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the ofice of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 10. shall be in addition to those provided for in Section 4.2. of this Agreement.

11.  Miscellaneous

     11.1. As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

     11.2. Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liabilities for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

     11.3. Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

     11.4. This Agreement shall remain in full force and efect for as long as the Ofshore Operating Agreement shall remain in force and efect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

     11.5. Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.


STWDJOA - Exhibit "E"

     11.6. This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

     11.7. If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafer to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records afecting the Balancing Area.

     11.8. The Parties to this Agreement agree to abide by the requirements of Treas. Reg. Sec. 1.761-2(d)(2). This regulation requires that all co-producers of natural gas operating under the same operating agreement must use the cumulative gas balancing method, as described under Treas. Reg. Sec. 1.761-2(d)(3), to compute and report gross income from sales of natural gas for tax purposes. In the event of a conflict between the provisions of this Section and any other provisions of this Agreement, the provisions of this Section shall control.

12.  Assignment and Rights upon Assignment

     12.1. Subject to the provisions of Section 12.2. and 12.3. hereof, and notwithstanding anything in this Agreement or in the Ofshore Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

     12.2. Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 12.1. hereof) or in the Ofshore Operating Agreement to the contrary, and subject to the provisions of Section
          12.3. hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least sixty (60) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within thirty (30) days afer receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 12., and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 12. shall be paid by the Overproduced Party, accompanied by appropriate accounting detail, on or before the earlier to occur
          (1) of sixty (60) days after receipt of the Underproduced Party's demand or (2) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 6.3. through 6.7., and shall bear interest at the


STWDJOA - Exhibit "E"
          rate set forth in Section 6.8. hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Underproduced shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provisions of Section 12.1. hereof.

     12.3. The provisions of this Section 12. shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such party owns a majority of the stock of such company.

13.  Counterparts

     This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in the Balancing Area equal to or greater than [percent] percent therein fail(s) to execute this Agreement on or before [date], this Agreement shall not be binding upon any Party and shall be of no further force and effect.

     IN WITNESS WHEREOF, this agreement shall be effective as of [date].

     ATTEST OR WITNESS:                     OPERATOR

                                            -----------------------------------
                                            By:
 --------------------------                    --------------------------------

 --------------------------                 -----------------------------------

                                            Type or print name

                                            Title
                                                  -----------------------------
                                            Date
                                                 ------------------------------
                                            Tax ID or S.S. No.
                                                              -----------------

     ATTEST OR WITNESS:                     NON-OPERATOR(S)

                                            -----------------------------------
                                            By:
---------------------------                    --------------------------------

---------------------------                 -----------------------------------

                                            Type or print name

                                            Title
                                                 ------------------------------
                                            Date
                                                 ------------------------------
                                            Tax ID or S.S. No.
                                                              -----------------


STWDJOA - Exhibit "E"

                                   Exhibit "F"

 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the ________day of ______, 20____, between Chevron U.S.A. Inc.,
   Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering ____________Block __________, Federal Offshore, Gulf of Mexico


                           TAX PARTNERSHIP PROVISIONS
   OF THE ________PROSPECT PARTNERSHIP (For Name of Tax Reporting Partner and
                      Special Elections, See Secs. 8 and 9)

Table of Contents
1. GENERAL PROVISIONS ..................................................................................1
   1.1 DESIGNATION OF DOCUMENTS ........................................................................1
   1.2 RELATIONSHIP OF THE PARTIES .....................................................................1
   1.3 PRIORITY OF PROVISIONS OF THIS EXHIBIT ..........................................................1
   1.4 SURVIVORSHIP ....................................................................................1
2. TAX REPORTING PARTNER AND TAX MATTERS PARTNER .......................................................2
   2.1 TAX REPORTING PARTNER . .........................................................................2
   2.2 IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE ........................................2
3. INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS ..........................................................3
   3.1 TAX RETURNS .....................................................................................3
   3.2 FAIR MARKET VALUE CAPITAL ACCOUNTS ..............................................................3
   3.3 INFORMATION REQUESTS ............................................................................3
   3.4 BEST EFFORTS WITHOUT LIABILITY ..................................................................3
4. TAX AND FMV CAPITAL ACCOUNT ELECTIONS ...............................................................4
   4.1 GENERAL ELECTIONS ...............................................................................4
   4.2 DEPLETION .......................................................................................4
   4.3 ELECTION OUT UNDER CODE ss761(a) ................................................................4
   4.4 CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS.........................4
5. CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS ......................................................5
   5.1 CAPITAL CONTRIBUTIONS ...........................................................................5
   5.2 FMV CAPITAL ACCOUNTS ............................................................................5
6. PARTNERSHIP ALLOCATIONS .............................................................................6
   6.1 FMV CAPITAL ACCOUNT ALLOCATIONS .................................................................6
   6.2 TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS ............................................6
7. TERMINATION AND LIQUIDATING DISTRIBUTION ............................................................7
   7.1 TERMINATION OF THE PARTNERSHIP ..................................................................7
   7.2 BALANCING OF FMV CAPITAL ACCOUNTS ...............................................................8
   7.3 DEEMED SALE GAIN/LOSS CHARGE BACK ...............................................................8
   7.4 DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS .....................................8
   7.5 DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS ........................................................8
   7.6 FMV DETERMINATION ...............................................................................8
   7.7 FINAL DISTRIBUTION ..............................................................................8
8. TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE ......................................................9
   8.1 TRANSFER OF PARTNERSHIP INTERESTS ...............................................................9
   8.2 CORRESPONDENCE ..................................................................................9
9. ELECTIONS AND CHANGES TO ABOVE PROVISIONS ...........................................................9

STW DJOA - Exhibit "F"
                                        i

   9.1 OPERATOR NOT THE TRP ............................................................................9
   9.2 SPECIAL TAX ELECTIONS ...........................................................................9
   9.3 CHANGE OF MAJORITY FOR OTHER TAX ELECTIONS .....................................................10




JOA - Exhibit "F"
                                       ii

1.   GENERAL PROVISIONS

1.1  DESIGNATION OF DOCUMENTS.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereinafter referred to as the "Agreement;" and this exhibit is hereinafter referred to as the "Exhibit" or the "Tax Partnership Provisions" (the "TPPs"). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2  RELATIONSHIP OF THE PARTIES.

The parties to the Agreement shall be hereinafter referred to as "Party" or "Parties." The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Partnership." For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3  PRIORITY OF PROVISIONS OF THIS EXHIBIT.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4  SURVIVORSHIP.

1.4.1 Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.

1.4.2 Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income tax reporting.

1.4.3 These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.4.4 The effective date of these TPPs shall be the commencement of well cost sharing on the Prospect under the Agreement. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

JOA - Exhibit "F"

2.   TAX REPORTING PARTNER AND TAX MATTERS PARTNER


2.1  TAX REPORTING PARTNER.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner ("TRP") is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1, below. In the event of any change in the TRP, the Party serving as TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

     2.2  IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE.

     If the Partnership does not qualify for the "small partnership exception" from, or if the Partnership elects (see infra Elections at Secs. 4.1 and 9.2) to be subject to, ss.ss.6221 et seq., Subchapter C of Chapter 53 of Subtitle A (the "TEFRA rules") of the Internal Revenue Code (the "Code") the TRP shall also be the Tax Matters Partner as defined in Code ss.6231(a) (the "TMP") and references to the TRP shall then include references to the TMP and vice versa.

     2.2.1 The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.

     2.2.2 The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

     2.2.3 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

     2.2.4 Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code ss.6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

     2.2.5 If any Party intends to file a notice of inconsistent treatment under Code ss.6222(b), such Party shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party's intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is fled solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

     2.2.6 No Party shall file pursuant to Code ss.6227 a request for an administrative adjustment of partnership items (the "RFAA") without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30)

JOA - Exhibit "F"
     days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

     2.2.7 Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code ss.ss.6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit, If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.


3.   INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS


3.1  TAX RETURNS.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2  FAIR MARKET VALUE CAPITAL ACCOUNTS.

The TRP shall establish and maintain for each Party fair market value ("FMV") capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party's FMV capital accounts as of the end of the return period.

3.3  INFORMATION REQUESTS.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date .(including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code ss.6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code ss.6050K (a) (see also Sec. 8.1).

3.4  BEST EFFORTS WITHOUT LIABILITY.

The TRP and the other Party(ies) shall use its/their best efforts to comply with responsibilities outlined in this Section, and with respect to the service as TMP as outlined Sec. 2.2, and in doing so shall incur no liability to any other Party.

JOA - Exhibit "F"

4. TAX AND FMV CAPITAL ACCOUNT ELECTIONS


4.1  GENERAL ELECTIONS.

For both income tax return and capital account purposes, the Partnership shall elect:
a) to deduct when incurred intangible drilling and development costs ("IDC");
b) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c) the accrual method of accounting;
d) to report income on a calendar year basis; and the Partnership shall also make any elections as specially noted in Sec. 9.2, below.

4.2  DEPLETION.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. s.s. 1.704-1
(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec. 9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code s.s.612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TRP.

4.3  ELECTION OUT UNDER CODE s.s.761(a).

4.3.1 The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filing date or the due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an efective election-out the TRP's rights and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2 After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which would terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulatve gas balancing method as described in Treas. Reg. s.s. 1.761-2(d)(2).


4.4  CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS.

Unless stipulated diferently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the afirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.


JOA - Exhibit "F"

5.   CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. ss.1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1  CAPITAL CONTRIBUTIONS.

The respective capital contributions of each Party to the Partnership shall be
(a) each Party's interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party's agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2  FMV CAPITAL ACCOUNTS.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1 The FMV capital account of a Party shall be increased by:
(i) the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);
(ii) that Party's share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii) that Party's share of any Code ss.705(a)(1)(B) item.

5.2.2 The FMV capital account of a Party shall be decreased by:
(i) the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject);
(ii) that Party's Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii) that Party's share of any Code ss.705(a)(2)(B) item.

5.2.3 "FMV" when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of 5.2.1, to equal the adjusted tax basis, as defined in Code ss.1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4 As provided in Treas. Reg. ss.1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. ss. 1.7041 (b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

JOA - Exhibit "F"

6.   PARTNERSHIP ALLOCATIONS


6.1  FMV CAPITAL ACCOUNT ALLOCATIONS.
Each item of income, gain, loss, or deduction shall be allocated to each Party as follows:

6.1.1 Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties' FMV capital accounts.

6.1.2 Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.

6.1.3 Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset.

6.1.4 Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.

6.1.5 Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6 Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage or fractional interests under the Agreement.

6.1.7 Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

6.1.8 Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.

6.2  TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS.

6.2.1 Unless otherwise expressly provided in this Sec. 6.2, the allocations of the Partnership's items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Sec. 6.1. However, the Partnership's gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec. 6.1, if any, is allocated to the contributing Party to the extent of such Party's pre-contribution gain or loss.

JOA - Exhibit "F"

6.2.2 The Parties recognize that under Code ss.613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party's share of adjusted tax basis in each oil and gas property shall be equal to its contribution to adjusted tax basis of such property.

6.2.3 Under Code ss.613A(c)(7)(D) gain or loss on the disposition of an oil and c property is to be computed separately by each Party. According to Treas. Reg. ss.1.701-(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount It represents recovery of adjusted simulated depletion basis is allocated (without be credited to the capital accounts) to the Parties in the same proportion as the aggregate; simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4 Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5 In accordance with Treas. Reg. ss.1.1245-1(e), depreciation recapture shall allocated, to the extent possible, among the Parties to reflect their prior sharing of depreciation.

6.2.6 In accordance with the principles of Treas. Reg. ss.1.1254-5, any recapture of II is determined and reported by each Party separately. Similarly, any recapture depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7 For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in this Section 6.2 constitute a "reasonable method" of allocating gain or loss under Treas. Reg. ss.1.704-3(a)(1).

6.2.8 Take-in-kind.
If checked "Yes" in Sec. 9.2, below, each Party has the right to determine the market its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership c shall be allocated to the Party whose production is so marketed.

7.   TERMINATION AND LIQUIDATING DISTRIBUTION

7.1  TERMINATION OF THE PARTNERSHIP.

7.1.1 Upon termination, as provided in Code ss.708(b)(1)(A), the business shall wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety
(90) days after the d of such termination). The assets shall be valued and distributed to the Parties in order provided in Secs. 7.1.2, 7.5, and 7.7.

7.1.2 First, all cash representing unexpended contributions by any Party and property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.

JOA - Exhibit "F"

7.2  BALANCING OF FMV CAPITAL ACCOUNTS.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in on to cause the ratios of the Parties' FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party's FMV capital account represented by a fraction, the numerator of which is the Party's FMV capital account balance and the denominator of which is the sum of all Parties' FMV capital account balances. This is hereafter referred to as the "balancing of the FMV capital accounts" and, when completed, the FMV capital accounts of the Parties shall be referred to "balanced."

7.3  DEEMED SALE GAIN/LOSS CHARGE BACK.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated accordance with Secs. 6.1.5 and 6.1.6.

7.4 DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS.

If hereafter a Party has a negative FMV capital account balance, that is a balance less than zero, in accordance with of Treas. Reg. ss.1.704-1(b)(2)(ii)(b)(3) such Part obligated to contribute, by the end of the taxable year or, if later, within 90 days from Partnership's liquidation, an amount of money to the Partnership sufficient to achieve zero balance FMV capital account (the "Deficit Make-Up Obligation"). Moreover, Party may contribute an amount of cash to the Partnership to facilitate the balancing the FMV capital accounts. If after these adjustments the FMV capital accounts are balanced, Secs. 7.5 shall apply.

7.5  DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS.

7.5.1 If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose balancing the FMV capital accounts.

7.5.2 Distribution of undivided interests.
Unless Sec. 7.5.1 applies, an undivided interest in each and every property shall distributed to one or more Parties in accordance with the ratios of their FMV cap accounts.

7.6  FMV DETERMINATION.

If a property is to be valued for purposes of balancing the capital accounts and making a distribution under this Sec. 7, the Parties must first attempt to agree on the FMV of property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7  FINAL DISTRIBUTION.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs. 7 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

JOA - Exhibit "F"

8.   TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE

8.1  TRANSFER OF PARTNERSHIP INTERESTS.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within weeks after such transfer.

8.2  CORRESPONDENCE.

All correspondence relating to the preparation and filing of the Partnership's income tax returns and capital accounts shall be sent to:

                      (Attach separate list, if necessary)
================================================================================

 TRP                                           "Attention to:" reference
--------------------------------------------------------------------------------
 Chevron U.S.A. Inc.                           Attention: Partnership Compliance
 P. O. Box 6028
 San Ramon, CA 94583-0728
================================================================================
 Other Parties:
================================================================================
 Company                                       Attention:
--------------------------------------------------------------------------------
================================================================================




9.   ELECTIONS AND CHANGES TO ABOVE PROVISIONS


9.1 OPERATOR NOT THE TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate "N/A") _______________ N/A______________ is designated as TRP.

9.2 SPECIAL TAX ELECTIONS.

With respect to Sec. 4.1, the Parties agree (if not applicable insert "N/A" or strike):


=========================================================================================================
e) that the Partnership shall elect to account for dispositions of depreciable                NO
assets under the general asset method to the extent permitted by Code ss. 168(i)(4);
---------------------------------------------------------------------------------------------------------
f) that the Partnership shall elect under Code ss.754 to adjust the basis                     Upon
of Partnership property, with the adjustments provided in Code ss.734 for a                   any
distribution of property and in Code ss.743 for a transfer of a partnership                   Party's
interest. In case of distribution of property the TRP shall adjust all tax basis              written
capital accounts. In the case of a transfer of a partnership interest the                     requet
acquiring party (ies) shall establish and maintain its (their) tax basis capital account(s);
---------------------------------------------------------------------------------------------------------
g) that the Partnership shall elect under Code ss.6231 to be subject to the TEFRA rules.      NO
=========================================================================================================
=========================================================================================================
With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall              NO
use simulated percentage depletion instead of simulated cost depletion.
=========================================================================================================

JOA - Exhibit "F"

=========================================================================================================
With respect to Sec. 5.2.4, under the rules of Treas. Reg. ss. 1.704-1                   NO
(b)(2)(IV)(f) the N Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said -1
(b)(2)(iv) (f) regulations.
---------------------------------------------------------------------------------------------------------
With respect to Sec. 6.2.8, the income attributable to take-in-kind                      NO
production will be reflected on the tax return.
=========================================================================================================
     With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as "N/A" if not applicable; use separate sheet if necessary)
=========================================================================================================
Property Description                                                                     FMV
---------------------------------------------------------------------------------------------------------
N/A                                                                                     $_________
---------------------------------------------------------------------------------------------------------
=========================================================================================================


     9.3  CHANGE OF MAJORITY FOR OTHER TAX ELECTIONS.

     Instead of the Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) ==============
     ======================




                                     THE END






JOA - Exhibit "F"

                                   Exhibit "G"

 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the ______day of _________, 20____, between Chevron U.S.A. Inc.,
   Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering ________________Block _____________, Federal Offshore, Gulf of Mexico


                        MEMORANDUM OF OPERATING AGREEMENT
                        ---------------------------------
                             AND FINANCING STATEMENT
                             -----------------------
                                   (LOUISIANA)

                To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 6.0 herein.


1.0 This Memorandum of Operating Agreement and Financing Statement (Louisiana) (this "Memorandum") is effective as of the effective date of the Offshore Operating Agreement referred to in Paragraph 2.0 below and is executed by the undersigned, duly authorized representative of ___________________, a ____________________ corporation, whose taxpayer identification number is
     ____________________ and whose address is ________________________(the
     "Operator"), and the undersigned, duly authorized representative of ____________________, a ________________ limited liability company, whose taxpayer identification number is ____________________ and whose address is _____________________ and the undersigned, duly authorized representative of ______________, a __________________ limited liability company, whose taxpayer identification number is ___________________ and whose address is _______________________ (the "Non-Operating Parties").

2.0 The Operator and the Non-Operating Parties are parties to that certain Offshore Operating Agreement dated effective ________________ (the "Operating Agreement") which Operating Agreement provides for the development and production of crude oil, natural gas and associated substances from the OCS block(s), or portions thereof, described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum, or covered by the Leases (hereinafter called the "Contract Area") and which designates ________________, as the Operator, to conduct such operations for itself and the Non-Operating Parties.

3.0 Among other provisions, the Operating Agreement (a) provides for certain liens, mortgages, pledges and security interests to secure payment by the parties of their respective share of costs and performance of other obligations under the Operating Agreement, (b) contains an Accounting Procedure, which establishes, among other things, interest to be charged on indebtedness, certain costs, and other expenses under the Operating Agreement at the rate set forth therein, (c) includes non-consent clauses which establish that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest in production until the carrying consenting parties recover their costs of such operations plus a specified amount, (d) grants each party to the Operating Agreement the right to take in kind its proportionate share of all oil and gas produced from the Contract Area, and (e) includes a volumetric Gas Balancing Agreement which is attached as Exhibit "E" to the Operating Agreement.

4.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in this Memorandum.

5.0 In addition to any other security rights and remedies provided for by law with respect to services rendered or materials and equipment furnished under the Operating Agreement, for and in consideration of the covenants

STWDJOA - Exhibit "G
     and mutual undertakings of the Operator and the Non-Operating Parties set forth in the Operating Agreement, the Operator and the Non-Operating Parties hereby agree as follows:



     5.1 Each Non-operator hereby grants to the Operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area, (b) the Hydrocarbons in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area. This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If any Non operator does not pay such costs and other expenses or perform its obligations under the Operating Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

          The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in the Operating Agreement] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to the Operating Agreement.


     5.2 To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to the Operating Agreement, each Non operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property, whether movable


STWDJOA - Exhibit "G"
          or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Non operators in and to the oil and gas produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. To the extent susceptible under applicable law, the security interest granted by each Non operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Contract Area, or the Hydrocarbons produced from or attributable to the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:


          (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and commoditization agreements, assignments, and subleases, whether or not described on Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and commoditization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

          (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and

          (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area.

     5.3 This Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of Chapter 9 of the Louisiana Commercial Laws, La. R.S. 10:9-101 et seq. (the "Uniform Commercial Code," as adopted in the State of Louisiana) and, as such, for the purposes of the security interest in favor of the Operator, may be filed for record in the office of the Clerk of Court of any parish in the State of Louisiana, with the Operator being the secured party and the Non-Operating Parties being the debtors with respect to such filing.

STWDJOA - Exhibit "G"

     5.4 The Operator hereby grants to each Non-operator a mortgage, hypothec, and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area; (b) the Hydrocarbons in, on, under, and that my be produced from the lands within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Contract Area. This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. if the operator does not pay such costs and other expenses or perform its obligations under the Operating Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Non-operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

          The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under the Operating Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in the Operating Agreement] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

     5.5 To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to the Operating Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Contract Area or included within the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind

STWDJOA - Exhibit "G"
          or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the Hydrocarbons produced from or attributable to the Contra Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contra Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles, and interests of the Operator in all movable property now or hereafter located upon used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Contra Area, the Hydrocarbons produced from or attributable to the Contract Area, whether now owned. and existing or hereafter acquired or arising, including, without limitation, interests of the Operator in any partnership, tax partnership, limited partnership association, joint venture, or other entity or enterprise that holds, owns, or controls a interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contras agreements, permits, licenses, rights-of-way, and similar rights and privileges that rely to or are appurtenant to the Contract Area, including the following:


          (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under order regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include or any portion of the Contract Area;

          (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing a future advance payment agreements, and oil, casinghead gas, and gas salt exchange, and Development contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1" to the extent, and only to the extent, those contracts and agreements cover include all or any portion of the Contract Area; and

          (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to are appurtenant to any of the Contract Area.

     5.6 For the purposes of the security interest in favor of each Non-Operating Party, this Memorandum (including a carbon, photographic, or other reproduction thereof a hereof) may be filed as a non-standard form of financing statement pursuant to t Uniform Commercial Code in the office of the Clerk of Court of any parish in the State Louisiana, with each Non-Operating Party being the secured parties and the Opera being the debtor with respect to such filing.

6.0 To serve as notice of the existence of the Operating Agreement as a burden on the title of the Operator and for the Non-Operating Parties to their interests in and to the Contract Area and purposes of satisfying otherwise relevant recording and filing requirements of applicable law, this Memorandum is to be filed or recorded, as the case may be, in (a) the


STWDJOA - Exhibit "G"
     conveyance records of the parish or parishes in which the offshore blocks covered by the Contract Area are located or adjacent pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and
     (c) the appropriate Uniform Commercial Code records. All parties to the Operating Agreement are identified on Attachment "1" hereto.

7.0 If performance of any obligation under the Operating Agreement or payment of any indebtedness created thereunder does not occur or is not made when due under the Operating Agreement or upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each party to the Operating Agreement and any successor to such par by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in the Operating Agreement in the manner provided by law and to exercise rights of a secured party under the Uniform Commercial Code.

8.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness arising thereunder, the Operator, on behalf of all parties to the Operating Agreement, shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum executed by all parties to the Operating Agreement. Upon the filing of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, at any time prior to the filing of such release an termination instrument, each of the Operator and the Non-Operating Parties shall have the right to (i) file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum and (ii) reinscribe this act in the appropriate mortgage records.

9.0 It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term, or provision held to be invalid.

10.0 This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

11.0 A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

12.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording in each of the records described in Paragraph 6 above, duplicate copies of this Memorandum with individual signature pages attached thereto may be filed of record, one copy of each to be indexed in the name of the Operator, as grantor, and one copy of each to be indexed in the name of each Non-Operating Party, as grantor, and duplicate copies of this Memorandum with individual signature pages attached thereto may be fled in the appropriate Uniform Commercial Code records, one filing for the Operator, as secured party, and another filing for the Non-Operating Parties, as secured parties. The respective addresses of the Operator, as both secured party and debtor, and the Non-Operating Parties, as both debtors and secured parties, at which information with respect to the security interests created in the Operating Agreement may be obtained, are set forth in Paragraph 1.0 of this Memorandum.

STWDJOA - Exhibit "G"

13.0 The Operator and the Non-Operating Parties hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any instrument or take any action necessary or appropriate to effectuate the terms of the Operating Agreement or any Exhibit, instrument, certificate or other document pursuant thereto.

14.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, an specific enumeration shall not exclude the general, but shall be construed as cumulative.




STWDJOA - Exhibit "G"

EXECUTED on the dates set forth below each signature but effective as of the ____day of 20___.

                                                OPERATOR:
                                                ---------

WITNESSES:

                                                ---------------------------

                                                By:
---------------------                               -----------------------
                                                Title:
                                                      ---------------------
                                                Date:
 --------------------                                ----------------------


                                                NON-OPERATING PARTY:
                                                ---------------------------

WITNESSES:


                                                By:
---------------------                               -----------------------
                                                Title:
                                                      ---------------------
                                                Date:
---------------------                                ----------------------


                                                NON-OPERATING PARTY:
                                                ---------------------------

WITNESSES:


                                                By:
---------------------                              ------------------------
                                                Title:
                                                      ---------------------
                                                Date:
---------------------                                ----------------------




STWDJOA - Exhibit "G"

                                 ACKNOWLEDGMENT

                                    OPERATOR:

STATE OF ___________

PARISH/COUNTY OF ___________

     On this _______________ day of __________, 200 _______, before me, appeared
_______________, to me personally known, who, being by me duly sworn, did say that he is the _______________ of ____________, a _______________ corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that _______________ acknowledged the instrument to be the free act and deed of the corporation.




                                                   ---------------------------
                                                   NOTARY PUBLIC in and for
                                                   the State of _______________

My Commission expires:
                       -------------------



                                 ACKNOWLEDGMENT

                               NON-OPERATING PARTY


STATE OF ____________

PARISH/COUNTY OF _________


     On this _________ day of __________, 20 _____, before me, appeared ______
_______________, to me personally known, who, being by me duly sworn, did say that he is the _______________________ of ___________________, a ____________
limited liability company, and that the foregoing instrument was signed on behalf of the company by authority of its members and that ____________ acknowledged the instrument to be the free act and deed of the limited liability company.





                                                  ---------------------------
                                                  NOTARY PUBLIC in and for
                                                  the State of _______________


My Commission expires:
                       -------------------




STWDJOA - Exhibit "G"

                               NON-OPERATING PARTY



STATE OF ___________

PARISH/COUNTY OF ___________



     On this _________ day of __________, 20 _____, before me, appeared ______
_______________, to me personally known, who, being by me duly sworn, did say that he is the _______________________ of ___________________, a ____________
limited liability company, and that the foregoing instrument was signed on behalf of the company by authority of its members and that ____________ acknowledged the instrument to be the free act and deed of the limited liability company.




                                                  ---------------------------
                                                  NOTARY PUBLIC in and for
                                                  the State of _______________

My Commission expires:
                       -------------------




STWDJOA - Exhibit "G

                          ATTACHMENT "1" TO EXHIBIT "G"

                       Attached to and made a part of the
      Memorandum of Operating Agreement and Financing Statement (Louisiana)
                  effective ___________________, by and between
                       _________________, as Operator, and
                   _________________________, as Non-Operator.


1.   DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA
     --------------------------------------------------------


II.  OPERATOR
     ---------


III. PARTIES, REPRESENTATIVES, ADDRESSES, AND INTERESTS CONTRIBUTED
     --------------------------------------------------------------




STWDJOA - Exhibit "G"

                                   Exhibit "H"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the _____day of ______, 20____, between Chevron U.S.A. Inc.,
   Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering _____________Block _____________, Federal Offshore, Gulf of Mexico


                          Dispute Resolution Procedure
                          ----------------------------



1.   OVERVIEW
     --------

     A. Description and Goals. Arbitration as used in this statement is a procedure whereby an Arbitration Panel ("Panel") resolves any claim(s), controversy(ies) or dispute(s) between Chevron U.S.A. Inc., Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation (hereinafter referred to singularly as "Party" and collectively as "Parties") arising out of, relating to or in connection with each Party's respective Exploration Participation Agreement (hereinafter "Agreement") including the interpretation, validity, termination or breach thereof.

          (i) Binding. The arbitration process is binding on the Parties and this arbitration is intended to be a final resolution of the dispute(s) between the Parties as described above, to the same extent as a final judgment of a court of competent jurisdiction. Each Party hereby expressly covenants that it shall not resort to court remedies except as provided for herein, and for preliminary relief in aid of arbitration.

          (ii) Violation. A Party who violates the covenants in Section IA. (i) shall pay all legal costs incurred by the other Party in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in Section IA. (i) shall be instituted in the United States District Court for the Eastern District of Louisiana, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

     B. Duty to Negotiate. The Parties shall inform one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a dispute in connection with the Agreement. The Parties will attempt to resolve satisfactorily any such matters.

     C. Notice of Unresolved Dispute. Should a dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the dispute with supporting documentation as to the circumstances leading to the dispute (the "Notice of Dispute"). The Parties, within ten (10) Business Days from delivery of such notice, shall then each appoint a management representative ("Management Representative") who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate and settle the dispute. The Management Representative for each Party shall meet and confer as often as they deem reasonably necessary for a period not exceeding thirty (30) days following the delivery of the Notice of Dispute in good faith negotiations to resolve the dispute amicably. The parties in their sole discretion may also agree to utilize the service of a mediator pursuant to a joint engagement. Unless otherwise provided herein, all such notices shall be served in accordance with the provisions of the Agreement.

STWDJOA - Exhibit "H"

II.  ARBITRATION PROCESS
     -------------------

     A. Arbitration. If the Parties are unable to resolve the dispute within thirty (30) days following the receipt of the Notice of Dispute, the matter shall be submitted to arbitration in accordance with the procedures set forth below.

     B. Initiation of Arbitration. The arbitration shall be initiated by either party delivering to the other aNotice of Intention to Arbitrate as provided for in Section 6 of the Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association (collectively, the "AAA Guidelines")

     C. Governing Procedures. Except as expressly provided herein, the arbitration shall be conducted in accordance with applicable New York law regarding arbitration. To the extent that a matter is not addressed by this Agreement or New York law, the arbitration shall be conducted with reference to the AAA Guidelines. The action of a majority of the members of the arbitration Panel shall govern and their decision in writing shall be final and binding on the Parties hereto.

          (i) Conflicts. In the event of a conflict between the AAA Guidelines and this Dispute Resolution Procedure, this Procedure shall govern.

          (ii) Governing Law. The Panel shall apply the governing substantive law chosen by the Parties the Agreement.

     D. Arbitration Panel. There shall be three arbitrators, all of whom shall be independent and impartial, and experienced in arbitration proceedings. For those disputes involving the transfer of, or title to, any real property rights or interests, including but not limited to mineral rights, or involving the development of a mineral interest or the marketing of mineral production, each arbitrator shall be experienced in the oil and gas industry and knowledgeable or specializing as to the subject matter involved in the dispute. The arbitrators shall be chosen as follows: each Party shall have thirty (30) days from the delivery of a Notice of Intention to Arbitrate to designate an arbitrator and notify the other Party of the name of such arbitrator. If such other Party shall fail to name a second arbitrator within thirty (30) days, then the Party who first served the notice may, within three (3) days after written notice to the other Party, apply to the American Arbitration Association as the Appointing Authority, for the appointment of such second arbitrator for or on behalf of the other Party, and in such case the arbitrator appointed by the Appointing Authority shall meet the criteria set forth in this Section II.D. and shall act as if named by the other Party.

          (1) Selection of Third Arbitrator. The two (2) arbitrators chosen as provided for above shall, within thirty (30) days after the appointment of the second arbitrator, choose the third arbitrator who shall meet the criteria set forth in this Section II.D., and in the event of their failure to do so within said thirty (30) days, either of the Parties hereto may in like manner, within three (3) days after written notice to the other Party, apply to the Appointing Authority for the appointment of a third arbitrator. The third arbitrator shall then disclose any and all conflicts of interest and any business relationship that he or she has with any Party. Following that disclosure, the Parties shall agree to appoint the chosen third arbitrator or to continue the selection process in the same manner. The three (3) arbitrators selected shall constitute the Panel. The third arbitrator shall serve as Chairman of the Panel.

          (ii) Conflicts. All arbitrators, prior to their appointment shall disclose to the Parties, and to the other members of the Panel all actual or perceived conflicts of interest and business relationships involving the dispute or the Parties, including but not limited to, any professional c relationships, present or past, with any Party (or its affiliates), including any Party's (or its affiliates) directors, officers, and supervisory personnel and counsel. Any Party may challenge in writing the appointment or continued service of any arbitrator for lack of independence, partiality, or any other cause likely to impair such arbitrator's ability to effectively participate in the proceedings or render a fair and equitable decision. Where such challenge is made, the Appointing Authority shall uphold or dismiss the challenge. In the event a challenge is upheld, the arbitrator as to whom the challenge was upheld



STWDJOA - Exhibit "H"
     shall cease to be a member of the Panel. A replacement will be selected in the same manner as the original arbitrator was selected. If an arbitrator resigns or becomes unable or unwilling to continue to serve on the Panel, a replacement shall be selected in the same manner as that arbitrator was chosen.

          (iii) Multi-Party Arbitrations. Where more than two Parties are involved in the dispute ("Multi-Party Arbitration"), all Parties shall jointly name and agree as the appointment of the two arbitrators meeting the criteria set forth in Section II.D. above. The third arbitrator shall be appointed as set forth in Section ll.b. (i) above. If the Parties cannot agree as to the choice of the two arbitrators within the said thirty (30) days, either of the Parties hereto may in like manner, within three (3) days after written notice to the other Party, apply to the Appointing Authority for the appointment of the two arbitrators meeting the criteria set forth in Section II.D. above.

          (iv) Management of the Arbitration. The Panel shall actively manage the proceedings as it deems best so as to make the same expeditious, economical, and less burdensome and adversarial than litigation.

     E. Confidentiality. All documents, briefs, testimony, transcripts, as well as, all Panel decisions shall be confidential, except that, upon prior written consent of both Parties, such information may be divulged to third parties who agree in writing to keep such information confidential if such disclosure is deemed necessary pursuant to common business practice or is required by law. Likewise, the views, suggestions, admissions, proposals, and other information exchanged in the arbitration are confidential and are inadmissible in any other proceeding.

     F. Costs and Expenses. Each side shall be solely responsible for all costs, fees and expenses incurred by its party-appointed arbitrator. The fees, costs, and expenses of the third arbitrator and any other incidental costs incurred in connection with the arbitration proceeding shall be borne equally by the Parties. Each Party is solely responsible for its own attorneys' fees and expenses incurred in the arbitration. In the event of a Multi-Party arbitration, all costs and expenses shall be borne equally by all Parties.

     G. Submissions. Within thirty (30) days after the selection of the Panel, each Party shall provide the Panel with a short and plain submission defining the issues to be decided and the nature of the relief that the Panel may award (the "Submission"). This Submission shall explicitly authorize the Arbitration Panel to decide these issues. This authorization shall stay in force for six (6) months from this Submission. If the Parties are unable to reach consensus as to the issues involved, the Panel in its sole discretion shall frame the issues through a reasonable procedure. The Panel will render decisions on the specific issues established and shall fashion any remedy that the Panel deems appropriate so long as that remedy is consistent with the Parties' Submissions hereunder. Any money judgment entered by the Panel shall be payable in U.S. dollars.

     H. Transcriptions. The presentations and argument will be transcribed for the benefit of the Panel and the Parties.

     I. Discovery. Commencing thirty (30) days after the receipt of the opposing Party's Submission, each Party may serve upon the other Party up to fifteen (15) requests for the production of documents, including sub-parts. The requests shall be made in good faith and not be served for the purpose of delay or harassment. Each request shall describe the type of document(s) sought and each request shall be limited to documents that are relevant to a claim or defense in the arbitration proceeding, or reasonably calculated to lead to the discovery of admissible evidence. The requests need not be served all at once but may be served in stages.

          (i) The Party served with a request under this provision shall provide the adverse Party with copies of the requested documents, and identify the request to which each document is responsive, within twenty (20) days of the receipt of the request. If the Party served with a request objects to

STWDJOA - Exhibit "H"
     the production of any of the requested documents, it shall nevertheless produce within the permitted time all documents responsive to any request that is not objected to by that Party.

          (ii) A Party that is served with a request may challenge the propriety of the request within the time permitted for response by a short written objection which shall be forwarded to the adverse Party and to each member of the Panel. The adverse Party shall submit its response, if any, to the objecting Party and each member of the Panel within five (5) days of receipt of the objection. The Panel shall consider the request, the objection, and the response, if any, and decide whether the production shall be allowed or denied or whether the request should be modified within ten (10) days after the submission of the adverse Party's response.

     J. Presentations. No later than twenty-five (25) days prior to the date that presentations to the Panel are to begin, each Party will submit to the Panel and serve on the other Party a written position statement. The original statement of each Party shall not exceed thirty-five (35) typewritten letter-sized pages. Each Party shall have the right to submit reply statements no later than fifteen (15) days prior to the date of the presentation. Such reply statements shall not exceed fen (15) typewritten letter-sized pages.

          (i) All documents and affidavits that a Party intends to use during its presentation shall be submitted to the Panel and served on the other Party with the position and reply statements. All demonstrative exhibits shall be exchanged five (5) days in advance of the presentations.

          (ii) The presentations to the Panel shall extend for such time as the Panel agrees to be appropriate. In the absence of any agreement, the presentations for both Parties shall extend for no longer than two (2) days and shall be concluded within six (6) months after selection of the Panel. Presentations of each Party shall occur successively with no intervening delay.

          (iii) Each Party shall make an oral and/or documentary presentation of its position in such order and in accordance with the time schedule established by the Panel. The Panel may question each of the presenters during or following any and all presentations.

The Panel shall determine a reasonable time and location for the presentations.

     K. Decision and Award. The Panel shall promptly (within sixty (60) days of conclusion of the presentations or such longer period as the Parties may mutually agree) determine the claims of the Parties and render their final decision in writing. All decisions and awards shall be decided by a majority of the Panel. The decision shall state with specificity the findings of fact and conclusions of law on which it rests. The decision rendered by the Panel may be enforced in any federal court having jurisdiction to do so and may only be appealed pursuant to Section L below. The decision shall be served upon each of the Parties by facsimile transmission and by first class mail. If there be no majority as to any part of the award, such part of the award shall be made by the third arbitrator.

          (i) If applicable law allows pre-award interest, the Panel may, in their discretion, grant pre-award interest and, if so, such interest may be at commercial rates during the relevant period. The Panel may award all or a part of a Party's reasonable attorney's fees and costs of arbitration, taking into account the final result of the arbitration, the conduct of the Parties and their counsel in the course of the arbitration, and other relevant factors. The Panel shall not award consequential or punitive damages.

          (ii) Within ten (10) days of receipt of the award either side may submit a Motion to Modify the award. A response shall be due within fifteen
     (15) days thereafter and the Panel shall rule thereon within fifteen (15) days after receipt of the response.

          (iii) Judgment on the award may be entered in a United States District Court for the federal district within which the decision was made at any time within one year after the decision is made.



STWDJOA - Exhibit "H"

     L. Vacation of Award and Appeal. The Parties agree that an award made by the Panel may only be vacated or confirmed by a federal court of proper jurisdiction as established above. The Parties agree that an award made by the Panel may be vacated by a court only if the award was procured by or through fraud or corruption or because the Panel refused to hear evidence material to the controversy or otherwise so conducted the hearing as to substantially prejudice the rights of a Party. An appeal from an order or judgment pursuant to this Section II.L. shall be instituted in the United States District Court for the Eastern District of Louisiana. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of the court in any such suit, action or proceeding. Each Party agrees that a remedy at law for a violation of this Section II.L. may not be adequate and therefore agrees that the remedies of specific performance and injunctive relief shall be available in the event of any violation in addition to any other right or remedy at law or in equity to which any Party may be entitled.

     M. Res Judicata. To the extent permitted by law, any decision of the Panel shall not be res judicata or have any binding effect in any unrelated litigation or arbitration.




STWDJOA - Exhibit "H"

                                   Exhibit "I"


 Attached to and made a part of that certain Offshore Operating Agreement dated effective as of the _________day of _____ , 20 ___, between Chevron U.S.A. Inc.,
   Dominion Exploration & Production, Inc. and Ridgewood Energy Corporation, covering ________________Block _____________, Federal Offshore, Gulf of Mexico


                               ARTICLE 8.6 ET SEQ.
                            SHELF OPERATING AGREEMENT
                                   (LOUISIANA)

         Security Rights; Default; Unpaid Charges; Carved-out Interests.

8.6  Security Rights (LA).

     In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

     8.6.1 Mortgage in Favor of the Operator.

     Each Non-operator hereby grants to the Operator a mortgage, hypothec, and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area, (b) the Hydrocarbons in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.
     This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees,
     (C) court costs, and (D) other directly related collection costs. If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of Hydrocarbon production until the amount owed has been paid. The operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

STWDJOA - Exhibit "I"

     The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.6.1.4 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

          8.6.1.1 Security Interest in Favor of the Operator.

          To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead),
          (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or .hereafter placed on the lands or offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Non-operators in and to the oil and gas produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers:
          (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the

STWDJOA - Exhibit "I"
          rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Contract Area, or the Hydrocarbons produced from or attributable to the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:

               1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

               2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and 3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area.

          8.6.1.2 Mortgage in Favor of the Non-operators.

          The Operator hereby grants to each Non-operator a mortgage, hypothec,


STWDJOA - Exhibit "I"
          and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area; (b) the Hydrocarbons in, on, under, and that my be produced from the lands within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Contract Area.

               This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non operators shall have the additional right to notify the purchaser or purchasers of the Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Non-operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator. The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as


STWDJOA - Exhibit "I"
               such term is defined in Article 8.6.1.4 hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

          8.6.1.3 Security Interest in Favor of the Non-operators.

               To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or ofshore blocks covered by the Contract Area or included within the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the ofshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the Hydrocarbons produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Contract Area, the Hydrocarbons produced from or attributable to the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:


STWDJOA - Exhibit "I"

               (a} all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

               (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and Development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and

               (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Contract Area.

     8.6.1.4 Recordation.

          To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "G" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate. The Parties authorize the Operator to file the Memorandum of Operating Agreement and Financing Staterrient (Louisiana) in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement. Upon the acquisition of a leasehold interest in the Contract Area, the Parties shall, within five business


STWDJOA - Exhibit "I"
          days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest. Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.
          The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Contract Area or contained within the Contract Area pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

     8.6.2 Default.

     If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default. A Party in default shall have no further access to the rig, Platform or Development Facilities, any Confidential Data or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings. A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares. As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

     8.6.3 Unpaid Charges.

     If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit "C" or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of this Article 8.6, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay. if such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights


STWDJOA - Exhibit "I"
     granted by this Agreement. The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise afect the security rights granted herein. In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise the Power of Sale provided for herein, if applicable, and to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Contract Area is located or such other states as such Party may deem appropriate. The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party. In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working interest bears to the total non-defaulting Working Interests. Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

     8.6.4 Carved-out Interests.

     Any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its Hydrocarbon production pursuant to this Article 8.6 are insuficient to pay such costs and expenses, then subject to the provisions of Article 16.2, the security rights provided for in this Article 8.6 may be applied against the carved-out interests with which the defaulting or nonperforming Party's interest in the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by this Article 8.6.






STWDJOA - Exhibit"I"

                                   EXHIBIT "F"
                                   -----------


Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation

                          Dispute Resolution Procedure
                          ----------------------------



I.   OVERVIEW
     --------

     A. Description and Goals. Arbitration as used in this statement is a procedure whereby an Arbitration Panel ("Panel") resolves any claim(s), controversy(ies) or dispute(s) between Chevron U.S.A. Inc and Ridgewood Oil & Gas Corporation (hereinafter referred to singularly as "Party" and collectively as "Parties") arising out of, relating to or in connection with the Exploration Participation Agreement (hereinafter "Agreement") including the interpretation, validity, termination or breach thereof.

          (i) Binding. The arbitration process is binding on the Parties and this arbitration is intended to be a final resolution of the dispute(s) between the Parties as described above, to the same extent as a final judgment of a court of competent jurisdiction. Each Party hereby expressly covenants that it shall not resort to court remedies except as provided for herein, and for preliminary relief in aid of arbitration.

          (ii) Violation. A Party who violates the covenants in Section I.A.(i) shall pay all legal costs incurred by the other Party in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in Section I.A.(i) shall be instituted in the United States District Court for the Eastern District of Louisiana, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

     B. Duty to Negotiate. The Parties shall inform one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a dispute in connection with the Agreement. The Parties will attempt to resolve satisfactorily any such matters.

     C. Notice of Unresolved Dispute. Should a dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the dispute with supporting documentation as to the circumstances leading to the dispute (the "Notice of Dispute"). The Parties, within ten (10) Business Days from delivery of such notice, shall then each appoint a management representative ("Management Representative") who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate and settle the dispute. The Management Representative for each Party shall meet and confer as often as they deem reasonably necessary for a period not exceeding thirty (30) days following the delivery of the Notice of Dispute in good faith negotiations to resolve the dispute amicably. The parties in their sole discretion may also agree to utilize the service of a mediator pursuant to a joint engagement. Unless otherwise provided herein, all such notices shall be served in accordance with the provisions of the Agreement.

Chevron/Ridgewood EPA 2006
Exhibit F - ST/WD EPA EXHIBIT F.doc

II.  ARBITRATION PROCESS
     -------------------

     A. Arbitration. If the Parties are unable to resolve the dispute within thirty (30) days following the receipt of the Notice of Dispute, the matter shall be submitted to arbitration in accordance with the procedures set forth below.

     B. Initiation of Arbitration. The arbitration shall be initiated by either party delivering to the other a Notice of Intention to Arbitrate as provided for in Section 6 of the Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association (collectively, the "AAA Guidelines")

     C. Governing Procedures. Except as expressly provided herein, the arbitration shall be conducted in accordance with applicable New York law regarding arbitration. To the extent that a matter is not addressed by this Agreement or New York law, the arbitration shall be conducted with reference to the AAA Guidelines. The action of a majority of the members of the arbitration Panel shall govern and their decision in writing shall be final and binding on the Parties hereto.

               (i) Conflicts. In the event of a conflicts between the AAA Guidelines and this Dispute Resolution Procedure, this Procedure shall govern.

               (ii) Governing Law. The Panel shall apply the governing substantive law chosen by the Parties to the Agreement.

     D. Arbitration Panel. There shall be three arbitrators, all of whom shall be independent and impartial, and experienced in arbitration proceedings. For those disputes involving the transfer of, or title to, any real property rights or interests, including but not limited to mineral rights, or involving the development of a mineral interest or the marketing of mineral production, each arbitrator shall be experienced in the oil and gas industry and knowledgeable or specializing as to the subject matter involved in the dispute. The arbitrators shall be chosen as follows: each Party shall have thirty (30) days from the delivery of a Notice of Intention to Arbitrate to designate an arbitrator and notify the other Party of the name of such arbitrator. If such other Party shall fail to name a second arbitrator within thirty (30) days, then the Party who first served the notice may, within three (3) days after written notice to the other Party, apply to the American Arbitration Association as the Appointing Authority, for the appointment of such second arbitrator for or on behalf of the other Party, and in such case the arbitrator appointed by the Appointing Authority shall meet the criteria set forth in this Section II.D. and shall act as if named by the other Party.

               (i) Selection of Third Arbitrator. The two (2) arbitrators chosen as provided for above shall, within thirty (30) days after the appointment of the second arbitrator, choose the third arbitrator who shall meet the criteria set forth in this Section II.D., and in the event of their failure to do so within said thirty (30) days, either of the Parties hereto may in like manner, within three (3) days after written notice to the other Party, apply to the Appointing Authority for the appointment of a third arbitrator. The third arbitrator shall then disclose any and all conflicts of interest and any business relationship that he or she has with any Party. Following that disclosure, the Parties shall agree to appoint the chosen third arbitrator or to continue the selection process in the same manner. The three (3) arbitrators selected shall constitute the Panel. The third arbitrator shall serve as Chairman of the Panel.

               (ii) Conflicts. All arbitrators, prior to their appointment shall disclose to the Parties, and to the other members of the Panel all actual or perceived conflicts of interest and business relationships involving the dispute or the Parties, including but not limited to, any professional or social relationships, present or past, with any Party (or its affiliates), including any Party's (or its affiliates) directors, officers, and supervisory personnel and counsel. Any Party may challenge in writing the appointment or continued service of any arbitrator for lack of independence, partiality, or any other cause likely to impair such arbitrator's ability to effectively participate in the proceedings or render a fair and equitable decision. Where such challenge is made, the Appointing Authority shall uphold or dismiss the challenge. In the event a challenge is upheld, the arbitrator as to whom the challenge was upheld shall cease to be a member of the Panel. A replacement will be selected in the same manner as the original arbitrator was selected. If an arbitrator resigns or becomes unable or unwilling to continue to serve on the Panel, a replacement shall be selected in the same manner as that arbitrator was chosen.

               (iii) Multi-Party Arbitrations. Where more than two Parties are involved in the dispute ("Multi-Party Arbitration"), all Parties shall jointly name and agree as the appointment of the two arbitrators meeting the criteria set forth in Section II.D. above. The third arbitrator shall be appointed as set forth in Section II.D.(i) above. If the Parties cannot agree as to the choice of the two arbitrators within the said thirty (30) days, either of the Parties hereto may in like manner, within three (3) days after written notice to the other Party, apply to the Appointing Authority for the appointment of the two arbitrators meeting the criteria set forth in Section II.D. above.

               (iv) Management of the Arbitration. The Panel shall actively manage the proceedings as it deems best so as to make the same expeditious, economical, and less burdensome and adversarial than litigation.

     E. Confidentiality. All documents, briefs, testimony, transcripts, as well as, all Panel decisions shall be confidential, except that, upon prior written consent of both Parties, such information may be divulged to third parties who agree in writing to keep such information confidential if such disclosure is deemed necessary pursuant to common business practice or is required by law. Likewise, the views, suggestions, admissions, proposals, and other information exchanged in the arbitration are confidential and are inadmissible in any other proceeding.

     F. Costs and Expenses. Each side shall be solely responsible for all costs, fees and expenses incurred by its party-appointed arbitrator. The fees, costs, and expenses of the third arbitrator and any other incidental costs incurred in connection with the arbitration proceeding shall be borne equally by the Parties. Each Party is solely responsible for its own attorneys' fees and expenses incurred in the arbitration. In the event of a Multi-Party arbitration, all costs and expenses shall be borne equally by all Parties.

     G. Submissions. Within thirty (30) days after the selection of the Panel, each Party shall provide the Panel with a short and plain submission defining the issues to be decided and the nature of the relief that the Panel may award (the "Submission"). This Submission shall explicitly authorize the Arbitration Panel to decide these issues. This authorization shall stay in force for six (6) months from this Submission. If the Parties are unable to reach consensus as to the issues involved, the Panel in its sole discretion shall frame the issues through a reasonable procedure. The Panel will render decisions on the specific issues established and shall fashion any remedy that the Panel deems appropriate so long as that remedy is consistent with the Parties' Submissions hereunder. Any money judgment entered by the Panel shall be payable in U.S. dollars.

     H. Transcriptions. The presentations and argument will be transcribed for the benefit of the Panel and the Parties.

     I. Discovery. Commencing thirty (30) days after the receipt of the opposing Party's Submission, each Party may serve upon the other Party up to fifteen (15) requests for the production of documents, including sub-parts. The requests shall be made in good faith and not be served for the purpose of delay or harassment. Each request shall describe the type of document(s) sought and each request shall be limited to documents that are relevant to a claim or defense in the arbitration proceeding, or reasonably calculated to lead to the discovery of admissible evidence. The requests need not be served all at once but may be served in stages.

               (i) The Party served with a request under this provision shall provide the adverse Party with copies of the requested documents, and identify the request to which each document is responsive, within twenty (20) days of the receipt of the request. If the Party served with a request objects to the production of any of the requested documents, it shall nevertheless produce within the permitted time all documents responsive to any request that is not objected to by that Party.

               (ii) A Party that is served with a request may challenge the propriety of the request within the time permitted for response by a short written objection which shall be forwarded to the adverse Party and to each member of the Panel. The adverse Party shall submit its response, if any, to the objecting Party and each member of the Panel within five (5) days of receipt of the objection. The Panel shall consider the request, the objection, and the response, if any, and decide whether the production shall be allowed or denied or whether the request should be modified within ten (10) days after the submission of the adverse Party's response.

     J. Presentations. No later than twenty-five (25) days prior to the date that presentations to the Panel are to begin, each Party will submit to the Panel and serve on the other Party a written position statement. The original statement of each Party shall not exceed thirty-five (35) typewritten letter-sized pages. Each Party shall have the right to submit reply statements no later than fifteen (15) days prior to the date of the presentation. Such reply statements shall not exceed fifteen (15) typewritten letter-sized pages.

               (i) All documents and affidavits that a Party intends to use during its presentation shall be submitted to the Panel and served on the other Party with the position and reply statements. All demonstrative exhibits shall be exchanged five (5) days in advance of the presentations.

               (ii) The presentations to the Panel shall extend for such time as the Panel agrees to be appropriate. In the absence of any agreement, the presentations for both Parties shall extend for no longer than two
          (2) days and shall be concluded within six (6) months after selection of the Panel. Presentations of each Party shall occur successively with no intervening delay.

               (iii) Each Party shall make an oral and/or documentary presentation of its position in such order and in accordance with the time schedule established by the Panel. The Panel may question each of the presenters during or following any and all presentations.

The Panel shall determine a reasonable time and location for the presentations.

     K. Decision and Award. The Panel shall promptly (within sixty (60) days of conclusion of the presentations or such longer period as the Parties may mutually agree) determine the claims of the Parties and render their final decision in writing. All decisions and awards shall be decided by a majority of the Panel. The decision shall state with specificity the findings of fact and conclusions of law on which it rests. The decision rendered by the Panel may be enforced in any federal court having jurisdiction to do so and may only be appealed pursuant to Section L below. The decision shall be served upon each of the Parties by facsimile transmission and by first class mail. If there be no majority as to any part of the award, such part of the award shall be made by the third arbitrator.

               (i) If applicable law allows pre-award interest, the Panel may, in their discretion, grant pre-award interest and, if so, such interest may be at commercial rates during the relevant period. The Panel may award all or a part of a Party's reasonable attorney's fees and costs of arbitration, taking into account the final result of the arbitration, the conduct of the Parties and their counsel in the course of the arbitration, and other relevant factors. The Panel shall not award consequential or punitive damages.

               (ii) Within ten (10) days of receipt of the award either side may submit a Motion to Modify the award. A response shall be due within fifteen (15) days thereafter and the Panel shall rule thereon within fifteen (15) days after receipt of the response.

               (iii) Judgment on the award may be entered in a United States District Court for the federal district within which the decision was made at any time within one year after the decision is made.

     L. Vacation of Award and Appeal. The Parties agree that an award made by the Panel may only be vacated or confirmed by a federal court of proper jurisdiction as established above. The Parties agree that an award made by the Panel may be vacated by a court only if the award was procured by or through fraud or corruption or because the Panel refused to hear evidence material to the controversy or otherwise so conducted the hearing as to substantially prejudice the rights of a Party. An appeal from an order or judgment pursuant to this Section II.L. shall be instituted in the United States District Court for the Eastern District of Louisiana. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of the court in any such suit, action or proceeding. Each Party agrees that a remedy at law for a violation of this Section II.L. may not be adequate and therefore agrees that the remedies of specific performance and injunctive relief shall be available in the event of any violation in addition to any other right or remedy at law or in equity to which any Party may be entitled.

     M. Res Judicata. To the extent permitted by law, any decision of the Panel shall not be res judicata or have any binding effect in any unrelated litigation or arbitration.

                                   EXHIBIT "G"
                                   -----------


Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation

                            Declaration of Agreement
                            ------------------------


THE UNITED STATES OF AMERICA         ss.
STATE OF LOUISIANA                   ss. KNOW ALL MEN BY THESE PRESENT
OUTER CONTINENTAL SHELF              ss.


     Pursuant to LSA-R.S. 9:2732, Chevron U.S.A. Inc.. ("Chevron") whose address is 935 Gravier Street, New Orleans, Louisiana 70112 and Ridgewood Energy Corporation ("Ridgewood") whose address is 11700 Old Katy Road, Suite 280, Houston, Texas 77079, file this Declaration in Lieu of Agreement.
     WHEREAS, Chevron and Ridgewood have entered into a certain Exploration Participation Agreement dated _____________, 2006, (the "Exploration Agreement"); and
     WHEREAS, the Exploration Agreement involves, among other things, the ownership of and the exploration for oil and gas on certain leasehold interests in the Outer Continental Shelf Offshore; and
     WHEREAS, Chevron and Ridgewood are desirous of placing all third parties on notice of the Exploration Agreement and its impact on the leasehold interests described herein.
     NOW THEREFORE, Chevron and Ridgewood file the following declaration for the purpose of placing all third parties on notice of the Exploration Agreement and its effect on the leasehold interests described herein.

     1. Lands Affected. The lands affected by the operating rights that are the subject of the Exploration Agreement are those described below:

============================================================================
                                                          CHEVRON'S
   AREA & BLOCK          OCS #        GROSS                CURRENT
                                      ACRES                INTEREST
-----------------------------------------------------------------------------


============================================================================


Chevron/Ridgewood EPA 2006
Exhibit G - ST/WD EPA EXHIBIT G.doc

     2. Nature of the Exploration Agreement. Pursuant to the terms of the Exploration Agreement, Ridgewood is entitled to earn assignments of leasehold rights from Chevron with respect to certain real property interests covering the lands described herein.

     3. Location of the Exploration Agreement. Original, executed copies of the Exploration Agreement are maintained at the offices of Chevron located at 935 Gravier Street, New Orleans, Louisiana 70112, and at the offices of Ridgewood located at 11700 Old Katy Road - Suite 280, Houston TX, 77079.

     4. It is Chevron's and Ridgewood's intention that this Declaration serves as full and complete notice of the Exploration Agreement to the same extent as if the original Exploration Agreement had been fled and recorded.


     IN WITNESS WHEREOF, this Declaration of Agreement is executed by the parties hereto as of this ___________ day of ______ 200____.


WITNESSES:                                    Chevron U.S.A. Inc.


                                              By:
----------------------------                     ------------------------------

                                              Title:
----------------------------                        ---------------------------




WITNESSES:                                    Ridgewood Energy Corporation


                                              By:
----------------------------                     ------------------------------

                                              Title:
----------------------------                        ---------------------------

STATE OF LOUISIANA   }

PARISH OF ORLEANS    }


     On this ___________ day of _______, 200___, before me appeared ___________, to me personally known, who, being by me duly sworn, did say that he is the Assistant Secretary of CHEVRON U.S.A. INC., and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


     WITNESS my hand and official seal this __________day of _________, 200__.


My Commission Is For Life.
                                        ----------------------------
                                                Notary Public







STATE OF ____________}

COUNTY OF __________ }


     On this day of _________, 200 ___ , before me appeared __________________, to me personally known, who, being by me duly swore, did say that he is the __________________ of RIDGEWOOD ENERGY CORPORATION, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


     WITNESS my hand and official seal this __________ day of ________ 200 ___.


My Commission Expires _________________.    ____________________________

                                   EXHIBIT "H"
                                   -----------

Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation



                              PROCESSING AGREEMENT
                              --------------------




Chevron/Ridgewood EPA 2006
Exhibit H - ST/WD EPA EXHIBIT H.doc

                                  EXHIBIT "I"
                                  -----------


Attached to and made a part of that certain Exploration Participation Agreement dated effective the 1st day of September, 2006, by and between Chevron U.S.A. Inc. and Ridgewood Energy Corporation






                           "Area of Mutual Interest"
                           -------------------------

                                 Wahoo Prospect
                                 --------------

===============================================================================
===============================================================================
     Block No.                    OCS Serial No.            Lease Status
     ---------                    --------------            ------------

South Timbalier 50                   G-4119                     SOP

===============================================================================


                                Kapolei Prospect
                                ----------------

===============================================================================
===============================================================================
     Block No.                    OCS Serial No.            Lease Status
     ---------                    --------------            ------------

South Timbalier 125                 G-24963                 Primary Term

===============================================================================


                              Lewes Beach Prospect
                              --------------------

===============================================================================
===============================================================================
     Block No.                    OCS Serial No.            Lease Status
     ---------                    --------------            ------------

South Timbalier 107                  G-15319                    HBP

===============================================================================




                                        1
Chevron/Ridgewood EPA 2006
Exhibit J - ST/WD EPA EXHIBIT I.doc